                                                                       EXHIBIT B
===============================================================================

                          A COMPLETE, SELF-CONTAINED
                                   VALUATION


                                       OF

                         THE HAMPTONS AT QUAIL HOLLOW
                           4401 HAMPTON RIDGE DRIVE
                           CHARLOTTE, NORTH CAROLINA





                                       FOR

                       HUTTON/CON AM REALTY INVESTORS 5
                             1764 SAN DIEGO AVENUE
                          SAN DIEGO, CALIFORNIA 92110






                                      AS OF

                                NOVEMBER 30, 1997






                                       BY

                          BACH REALTY ADVISORS, INC.
                            1221 LAMAR, SUITE 1325
                             HOUSTON, TEXAS 77010

                                   BRA: 97-067

===============================================================================

                                TABLE OF CONTENTS
--------------------------------------------------------------------------------

              Letter of Transmittal.....................................................  1
              Assumptions and Limiting Conditions.......................................  2
              Certification.............................................................  4
              Salient Facts and Conclusions.............................................  6
              Nature of the Assignment..................................................  7
              City/Neighborhood Analysis................................................  9
              Apartment Market Analysis................................................. 17
              Site...................................................................... 22
              Improvements.............................................................. 24
              Highest and Best Use...................................................... 27
              Appraisal Procedures...................................................... 31
              Sales Comparison Approach................................................. 33
              Income Approach........................................................... 37
              Reconciliation............................................................ 47

                                     ADDENDA

                                Rent Comparables
                            Improved Sale Comparables
                           Professional Qualifications

               [LETTERHEAD OF BACH REALTY ADVISORS APPEARS HERE]


March 6, 1998


Hutton/Con Am Realty Investors 5
1764 San Diego Avenue
San Diego, California 92110

Re: The Hamptons at Quail Hollow, an apartment complex located at 4401 Hampton
    Ridge Drive, Charlotte, North Carolina; BRA: 97-067

Gentlemen:

By your request and authorization, we have inspected the above-referenced property and have investigated the real estate market in the subject area in order to provide the value of the leased fee estate of the subject property as of November 30, 1997. This appraisal is a complete, self-contained report and is in conformance with the guidelines of the Uniform Standards of Professional Appraisal Practice of the Appraisal Institute. The scope of this assignment includes the Sales Comparison and Income Approaches to value. The subject property was inspected in December 1997 and for purposes of this appraisal, it is assumed that all physical and economic conditions are similar on the date of value as they were on the date of inspection.

Our analysis of the property focused on the supply and demand factors influencing the Charlotte and subject area apartment markets, the sale of comparable properties, market rent levels, appropriate operating expenses, and acceptable investor returns.

As a result of our inspection of the property, investigation of the real estate market, and relying on our experience with similar type properties, it is our opinion that the leased fee market value of the subject property, all cash, on an "as is" basis, as of November 30, 1997 is in the sum of

                  FOURTEEN MILLION TWO HUNDRED THOUSAND DOLLARS
                                 ($14,200,000)

There follows on the succeeding pages of this report pertinent data as to the valuation conclusions expressed herein. Your attention is also directed to the Assumptions and Limiting Conditions that follow this letter, as they are an integral part of the above stated market value.

Thank you for the opportunity to be of service. If there are any questions regarding the valuation, please contact us.

Sincerely,

BACH REALTY ADVISORS, INC.



/s/ Stevan N. Bach

Stevan N. Bach, MAI
President and Chief Executive Officer


SNB/kee

                       ASSUMPTIONS AND LIMITING CONDITIONS
--------------------------------------------------------------------------------

                          The certification of this appraisal is subject to the following assumptions and limiting conditions.

                          1. That responsibility is not taken for matters of a legal nature affecting the property appraised or the title thereto and that all legal descriptions furnished are correct.

                          2. That the title to the property being appraised is good and marketable and is appraised as though under responsible ownership and/or management.

                          3. That the property is free and clear of all liens and encumbrances, except as stated herein.

                          4. That a survey of the property has not been made by the appraiser.

                          5. That the square footage figures are based on floor plans and information supplied to the appraiser by Con Am Management.

                          6. That the information, estimates, and opinions furnished the appraiser by others and contained in this report are considered reliable and are believed to be true and correct; however, responsibility is not taken for their accuracy.

                          7. That responsibility is not taken for soil conditions or structural soundness of the improvements that would render the property more or less valuable.

                          8. That possession of this report does not carry with it the right of publication and that this report, or any parts thereof, may not be reproduced in any form without written permission of the appraiser.

                          9. That testimony or attendance in court or at any legal proceeding is not a part of this assignment; therefore, any such appearance and/or preparation for testimony will necessitate additional compensation than received for this appraisal report.

                          10. Where discounted cash flow analyses have been undertaken, the discount rates utilized to bring forecasted future revenues to estimates of present value reflect both our market investigations of yield anticipations and our judgement as to the risks and uncertainties in the subject property and the consequential rates of return required to attract an investor under such risk conditions. There is no guarantee that projected cash flows will actually be achieved.

                          11. All opinions of the leased fee market value are presented as Bach Realty Advisors, Inc.'s considered opinion based on facts and data provided and appearing in this report. We assume no responsibility for changes in market conditions.

                          12.    Bach Realty Advisors, Inc. is not an expert as
                                 -----------------------------------------------
                                 to asbestos and will not take any
                                 -----------------------------------------------
                                 responsibility for its existence or the
                                 -----------------------------------------------
                                 existence of other hazardous materials at the
                                 -----------------------------------------------
                                 subject property, analysis for EPA standards,
                                 -----------------------------------------------
                                 its removal, and/or its encapsulation. If the
                                 -----------------------------------------------
                                 reader of this report and/or any entity or
                                 -----------------------------------------------
                                 person relying on the valuations in this report
                                 -----------------------------------------------
                                 wishes to know the exact or detailed existence
                                 -----------------------------------------------
                                 (if any) of asbestos or other toxic or
                                 -----------------------------------------------
                                 hazardous waste at the subject property, then
                                 -----------------------------------------------
                                 we not only recommend, but state unequivocally
                                 -----------------------------------------------
                                 that they should obtain an independent study
                                 -----------------------------------------------
                                 and analysis (including costs to cure such
                                 -----------------------------------------------
                                 environmental problems) of asbestos or other
                                 -----------------------------------------------
                                 toxic and hazardous waste.
                                 -------------------------

                          13. In addition, an audit on the subject property to determine its compliance with the Americans with Disabilities Act of 1990 was not available to the appraiser. The appraiser is unable to certify compliance regarding whether the removal of any barriers which may be present at the subject are readily achievable.

                                  CERTIFICATION
------------------------------------------------------------------------------

                             The undersigned does hereby certify that to the best of our knowledge and belief, except as otherwise noted in this complete, self-contained appraisal report:

                             1. I do not have any personal interest or bias with respect to the subject matter of this appraisal report or the parties involved.

                             2. The statements of fact contained in this appraisal report, upon which the analyses, opinions, and conclusions expressed herein are gauged, are true and correct.

                             3. This appraisal report sets forth all of the limiting conditions (imposed by the terms of our assignment or by the undersigned) affecting the analyses, opinions, and conclusions contained in this report.

                             4. This appraisal report has been made in conformity with and is subject to the requirements of the Code of Professional Ethics and the Uniform Standards of Professional Appraisal Practice of the Appraisal Institute.

                             5. That no one other than the undersigned prepared the analyses, conclusions, and opinions concerning the subject property that are set forth in this appraisal report. Stevan N. Bach, MAI inspected the property in December 1997.

                             6. That use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

                             7.     The reported analyses, opinions, and
                                    conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

                             8. The Appraisal Institute conducts a program of continuing education for its members. Members who meet the minimum standards of this program are awarded periodic educational certification. As of the date of this report, I, Stevan N. Bach, MAI have completed the requirements under the continuing education program of the Appraisal Institute.

                             9. Compensation for this assignment is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent action or event resulting from the analyses, opinions, or conclusions in, or the use of, this report.

                             10. Based on the knowledge and experience of the undersigned and the information gathered for this report, the estimated leased fee market value, "as is," of the subject property on an all cash basis, as of November 30, 1997 is $14,200,000.

                                    /s/ Stevan N. Bach
                                    -----------------------
                                    Stevan N. Bach, MAI
                                    President and Chief Executive Officer
                                    Certified General Real Property Appraiser
                                    State of Texas TX-1323079-G

                          SALIENT FACTS AND CONCLUSIONS
-------------------------------------------------------------------------------

Identification:                           The Hamptons at Quail Hollow
                                          4401 Hampton Ridge Drive
                                          Charlotte, North Carolina

Location:                                 Southeast corner of Quail Hollow Road
                                          and Heathstead Place

BRA:                                      97-067

Legal Description:                        33.11 acres, M20-730 Quail Hollow,
                                          Charlotte, Mecklenberg County, North
                                          Carolina

Land Size:                                33.11 acres

Net Rentable Area:                        245,282 square feet

Year Built:                               1985/86

Mix:                                      20  1BR/1BA at 770-784 square feet
                                           8  1BR/1BA at 860 square feet
                                          48  2BR/1BA at 945-960 square feet
                                           8  2BR/1BA at 1,040-1,055 square feet
                                         108  2BR/2BA at 1,090-1,105 square feet
                                          20  2BR/2BA at 1,180-1,190 square feet
                                          16  3BR/2BA at 1,295  square feet
                                           4  3BR/2BA at 1,400 square feet
                                         ---
No. of Units:                            232

Average Unit Size:                        1,057 square feet

Physical Occupancy:                       95.7 percent

Economic Occupancy:                       89.8 percent

Highest and Best Use
   As Vacant:                             Multifamily residential development
   As Improved:                           Multifamily residential, as currently
                                          improved

Date of Value:                            November 30, 1997

   As Is" Market Value by
   Sales Comparison Approach:             $14,300,000

   As Is" Market Value by
   Income Approach:                       $14,200,000

   As Is" Market Value
   Conclusion:                            $14,200,000

                            NATURE OF THE ASSIGNMENT
-------------------------------------------------------------------------------

PURPOSE OF THE
APPRAISAL                    The purpose of this complete, self-contained
                             appraisal is to give an estimate of the "as is" leased fee market value of the subject property on an all cash basis.

IDENTIFICATION OF
THE PROPERTY                 The subject property is a 232-unit apartment
                             complex built in 1985/86 known as The Hamptons at Quail Hollow. The subject property is located at the southeast corner of Quail Hollow Road and Heathstead Place with a physical address of 4401
                             Hampton Ridge Drive (management office), Charlotte,
                             Mecklenburg County, North Carolina.

DATE OF THE APPRAISAL        All opinions of value expressed in this report
                             reflect physical and economic conditions prevailing as of December 1997, which are assumed to have remained unchanged as of the date of value of November 30, 1997.

DEFINITION OF
SIGNIFICANT TERMS            The Appraisal of Real Estate, Eleventh Edition,
                             ----------------------------
                             1996, sponsored by the Appraisal Institute defines
                             Market Value as:

                                   "The most probable price which a property
                                    should bring in a competitive and open
                                    market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

                                    (1)    Buyer and seller are typically
                                           motivated;

                                    (2)    Both parties are well informed or
                                           well advised, and acting in what they
                                           consider their own best interests;

                                    (3)    A reasonable time is allowed for
                                           exposure in the open market;

                                    (4)    Payment is made in terms of cash in
                                           U.S. dollars or in terms of financial
                                           arrangements comparable thereto; and

                                    (5)    The price represents the normal
                                           consideration for the property sold
                                           unaffected by special or creative
                                           financing or sales concessions
                                           granted by anyone associated with the
                                           sale."
                             It is our opinion that a reasonable time period to sell the subject is six months to one year and this
                                                 ----------------------
                             is consistent with current marketing conditions. A sale longer than one year may represent a value other than market value and would require discounting for time as per USPAP requirements.

                             Leased Fee Estate: An ownership interest held by a
                             -----------------
                             landlord with the right of use and occupancy conveyed by lease to others; the rights of lessor or the leased fee owner and leased fee are specified by contract terms contained within the lease.

FUNCTION OF THE
APPRAISAL                    It is the understanding of the appraiser that the
                             function of this appraisal is for annual partnership and/or internal purposes.

PROPERTY RIGHTS
APPRAISED                    The appraiser has appraised the "as is" leased fee
                             interest subject to short-term leases which are typically 6 to 12 months in duration at the subject property.

 THREE-YEAR HISTORY          According to the Mecklenberg County Assessor's
                             Office, the subject property is currently owned by Hamptons Joint Venture/Con Am and has been since
                             May 30, 1986 (Volume 5233, page 661). No subsequent transactions of the subject property were noted.

SCOPE/BASIS OF
THE APPRAISAL                This appraisal has been made in accordance with
                             accepted techniques, standards, methods, and procedures of the Appraisal Institute. The values set forth herein were estimated after application and analysis by the Sales Comparison and Income
                             Approaches to value. These approaches are more clearly defined in the valuation section of this report. The Cost Approach was not used as this method of valuation is typically the least reliable indicator of value in mid-life projects such as the subject since estimates of depreciation are difficult to accurately measure in the marketplace.
                             Additionally, it is often the perception of investors that cost does not necessarily equate to value and the purchase price is not typically based on construction costs.

                             The scope of our assignment included obtaining pertinent property data from the client regarding income and expense figures, tenant rent rolls, and permission to inspect the subject. Additionally, the appraiser conducted research either alone or through associates to obtain current market rental rates, construction trends, the sale of comparable improved properties, anticipated investor returns, and the supply and demand of competitive apartments in the general and immediate area. After these various items were performed, an analysis was made in order to estimate the leased fee market value of the subject on an "as is" basis.

                            [AREA MAP APPEARS HERE]

                           CITY/NEIGHBORHOOD ANALYSIS
-------------------------------------------------------------------------------

                          Located along the central region of North Carolina's southern border, the city of Charlotte relies on three strong economic bases: finance, insurance, and real estate; wholesale and retail trade; and services. Uniquely, Charlotte is able to offer the opportunities of a large urban center while maintaining the qualities of a midsized city. The subject property is located within south central Charlotte, one of the city's most affluent areas which is also convenient to Charlotte's Central Business District (CBD). The subject's central location, within a prominent residential area of Charlotte creates a desirable location for an apartment complex.

CHARLOTTE CITY DATA

OVERVIEW Charlotte is conveniently located between the Appalachian Mountains, two hours to the west, and the Atlantic Ocean, three and one-half hours to the east. Originally settled by Scotch-Irish immigrants in the 1740s, the City of Charlotte, named after England's Queen Charlotte was incorporated into Mecklenburg County in 1768. With the discovery of gold near Charlotte in 1799, the city grew as a financial center. In the late 1800s, the area's cotton production along with the invention of the cotton mill enabled Charlotte to become a leading center for the textile industry. Soon thereafter, wholesale and distribution facilities were constructed in conjunction with the development of railroads and the state highway system. Fortune magazine recently ranked
                                                -------
                          Charlotte as the nation's top city with the best pro-business attitude. Charlotte is now the second largest banking center in the nation, controlling approximately $367 billion in assets, according to the Charlotte Chamber of Commerce. First Union National Bank and NationsBank are headquartered in Charlotte and are both in the top ten of the nation's largest banks. As one of only three southern cities with more than one professional sports franchise, sports have become big business in the Charlotte-Mecklenburg MSA, with the Charlotte Motor Speedway, NBA Charlotte Hornets and the NFL Carolina Panthers.

DEMOGRAPHICS              Over the past two decades, Charlotte's population has
                          experienced slow, steady growth. The U.S. Census figures indicate that the population of Charlotte grew from 241,420 in 1970 to 315,473 in 1980. This indicates a compound annual growth rate (CAGR) of 2.71 percent over a ten-year period. This growth rate declined slightly in the 1980s with a 2.30 percent
                          CAGR indicated by the population of 395,934 in 1990.
                          By 1995, the population had grown 15 percent to 455,367 or an annual average increase of 3 percent.
                          The population in 1996 was 465,895 an increase of 2.3 percent from 1995. The 1997 population increased more slowly to 470,553, a 1 percent increase from 1996.

                          Between 1980 and 1990, the population of Mecklenburg County grew at a CAGR of 2.38 percent, slightly greater than the growth rate for the city of Charlotte. The 1990 population of Mecklenburg County was 511,433. The 1995 population total for Mecklenburg County was 581,466 a 14 percent increase over 1990. The population for Mecklenburg County grew 2.65 percent for 1996 to 596,875. The 1997 population of Mecklenberg County is 612,095 representing a 2.55 percent increase over 1996. By the year 2000, this figure is projected to increase to 661,091 or grow at
                          2.65 percent annually. The Charlotte-Gastonia-Rockhill MSA contains an estimated 1997 population of 1,331,740, and is projected to increase 1.72 percent annually for an estimated population of 1,397,600 in the year 2000. Population trends for the city of Charlotte can be found in the following table:

                                             CITY OF CHARLOTTE -- 1997
                                  ---------------------------------------------
                                         YEAR     POPULATION     % CHANGE
                                  ---------------------------------------------
                                         1950     134,042          ----
                                         1960     201,564          57.1
                                         1970     241,420          19.8
                                         1980     315,473          30.6
                                         1990     395,934          25.5
                                         1995     455,367          15.0
                                         1996     465,895           2.3
                                        *1997     470,553           1.0
                                        *2000     500,857           6.4

                          *      Estimated as of August 1997

 ECONOMIC BASE            The Charlotte economy is based on its development as a
                          financial, distribution, and transportation center for the southeastern region of the United States. The U.S.
                          Census Bureau ranks Charlotte as the center of the nation's fifth largest wholesale and distribution area. Major industries in Charlotte include microelectronics, metalworking and vehicle assembly, as well as research and development, high-tech and service-oriented businesses.

                          The merger between NCNB and C&S Sovereign, which formed NationsBank reinforced Charlotte's position as a major financial center. The more than $156 billion in total assets of both NationsBank and First Union have helped to push Charlotte past San Francisco to the second largest financial center in the nation. Charlotte, with a total of $367 billion in assets, is surpassed only by New York in the amount of financial resources. Additionally, 9 of the nation's top 200 banks have a presence in Charlotte, the most of any other city in the Southeast. Please refer to the table on the following page for a listing of Charlotte's major employers.

                                                   CHARLOTTE'S LARGEST EMPLOYERS -- 1997
                                         --------------------------------------------------------
                                                                                          NUMBER
                                           EMPLOYER                                     EMPLOYED
                                         --------------------------------------------------------
                                           Carolinas Health Care System                   11,738
                                           First Union Corporation                        11,201
                                           Charlotte-Mecklenburg Schools                  10,166
                                           NationsBank                                     9,198
                                           Duke Power Company                              7,470
                                           US Air                                          7,000
                                           Presbyterian Health Services Corporation        5,557
                                           State of North Carolina                         5,509
                                           City of Charlotte                               4,900
                                           Mecklenburg County                              4,506

                          Source: Charlotte in Detail, Charlotte Chamber of
                                  -------------------
                                  Commerce

                          Since 1991, the number of firms and investment in Charlotte has been impressive. In 1991, 860 new firms came to Charlotte employing 10,376 persons. The growth continued in the three year period from 1992 through 1994 with an average of over 1,100 new firms each year adding approximately 35,000 new jobs over this period. This growth continued in 1995 with 1,185 new firms and 18,425 jobs. Year end 1996 realized 1,248 new firms and 13,134 new jobs. The year 1997 is proving to be another impressive year. In early 1997, Charlotte attracted three national call centers, employing over 1,000 people: Vanguard, Inc., a mutual fund group; the life insurance arm of Equitable Companies; and Electronic Data Systems. In addition there have been a number of other economic announcements made recently including: US Airways announced they plan to move 900 jobs from Winston-Salem to Charlotte in 1998; Stanley Works plans to move a Detroit door manufacturing plant to Charlotte creating 250 jobs; Alydaar Software Corporation plans 250 more hires; Metropolitan Property & Casualty Insurance of Rhode Island plans to open a field claims office Charlotte creating 150 new jobs; Propack, a Columbus, NC based packaging company is relocating to Charlotte and plans to employ up to 300 workers; and Wilton Connon Packaging Inc. is expanding and plans to add 150 jobs in its Westinghouse Boulevard complex in southwest Charlotte.

                          The Charlotte unemployment rate in 1990 was 3.0 percent. In 1991, however, the Charlotte unemployment rate jumped to 4.8 percent. The increasing unemployment trend continued in 1992 and averaged 5.0 percent in Mecklenburg County and 5.5 percent in the Charlotte-Gastonia-Rockhill MSA. However, in 1993 and 1994 the unemployment rate for Mecklenburg County dropped, averaging 4.3 and 3.5 percent, respectively. In 1995, the unemployment rate remained relatively unchanged with 3.62 percent in Charlotte-Gastonia-Rockhill MSA. A further decline in the unemployment rate was witnessed in 1996 when Mecklenburg County reported an unemployment rate of 2.9 percent. The 1997 figure for Charlotte-Gastonia- Rockhill MSA reported a slight increase to 3.18 percent.

TRANSPORTATION            Charlotte is served by various transportation
                          facilities including air, rail, truck, bus, and automobile. The Charlotte/Douglas International
                          Airport provided service to over 7.7 million passengers in 1989, 7.8 million passengers in 1990, and 8.4 million passengers in 1991. In 1993, nearly
                          8.7 million enplanements were recorded at the Charlotte/Douglas International Airport. With over
                          10.4 million passengers in 1995, Charlotte's airport is ranked as the 17/th/ largest in total operations in the nation, 20/th/ nationwide in total passengers, 30/th/ nationwide in cargo (freight, mail), and 34/th/ worldwide in total passengers. Eight major airlines and six commuter carriers at this airport average 500 daily flights and offer direct and nonstop service to more than 160 cities and a variety of international destinations. As an expansion of the Douglas
                          International Airport, USAir has completed a $42 million maintenance, training and parts distribution complex and spent $15 million to add six gates to Concourse B. One of the airport's three runways was extended in 1994 in an effort to reduce air traffic congestion.

                          Rail service in Charlotte is provided by Norfolk Southern Railway Corporation and CSX Transportation. Each week, more than 270 trains pass through Charlotte, and approximately 28,000 cars are classified each day through Norfolk Southern's $50 million computerized facility. Also, Amtrak provides passenger service through

                          Charlotte to most of the United States with north/south connections to east/west lines.

                          Charlotte ranks as the 11/th/ largest trucking center and the 5/th/ largest trading area in the nation. Nine of the top ten trucking firms having a base in Charlotte, providing a full range of transport services. Interstate Highways 85 and 77 intersect in northern Charlotte and are part of the national interstate system. Interstate Highway 77 links up with Interstate Highway 40 just to the north of Mecklenburg County, providing east/west passage. Charlotte's road system is also facilitated by U.S. Highways 74, 29, and 21. The State of North Carolina, through its General Assembly approved the Highway Trust Fund in 1989, an extensive $10.0 billion program through the year 2000 to improve rural and urban roads in North Carolina. This program includes the completion of the I-485 Outer Belt around the state's seven largest cities and the completion of a four-lane highway system, which is only 10 miles from 95 percent of the state's population.

 REAL ESTATE MARKETS      Charlotte has one of the nation's most active real
                          estate markets. Permits for $643.8 million of commercial real estate were issued in 1994, followed by another $689.8 million in 1995. In 1996, permits for almost $700 million of commercial real estate were issued. The critical factor driving the growth of the real estate market is the continued migration of new business and job seekers to the Charlotte metropolitan area.

                          Some important developments for Charlotte's downtown real estate market in recent years include the $180 million Ericsson Stadium, home of the NFL Carolina Panthers which was completed in 1996 and has become the centerpiece of interest for the region. Located downtown and designed by HOK Sports Facilities Group of Kansas City, the stadium features a 72,302-seat open air complex with 104 luxury suites and extra-wide concourses. Additionally, the Los Angeles-based Transamerica Life Companies has transferred three divisions to Charlotte since 1992 and has recently completed a 10-story building downtown with NationsBank. NationsBank Chairman Hugh L. Macon estimates his company will require an additional 1.2 million square feet of space in downtown Charlotte by the year 2000 for its expanding workforce. One of the most visible new projects has been Trammel Crow's 750,000 square foot 30-story 201 South Tryon Building.

                          The suburban real estate markets have also been active especially in South Charlotte around the Coliseum, SouthPark and I-77 and in northeast Charlotte around University Research Park. An 18-story office tower is currently planned across from South Park Mall, which will be the tallest building outside downtown Charlotte. The impending completion of I-485 through to Independence Boulevard has set the stage for new development in this are including Bissell Companies' 414-acre Ballantyne development in which 104,000 square feet Ballantyne One building and golf course are nearing completion. A retail community center is also underway as part of this development. Queens Properties began its planned $50 million 500,000 square foot office development, Professional Office Center at University Research Park. Crossland Commercial is developing a major mixed-use project, University East Business Park on a 68 acre site.

                          There has been much speculation as to the development of a fourth regional mall in Charlotte. Some possible locations include Highway 74 in Matthews and Harris Boulevard and I-77 in the North. Simon has announced due diligence on a mall site in the Northeast along I-
                          85. Plans have been announced for a 1.5 million square foot retail/entertainment complex at King Grant which would be Charlotte's largest enclosed shopping mall.

                          In general, Charlotte's real estate market is strong in certain sectors with most periods of high vacancy directly related to overbuilding rather than to more severe economic problems. Charlotte's diversified economy and high quality of living creates an attractive package for many relocating companies. The following summarizes the major commercial real estate markets in Charlotte. (An analysis of Charlotte's apartment market will follow this section of our report.)

                          RETAIL - In 1994 over 2.4 million square feet of new retail space was added. Since 1995, the city's Northeast submarket near the University City area, and the South submarket near SouthPark and Carolina Place Mall have experienced the highest growth rate. There were two power centers anchored by Best Buy, Wal-Mart, K-Mart, Sam's Club and Home Depot completed in 1995 which added 1.1 million square feet of retail space to the Northeast submarket. 1996 saw considerable activity in the grocery market, where New England based Hannaford entered the market with five stores. In light of this new competition, locally owned, Harris Teeter rehabbed and expanded several locations, built four new stores and announced three new locations. Additionally, Win-Dixie has or is opening nine new stores. Recent development has centered around Pineville and Matthews in the south, the University City area in the northeast and Davidson, Cornelius and Huntersville in theNorth. Recent retail development includes: Phillips Place, a specialty retail center under construction in South Park, being developed by the Harris Group including several restaurants, theater and top-end retailer; Piper Glen Center containing 467,000 square feet; and a new 467,000 square foot community center being developed by Crossland at I-485 and Rea Road in the Southeast. Another major retail projects include the redevelopment of The Cotswold Mall to an upscale shopping center.

                          In 1997, the Charlotte retail market contains 170 retail centers with over 30,000 square feet and over 21 million square feet of retail space. There are three regional malls located in the Charlotte retail market, Southpark, Eastland, and Carolina Place. The recently completed Carolina Pavilion at the intersection of Route 521 and Route 485 is Charlotte's largest, unenclosed retail center totaling 800,000 square feet and featuring tenants such as, Marshall's, Target, the Sports Authority, and an AMC Theater. Another significant recently developed Power Center is the villages at University Place which is approximately 600,000 square feet.

                          Retail sales for Mecklenburg County in 1992, 1993, and 1994 totaled $8.94 billion, $9.99 billion, $10.88 billion, respectively and $12.07 billion in 1995. Retail sales for Mecklenburg County totaled over $12.4 billion in 1996. The retail vacancy rate in Charlotte averaged 8.3 percent during 1992, up slightly from 8.1 percent in 1991. The 1994 average vacancy rate in Charlotte increased slightly to 10.02 percent but declined again in 1995 to 9.0 percent. The 1996 average vacancy rate decreased to 7.8 percent. The retail vacancy rate for 1997 increased to approximately 13 percent.

                          OFFICE - Charlotte's office market is comprised of over 25 million square feet of rentable space with 3.2 million square feet currently available. The office market in Charlotte doubled in size over a period from 1982 to 1992. However, from 1992 to 1995 only 350,000 square feet of space was added. This slow growth trend was reversed in 1996 when 2.75 million square feet was added. There are eight major multi-tenant buildings currently under construction totaling 1.5 million square feet. Development activity is concentrated in the Uptown, Southpark, and Highway 51 markets. The citywide vacancy rate is 13 percent, up from 10.6 percent in 1996.

                          Charlotte's largest concentrations of office space are the CBD (Uptown) and the Interstate Highway 77/Southwest and Southpark submarkets which benefit from proximity to the airport and major highways. The downtown (referred to as Uptown) submarket is Charlotte's largest and contains 10.7 million square feet with a vacancy rate of 9.5 percent. The increase in vacancy from the 9.0 percent rate last year is primarily due to the addition of the new 30-story NationsBank/Trammel Crow project at 201 N. Tryon Street. Other recent developments include Morehead Place, which opened south of Uptown on East Morehead. Another 15-story office tower is planned for North Tryon and several other small buildings are under construction The 1997 average rental rate for class A space in the uptown area is up $0.60 over the past year to $21.04 per square foot.

                          The suburban office market consists of 13.8 million square foot. Southpark is the largest and most prestigious submarket with 3.3 million square feet. Suburban vacancies have increased from 10.2 percent in 1996 to 15.6 percent in 1997. This increase is largely due to the amount of new construction added over the past two years. Recent additions include: Queens Properties' 310,000 square foot 6000 Fairview Building in Southpark; Five Coliseum Center, a six-story building near the Charlotte Coliseum; a new spec building at Koger Equity's office park on Camel Road; two new buildings in the Carnegie development by the Bissell Companies; and in the north, First Union's Customer Service Center recently expanded to 2 million square feet and added two new mid-sized office buildings. Average rents for suburban office space range from $11.57 per square foot in the East to $19.43 per square foot in South Park.

                          INDUSTRIAL - Due to its location, labor supply, and infrastructure, Charlotte is ranked as the nation's 6/th/ largest distribution center, providing employment for over 50,000 workers. In addition to traditional textile and furniture, electronics and metal working have significant presence. The Charlotte industrial market has a vacancy rate in the 12 percent range which is down from 1996 when the vacancy rate was 14.0 percent.

                          Charlotte's largest concentrations of industrial space are located in its southwest submarket. This area contains approximately 40 percent of the city's 17.5 million square feet. New developments in the Southwest include: Childress Klein's Brookwood Business Park; Trammell Crow's Silverlake Distribution Center; and Crescent Reseources' new eight-building park, Lakemont West. North has recently become the second largest submarket with over 2 million square feet added over the past two years. Recent developments in the North include: Crescent Resources' Crosspoint Center near the 77/85 Interchange; Beacon Properties' Long

                        [NEIGHBORHOOD MAP APPEARS HERE]

                             Creek business Center; The Keith Corporation's Twin Lakes business Park; Childress Klein's Northpark on I-77; and Trammel Crow's $20 million 740,000 square foot distribution center at I-77 and Westinghouse which will include four buildings and renovation of the old Sears building

LIVABILITY/
QUALITY OF LIFE              Charlotte is located 765 feet above sea level,
                             situated east of the Blue Ridge Mountains and west of the Atlantic Ocean, thereby providing a sheltering effect from extreme temperatures.
                             Averages for the month of July are 79 degrees, and January's average temperature registers at 39.3 degrees. Charlotte enjoys a frost-free season of 230 days from mid-March to mid-November. Average annual participation totals 43 inches. Recreational activities abound in Charlotte's 152 city-county parks, 12 public and 13 private golf courses, Paramount's Carowinds Entertainment Park, nearby
                             Lake Norman and Lake Wylie. Charlotte is home to the NFL Carolina Panthers, NBA Charlotte Hornets,
                             Charlotte Knights AAA-baseball team, Charlotte Rage
                             (arena football), Charlotte Checkers (hockey team),
                             Carolina Vipers (soccer), and America's premier
                             NASCAR facility in the Charlotte Motor Speedway.
                             Cultural entertainment is available through The
                             Charlotte Symphony, Opera Carolina, The Mint Museum of Art (with a collection of over 3,000 pieces), the N.C. Dance Theatre and North Carolina
                             Blumenthal Performing Arts Center in uptown
                             Charlotte.

AREA CONCLUSION              Charlotte's major assets include a diversified
                             economic base, a growing population, low unemployment rate in relation to the nation, and a currently expanding infrastructure. A diversified balance between commerce and industry offers a stabilized economic base, with the current developments in Charlotte's CBD revealing an optimistic outlook for the Charlotte economy.
                             Although commercial lending is more cautious, the general forecast for the Charlotte-Mecklenburg region is for continued growth and a recovery in some overbuilt real estate markets.

NEIGHBORHOOD
AREA DATA                    The Appraisal of Real Estate,  Eleventh  Edition
                             ----------------------------
                             1996 defines a neighborhood as: "a group of complimentary land uses." A neighborhood may be characterized by such uses as residential, commercial, industrial, recreational, agricultural, cultural, and civic activities, or a mixture of these uses. Analysis of the neighborhood in which a particular property is located is important since the various economic, social, physical, and governmental forces which affect the neighborhood also directly influence the individual properties located within it. A discussion of these various factors as they affect the value of the subject property is presented as follows.

DELINEATION                  The subject neighborhood is located approximately 6
                             miles south of Charlotte's CBD. The subject apartments are more specifically located at the southeast corner of Quail Hollow Road and Heathstead Place in the south central region of Charlotte. The Hamptons at Quail Hollow Apartments are both visible and accessible from Quail Hollow
                             Road and Heathstead Place. The subject's main entrance is located on the east side of Quail
                             Hollow Road, which is a two-way, two-lane, asphalt-paved thoroughfare. For purposes of this report, the subject neighborhood is delineated by Fairview
                             Road to the north, State Highway 51 (Pineville
                             Matthews Road) to the south, Providence Road to the east, and Park Road to the west.

ACCESS Access to other areas of Charlotte is direct and convenient via several major thoroughfares, which are in the subject neighborhood, and via several major freeways, which are outside, but directly service the neighborhood. Due to the residential nature of the subject neighborhood, most streets in the subject's area are either secondary or residential. Most of Charlotte's major infrastructure leads to the CBD, creating a spoke-like effect. Approximately 3 miles west of the subject is Interstate Highway 77, one of Charlotte's two major freeways, which provides access from southwest Charlotte to the CBD. Additionally, U.S. Highway 74 (Independence Boulevard) which provides access from southeast Charlotte/Matthews to the CBD is approximately 6 miles east of the subject.

STAGE OF DEVELOPMENT         Land uses in the area vary; however, the land uses
                             immediately surrounding the subject consist primarily of single-family or multifamily dwellings. Commercial development is found on State
                             Route 51 and on Fairview Road. The Southpark Mall, which includes about 120 retailers, and other retail and office developments are located at the intersection of Fairview Road and Sharon Road, only about one mile north of the subject property.
                             Moreover, the currently expanding Harris YMCA which, offers members a full line of recreational facilities is nearby at the intersection of Quail
                             Hollow Road and Sharon Road.

                             The southern area of the subject neighborhood is considered to be one of Charlotte's growth areas. The area between U.S. Highway 521 (Pineville Road) and State Highway 16 (Providence Road) along State Highway 51 (Pineville Matthews Road) is known as Carmel Commons. This area has recently been developed with restaurants, shopping centers, and single-family housing developments. A large retail and office development, The Arboretum, occupies all four corners of the intersection of State Highways 16 and 51.

POLITICAL JURISDICTIONS      The subject property is located within the city of
                             Charlotte, county of Mecklenburg, and the Charlotte
                             Independent School District. Beverly Woods
                             Elementary School is immediately north of the subject property while Quail Hollow Junior High
                             School and Mecklenburg Senior High School are about
                             1-mile southwest of the subject property.
                             Additionally, a private school, Charlotte Country
                             Day School, is located about 2 miles northeast of the subject apartment complex. The subject is governed by the City of Charlotte zoning ordinance.

UTILITIES/SERVICES           All utilities are available to the subject
                             neighborhood. Duke Power Company provides electricity; Piedmont Natural Gas provides gas; the City of Charlotte provides water and sewer;
                             Southern Bell provides telephone service; and the Charlotte Department of Sanitation provides trash service. Police and fire protection is also provided by the City of Charlotte.

NEIGHBORHOOD CONCLUSION      The subject neighborhood is considered to be
                             convenient to the working and shopping areas of Charlotte. Due to its location, substantial residential base, and nearby retail facilities, it is concluded that the subject neighborhood should continue to be a viable multifamily market in the future.

                        [MARKET AREA MAP APPEARS HERE]

                            APARTMENT MARKET ANALYSIS
--------------------------------------------------------------------------------

                             The Charlotte apartment market has recently experienced increases in rental rates and absorption; however, occupancies have decreased slightly over the past year with the addition of new apartment projects to the market. Overall, the conservative community of Charlotte is considered to favor single-family detached housing over multifamily development. With steady population growth and expanding construction of new multifamily units underway, the Charlotte apartment market is expected to adjust as vacancy rates begin to rise with the completion of new construction over the next year.

                             In our analysis, we have referenced statistical data developed and published by the Charlotte Apartment Association. The semiannual Charlotte
                                                                   ---------
                             Apartment Report divides Metropolitan Charlotte
                             ----------------
                             into six pie-shaped submarkets, some of which are broken down even further into two to four sub-submarkets. For purposes of this report, we have referred to the most recent issue, September 15, 1997. The subject is considered to be within Charlotte's Southeast submarket which is generally defined as the area south of Charlotte's CBD, between South Road on the west and Randolph Road/Sardis Road on the east. The Southeast submarket is further divided into three sub-submarkets. The subject apartment complex is located within the "Southeast-3" sub-submarket which is the area of the Southeast market south of a boundary defined from west to east as Fairview Road to Sharon Road to Old Providence Road to Alexander Road to Pineville Matthews Road. Reference is made to the facing map.

CHARLOTTE
APARTMENT MARKET

HISTORICAL OVERVIEW          As previously stated, the Charlotte apartment
                             market has recently experienced increases in construction, rental rates, and absorption. The outlook for Charlotte's apartment market continues to be optimistic with significant new apartment construction and expected growth in Charlotte's employment.

SUPPLY/INVENTORY             In August 1997, the Charlotte and Mecklenburg
                             County apartment market consisted of 56,572 units.
                             Roughly 51 percent of these are two-bedroom units, 39 percent are one-bedroom, and 10 percent are three-bedroom units. Charlotte's largest concentrations of apartment development are in the East submarket (19,568 units, or 34 percent of the Charlotte apartment market), the Southeast submarket (17,937 units, or 32 percent), and the Northeast submarket (10,096 units, or 18 percent).
                             Combined, these three submarkets comprise 84 percent of the metropolitan Charlotte apartment market.

                             Following is a brief history of permit activity in the Charlotte multi-family market. Multi-family construction activity declined sharply in 1990 to 1,555 units compared to 4,183 the previous year. The decline continued in 1991 and 1992 when 642 and 499 units were permitted. In 1993 and 1994 the figures began to increase, but were still low with 697 and 1,720 units added each year. In 1995, the number of permits more than doubled from the previous year with 3,834 units permitted. 1996 was a record year with 4,230 units. Although 1997, has begun to show a decline, the number of permits is still impressive with 3,974 units. Additionally, there were 3,906 apartment units in 21 communities under construction in metropolitan Charlotte as of August 1997, with approximately 2,194 units proposed.

                             The majority of new apartment development has been in the North, in the University area and Lake Norman, although construction activity has also been strong in the South. Most of the new development has been upscale including many amenities. Notable new developments in the subject's Southeast submarket include: Phillips Place developed by Post Properties near South Park Mall; 270 units at Preserve at Ballantyne; 140 unit Reserve developed by Hanover Realty on Sharon Road West; 424 units at Marquis at Carmel Valley on Pineville-Mattews Road; and 310 units at Ballantyne Commons on Ballantyne Commons Parkway. Other significant new developments include: Greystone Crossing, a 300 unit project on Stoney Glen Drive in the East and Huntersville Commons, a 200 unit project in the North.

DEMAND/ABSORPTION            Absorption for the Charlotte apartment market is an
                             indicator of changes in demand for apartment units in the Charlotte area. In 1990 and 1991, absorption decreased from 1989 levels (2,063) to 1,643 units and 328 units, respectively. However, absorption in 1992 increased to 2,501 units indicating "pent-up" demand, with a decrease in 1993 to 1,097 units seen as a corrective measure within the market. Largely attributable to Charlotte's growing population and the increased rate of apartment construction, the absorption of 1,306 units in 1994 and 1,213 units in 1995 indicated a stabilized absorption. However, stronger than anticipated job growth during 1995 in addition to the surge of new product in the market caused absorption to "spike" with 3,150 units absorbed in 1996. Absorption has continued to be strong in 1997 with 3,073 units having been absorbed. The average annual apartment absorption in Charlotte for the 7-year period from 1990 through August 1997 has been 1,789 units.
                             Historical absorption figures for Charlotte as well as the Southeast submarket can be found in a following table.

PHYSICAL OCCUPANCY           Continuing the decline from 94.0 percent in 1990,
                             the average physical occupancy rate in the Charlotte apartment market fell to 88.5 percent in 1991, but increased slightly to 91.3 percent in 1992. According to data obtained from the Charlotte
                             Apartment Association, occupancy rose again to 95.0 percent in 1993 and rose again to 96.9 percent in 1994, and remained at that level in 1995. The citywide occupancy rate for Charlotte decreased slightly to 96.0 percent in 1996 and then decreased again to 94.7 percent in 1997. There was an increase in construction

------------------------------------------------------------------------------------------------------------------------------------
                                        AVERAGE PHYSICAL OCCUPANCY AND MONTHLY RENTAL RATES
                                              CHARLOTTE, NORTH CAROLINA - AUGUST 1997
------------------------------------------------------------------------------------------------------------------------------------
                 ALL UNITS                     ONE-BEDROOM                TWO-BEDROOM                       THREE-BEDROOM
------------------------------------------------------------------------------------------------------------------------------------
  AREA  AVG.PHYS.  AVG.MO.   NO. OF  AVG.PHYS.   AVG.MO.    NO.OF   AVG.PHYS.   AVG.MO.    NO.OF   AVG.PHYS.  AVG.MO.    NO.OF
        OCCUPANCY  RENTS/SF  UNITS   OCCUPANCY   RENT/SF    UNITS   OCCUPANCY   RENT/SF    UNITS   OCCUPANCY  RENT/SF    UNITS
   NE      94.7%    $0.69    10,096     96.1%    $0.77      3,765    93.9%       $0.65     5,154    93.5%      $0.63     1,177
   E       95.2%     0.69    19,568     96.5%     0.76      8,335    94.5%        0.64     9,614    92.9%       0.59     1,619
   SE      94.5%     0.76    17,937     94.6%     0.83      7,090    94.4%        0.72     9,167    94.7%       0.70     1,680
   SW      94.3%     0.68     3,782     94.3%     0.76      1,354    94.0%        0.64     1,905    95.6%       0.58       523
   NW      97.7%     0.52     3,109     97.8%     0.60        757    97.8%        0.50     1,982    97.0%       0.50       370
   N       87.3%     0.80     1,480     89.1%     0.87        549    88.3%        0.75       758    77.5%       0.80       173
   DN      93.7%     0.90       600     92.8%     0.92        429    95.9%        0.84       170    100%        0.28         1
------------------------------------------------------------------------------------------------------------------------------------
 Total     94.7%   $0.711    56,572     95.5%    $0.79      22,279   94.4%       $0.67    28,750     93.6%     $0.64     5,543
------------------------------------------------------------------------------------------------------------------------------------

                             with 4,230 new apartment units added in 1996, and a slightly smaller amount (3,974) in 1997. These figures indicate that it may be a couple years before this inventory is absorbed. Therefore occupancy rates are expected to be stable to declining over the next few years. A history of Charlotte's apartment construction, absorption, and average physical occupancy is as follows:


                                   HISTORY OF THE CHARLOTTE APARTMENT MARKET
                             ---------------------------------------------------
                                                        ABSORPTION
                                                    -------------------
                                  CONSTRUCTION/
                                  BUILDING PERMITS           SOUTHEAST AVERAGE
                             YEAR   (# OF UNITS)   CHARLOTTE SUBMARKET OCCUPANCY
                             ---------------------------------------------------
                              1986          2,159      2,807       756   90.9%
                              1987          2,453      2,918       441   92.6%
                              1988          2,227      1,344        97   94.0%
                              1989          4,183      2,063       315   93.4%
                              1990          1,555      1,643        53   92.6%
                              1991            642        328       335   88.5%
                              1992            499      2,501       597   91.3%
                              1993            697      1,097       177   95.0%
                              1994          1,720      1,306       222   96.9%
                              1995          3,834      1,213       434   96.9%
                              1996          4,230      3,150     1,383   96.0%
                              1997          3,974      3,073       858   94.7%


MONTHLY RENTAL RATES         Rental rates are determined by supply and demand.
                             Therefore, it can be expected that the trend of apartment rents would be a reflection of the overall multifamily environment. Rental rates typically increase as a result of an increase in demand, or a decrease in supply. Rental rates stagnated from 1990-1992, measuring a paltry 0.8 percent average annual increase; however, over the last three years rates have increased at an average annualized pace of 7.9 percent. According to the Charlotte Apartment Association's survey,
                             Charlotte's August 1997 average overall apartment rental rates increased an average of $30.00 or approximately 5.0 percent since August 1996. As of August 1997, Charlotte's average monthly rents
                             (excluding electricity) for apartment units were:
                             $555 for a one-bedroom unit averaging 706 square feet ($0.79 per square foot):, $653 for a two-bedroom unit averaging 980 square feet ($0.67 per square foot):, and $802 for a three-bedroom unit averaging 1,267 square feet ($0.64 per square foot). The average monthly rent for all Charlotte apartment units was $0.711 per square foot. The highest average monthly rents per square foot are found in the Downtown and North submarkets. A summary of August 1997 average occupancy and monthly rental rates for the entire Charlotte apartment market is shown on the facing page.

SUMMARY Approximately 2,240 units have been added to the market during the six month period ending August 15, 1997, yet the Charlotte Apartment Association reports the current supply of vacant units in Charlotte at 2,972 units, or 5.3 percent. Adding the 3,906 units currently under construction, vacant apartment units would increase to 6,878. Charlotte's healthy and expanding economy is currently producing steady population and employment growth estimated at an annual rate of 2.5 and 2.6 percent, respectively. However, as new multifamily construction is completed vacancy rates are expected to rise slightly. With a projected total of 56,572 units in the market, about 5 percent will be physically vacant due to turnover, or 2,829 units. Over the past six years, Charlotte's apartment market has maintained an average annual absorption rate of approximately 1,800 units. Considering this information, annual absorption is projected at 1,800 units; therefore, the remaining 4,049 apartment units (6,878-2,829) will be absorbed in approximately two to two and one half years. As a result of new construction combined with the potential of the 2,194 units currently proposed, supply may begin to outpace demand in Charlotte. The Charlotte apartment market is expected to stabilize at 95 percent physical occupancy.

SUBJECT APARTMENT
SUBMARKET

SUPPLY/INVENTORY             The subject's Southeast apartment submarket
                             consists of 17,937 or 32 percent of the entire
                             Charlotte market. As of August 1997, there were a total of 1,864 new apartment units under construction in the submarket with 1,075 new units proposed. Within this submarket, the subject's
                             Southeast-3 submarket consists of 10,415 units, or 58 percent of the Southeast submarket. Of the 1,864 new units under construction in the Southeast submarket, 94% or 1,760 are in the Southeast-3 submarket. Additionally, 81% of the proposed units in the Southeast submarket, or 872 units are proposed for the Southeast-3 submarket.

DEMAND/ABSORPTION            Recent historical absorption for the subject's
                             Southeast submarket is summarized on page 19. The average annual apartment absorption in Charlotte's
                             Southeast submarket for the six-year period from 1990 through 1995 was 303 units. In 1996 absorption hit an all-time high in the Southeast submarket of 1,383 units. The 1997 absorption, while still a healthy 858 units, declined from the record level of the previous year.

PHYSICAL OCCUPANCY           The Southeast apartment submarket has one of the
                             highest occupancy rates in the Charlotte apartment market. As of August 1997, the average physical occupancy in the Southeast submarket was 94.5 percent, down from 96.0 and 96.9 percent in 1995 and 1996, respectively. Among the three Southeast sub-submarkets, Southeast-2 indicated the highest occupancy at 96.2 percent while the subject's submarket (SE-3) indicated the lowest occupancy at
                             93.6 percent.

MONTHLY RENTAL RATES         For August 1997, the average monthly rental rate
                             for all units in the Southeast submarket was $0.76 per square foot per month, which is about 9.1 and
                             2.7 percent higher than in August 1995 and 1996, respectively. Among the three Southeast sub-submarkets, Southeast-3 indicated the highest average rental rate at $0.77 per square foot per month, while Southeast-l and Southeast-2 indicated average rental rates of $0.76 per square foot per month. A summary of the Southeast submarket average physical occupancy and monthly rental rates as of August 1997 is shown on the facing page.

------------------------------------------------------------------------------------------------------------------------------------
                                     AVERAGE PHYSICAL OCCUPANCY AND MONTHLY RENTAL RATES
                                            CHARLOTTE, NORTH CAROLINA - AUGUST 1997
------------------------------------------------------------------------------------------------------------------------------------
                  ALL UNITS                  ONE-BEDROOM                     TWO-BEDROOM                 THREE-BEDROOM
------------------------------------------------------------------------------------------------------------------------------------
  AREA   AVG. PHYS.   AVG. MO.   NO. OF   AVG. PHYS.  AVG. MO.  NO. OF  AVG. PHYS.  AVG. MO.   NO. OF  AVG. PHYS.  AVG. MO.  NO. OF
         OCCUPANCY    RENT/SF    UNITS    OCCUPANCY   RENT/SF   UNITS   OCCUPANCY   RENT/SF    UNITS   OCCUPANCY   RENT/SF   UNITS
  SE-1     95.5%       $0.76     3,561     95.8%      $0.83     1,588     95.0%      $0.72     1,732     95.9%      $0.70     241
  SE-2     96.2%        0.76     3,961     95.2%       0.86     1,272     96.9%       0.72     2,097     96.1%       0.68     592
  SE-3     93.6%        0.77    10,415     93.9%       0.83     4,230     93.3%       0.72     5,338     93.4%       0.72     847
------------------------------------------------------------------------------------------------------------------------------------
 Total     94.5%       $0.76    17,937     94.6%      $0.84     7,090     94.4%      $0.72     9,167     94.7%      $0.70   1,680
------------------------------------------------------------------------------------------------------------------------------------

SUMMARY The August 1997 supply of vacant units in the subject's Southeast apartment submarket was 983 units. Adding the 1,864 new apartment units under construction reflects 2,847 vacant units. Allowing for a 5 percent stabilized vacancy of all units (existing and under construction) 2,704 units would be available. Based on this analysis the market would have to absorb 1,807 units to achieve a stabilized occupancy of 95 percent. If much of the 1,075 units that are proposed are built, this submarket will see a slight decrease in its occupancy over the short term.

                             A recent rent roll as of November 7, 1997, indicates the subject had 10 out of 232 units vacant or unrented, reflecting a physical occupancy of 95.7 percent. This figure is above the August 1997 average of 94.7 percent indicated by the entire Charlotte apartment market, as well as the August 1997 average indicated by the Southeast submarket of 94.5 percent and the Southeast-3 sub-submarket of 93.6 percent. The economic occupancy of the subject as of November 7, 1997 is
                             89.2 percent. The difference between physical and economic vacancy is attributable to the difference between contract and market rent, and rent concessions. Due to the subject's location, condition, and overall appeal, it is expected to maintain an economic occupancy of 95 percent in the first year of our discounted cash flow and remain at that stabilized level throughout the remainder of the projection period.

                           [SITE PLAN APPEARS HERE]

                                SITE DESCRIPTION
--------------------------------------------------------------------------------

LOCATION The subject site is located at the southeast corner of Quail Hollow Road and Heathstead Place. The physical address of the subject property is 4401 Hampton Ridge Drive, Charlotte, Mecklenberg County, North Carolina.

SIZE AND SHAPE               The subject site contains a total of 33.11 acres.
                             The tract has frontage along the east line of Quail
                             Hollow Road and along the south line of Heathstead
                             Place.

ACCESS AND VISIBILITY        Access to the subject site is provided by a
                             doublewide, asphalt-paved driveway along Quail
                             Hollow Road. Additional ingress and egress is possible on Heathstead Place, which is a two-way, four-laned, asphalt-paved thoroughfare with concrete curbs and sidewalks. Overall, visibility of and accessibility to the site are considered good.

LEGAL DESCRIPTION            The subject may be legally described as 33.11
                             acres, M20-730 Quail Hollow, Charlotte, Mecklenberg
                             County, North Carolina.

ZONING The subject site is zoned "R-l2MF" Multifamily Residential District by the City of Charlotte. The permitted uses under this district include single-family houses, duplexes, and multifamily buildings and developments. Certain nonresidential uses of a public or semipublic nature are also permitted. Under the "R-l2MF" zoning district, the area, yard, and height regulations applicable to the subject as a multifamily dwelling are as follows:

                               Minimum lot area.....................11,500 SF
                               Minimum lot width...................... 55 feet
                               Minimum side yard...................... 20 feet
                               Minimum setback........................ 30 feet
                               Minimum rear yard...................... 50 feet
                               Minimum unobstructed open space........ 50%
                               Maximum height......................... 40 feet

                             Based on the above, the subject improvements are considered to be a legally conforming use to current applicable zoning regulations.

EASEMENTS AND
ENCUMBRANCES                 A physical inspection of the site did not reveal
                             any easements adversely affecting the subject property. For the purpose of this appraisal, the appraisers assume that the subject's value or marketability is not adversely affected by any existing easements.

UTILITIES AND DRAINAGE       All utilities are available to the site including
                             sanitary sewer, water, electricity, natural gas, and telephone. According to the National Flood
                             Insurance Program, Flood Insurance Rate Map
                             (Community Panel 370158 0355 A, dated February 1,
                             1981) the site is located in Zone C, an area of minimal flooding. Drainage of the site appears to be adequate; however, the project manager indicated that sump pumps have been installed in two buildings to facilitate drainage.

TOPOGRAPHY AND SOIL
CONDITIONS                   The subject site's topography is rolling and
                             generally below street grade. No soil engineer's report was available to the appraisers and no soil tests were performed. The soils are assumed to have an adequate load-bearing capacity. Upon inspection, the soil at the subject site appeared to be a dark clay mixed soil.

SURROUNDING PROPERTY
USES                         North: Heathstead Place, with Beverly Woods
                                    Elementary School beyond
                             South: Single-family residences
                             East:  Condominiums
                             West:  Quail Hollow Road, with multifamily
                                    development (Alexander Place Apartments) beyond

PRESENT USE                  The subject site is currently improved with a 232-
                             unit apartment project known as The Hamptons at Quail Hollow Apartments which were constructed in 1985/86 and are considered in good condition.
                             Please refer to the following section of this report for further discussion of the subject improvements.

REAL ESTATE TAXES            According to the Mecklenberg County Assessor's
                             Office, the subject property's tax assessor parcel number is 209-541-01. The subject is located within the City of Charlotte and the County of Mecklenberg taxing jurisdictions. The subject property's 1997 assessment is unchanged since 1994 at $10,075,250, which represents 100 percent of the assessor's appraised value. The 1997 real estate taxes for the subject property based on the operating statement and actual taxes were $134,465. The subject's estimated 1998 taxes, based on a 4% increase from the 1997 figure, are estimated at $139,901.

SITE CONCLUSION              The subject site is located in the southern portion
                             of the city of Charlotte in North Carolina or more specifically, at the southeast corner of Quail
                             Hollow Road and Heathstead Place. The site contains
                             33.11 acres. The subject site has good access and visibility and has all utilities available. The size and shape of the subject site lend well to a variety of development possibilities; however, the site's location, surrounding improvements, and current zoning make the site more conducive to multifamily residential usage.

                           [FLOOR PLAN APPEARS HERE]

                                 IMPROVEMENTS
--------------------------------------------------------------------------------

                             The subject site, a 33.11-acre tract of land, is improved with a two-story apartment project (with a sublevel) known as The Hamptons at Quail Hollow Apartments. The improvements consist of 232 apartment units contained in 24 buildings constructed in 1985/86. The net rentable area is 245,282 square feet. Please note the net rentable area has changed slightly from previous reports based on the most recently provided subject rent roll (November 7, 1997). Also situated on the site is a leasing office/clubhouse, swimming pool, jacuzzi, two tennis courts, and one mail room.

                             There are eight basic floor plans for the 232 apartment units. The basic features of these floor plans are as follows:

                                     NO. OF UNITS    DESCRIPTION     SIZE (SF)    TOTAL SF
                                --------------------------------------------------------------
                                           20          1BR/1BA         770-784      15,512
                                            8          1BR/1BA*            860       6,880
                                           48          2BR/1BA         945-960      45,780
                                            8          2BR/1BA/*    1,040-1,055      8,380
                                          108          2BR/2BA       1,090-1105    118,710
                                           20          2BR/2BA*      1,180-1190     23,700
                                           16          3BR/2BA           1,295      20,720
                                            4          3BR/2BA*          1 400       5,600
                                          ---                            -----     -------
                                          232                            1,057     245,282

                             * sun room

                             As seen in the figures above, the total net rentable area of 245,282 square feet divided by the total of 232 apartment units results in an average of 1,057 square feet per unit. There are a total of 28 one-bedroom units, 184 two-bedroom units, and 20 three-bedroom units.

                             The land area is 33.11 acres, resulting in a density of 7.01 units per acre. Based on the zoning regulations of 50 percent unobstructed open space, the density is 14.01 units per acre. The parking consists of approximately 450 open spaces, of asphalt construction, which is 1.94 spaces per unit. The parking ratio is within industry standards.

FOUNDATION                   Steel reinforced concrete slab.

FRAMING                      Wood framed.

ROOF                         Pitched with asphalt shingles over plywood decking.

EXTERIOR                      Vertical wood siding with aluminum-framed windows.

INTERIOR FINISH
   Ceiling:                   Painted and textured gypsum board.
   Walls:                     Painted and textured gypsum board.
   Floors:                    Combination of carpeting over pad and vinyl tile
                              flooring.

PLUMBING All fixtures, drainage systems, equipment, and hot water heaters assumed to comply with City of Charlotte and national building codes.

HVAC All electric, individual package system which provides heating and cooling with individually controlled thermostats.

ELECTRICAL                    Switch-type circuit breakers, 120/240-volt single-
                              phase service, with each apartment individually metered. Each unit has adequate electrical outlets and ceiling-mounted light fixtures.

SITE IMPROVEMENTS             Concrete sidewalks, asphalt-paved parking areas,
                              swimming pool, jacuzzi, two concrete tennis courts, leasing office/clubhouse, and a mail room.

LANDSCAPING                   Mature trees and hedges, grass covered common
                              areas and well-maintained flower beds.

AGE AND CONDITION             The subject property was built in 1985/86
                              reflecting an actual age of eleven/twelve years.
                              The property has been well maintained and reflects an effective age equal to that of its actual age of about eleven years.

SITE AREA                     The subject site has an irregular shape and
                              contains a total of 33.11 acres.

DEFERRED MAINTENANCE          The subject improvements are in good condition
                              overall; however, some deferred maintenance was noted upon inspection such as roof replacement, gutter installation, carpet and appliance replacement, pool/jacuzzi repair, and landscaping.
                              Based on estimations of the property manager and further discussions with regional management, the cost to cure the deferred maintenance is $249,152 as outlined below.

                              Roof replacement..........................$72,000
                              Gutter installation........................15,000
                              Tie wall replacements......................25,000
                              Carpet replacement.........................44,000
                              Appliance replacement.......................5,700
                              Window cleaning.............................4,000
                              Pressure wash...............................3,000
                              Pool furniture..............................6,500
                              HVAC replacements...........................5,000

                              Interior upgrades..........................18,000
                              Landscaping................................30,552
                              Address signage.............................7,000
                              Pool related................................3,800
                              Plumbing/Electrical.........................3,000
                              Strom drain covers..........................2,100
                              Water heaters...............................4,500
                                                                       --------
                              Total:                                   $249,152

CONCLUSIONS                   The subject improvements, consisting of 232 units
                              contained in 24 buildings, were constructed in 1985/86 on a 33.11-acre site and are in good condition overall. The improvements have been well maintained.

                              SUBJECT PHOTOGRAPHS
--------------------------------------------------------------------------------


                            [PICTURE APPEARS HERE]


                   Exterior view of clubhouse/leasing office

                            [PICTURE APPEARS HERE]

         Exterior rear view of clubhouse/leasing office and pool area

                            [PICTURE APPEARS HERE]

             Interior view of clubhouse/leasing office entry area


                            [PICTURE APPEARS HERE]

             Interior view of clubhouse/leasing office living room

                            [PICTURE APPEARS HERE]

                            Exterior view of units


                            [PICTURE APPEARS HERE]

            View of interior street showing units in the background

                            [PICTURE APPEARS HERE]


                 Interior view of Unit 108 living room (model)


                            [PICTURE APPEARS HERE]


           Interior view of Unit 108 dining area and kitchen (model)

                            [PICTURE APPEARS HERE]

                   Interior view of Unit 108 bedroom (model)


                            [PICTURE APPEARS HERE]

                Interior view of Unit 205 living room (vacant)

                            [PICTURE APPEARS HERE]

                  Interior view of Unit 205 kitchen (vacant)

                              HIGHEST AND BEST USE
--------------------------------------------------------------------------------

                         The highest and best use of a property must be determined because market value depends upon the property's most profitable use. The Appraisal of Real
                                                         ---------------------
                         Estate, tenth Edition, defines highest and best use as:
                         ------

                              "The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value."

                         There are two distinct types of highest and best use. The first type is the highest and best use of the land as if vacant. The second type is the highest and best use of a parcel as improved. This pertains to the use that should be made of the property as it exists.

                         In determining the highest and best use of a site, four items must be considered: possible physical limitations of the site, possible legal or permissible uses, and what uses are financially feasible, and produce the maximum return on the site. A careful neighborhood and site analysis is essential in estimating the highest and best use of the site as if vacant.

                         The following is our analysis of the highest and best use as it pertains to the subject property and according to the four essential tests.

SUBJECT PROPERTY
AS IF VACANT             LEGAL PERMISSIBILITY - As discussed in the Site, the
                         subject site is zoned "R-12MF" Multifamily Residential
                         District by the City of Charlotte. The permitted uses under this district include single-family houses, duplexes, and multifamily buildings and developments.

                         PHYSICAL POSSIBILITY - Many physical characteristics of a site can affect the use to which it can be put. These characteristics can include size, shape, location, road frontage, topography, easements, utility availability, flood plain, and surrounding patterns.

                         The subject site has an irregular shape and encompasses a total of 33.11 acres, allowing for full physical utilization of the site. The site has frontage along the east line of Quail Hollow Road and along the south line of Heathstead Place. The topography of the site is rolling. Drainage appears to be adequate. The site is located in Flood Zone "C," an area of minimal flooding. Upon inspection, it was noted that the subject site is not adversely affected by any easements, which traverse the property.

                         The subject site's location, good access, visibility, and surrounding uses make it conducive to most residential uses as permitted under current zoning. However, based upon the subject site's rolling topography and densely wooded acreage, it is believed that apartment development is the most physically feasible. Therefore, after considering all of the physical characteristics of the site noted above plus other data in the Description of the Site section of this appraisal report, physically possible land uses would include a variety of residential development such as apartments, condominiums, townhouses, or single-family detached dwellings.

                         FINANCIAL FEASIBILITY - Financial feasibility is directly proportional to the amount of net income that could be derived from the subject. The financial feasibility of a development can also be viewed as a function of supply and demand. Therefore, the feasibility of single-family and multifamily use for the subject site must be tested.

                         A brief history of Charlotte's single family home market will provide insight into the feasibility of this type of development. Growth for the single-family residential market in Charlotte slowed in 1990 and 1991. From 1989 to 1990, construction of new single-family homes in Charlotte declined from 4,283 to 3,650. The average price of an existing home also declined from $113,931 in 1989 to $113,570 in 1990. The median sale price of a new home in Charlotte was approximately $125,000 in 1990. The slowest home-building year in Charlotte since 1985 was 1991 when only 3,413 units were permitted. This represents a 14.3 percent decline in permitted units from 1990. In 1992, however, permits were up 30 percent and sales of existing houses increased by 17.3 percent. This positive trend reversed itself due to economic uncertainties and fluctuations in mortgage interest rates and the annual growth rate for residential building permits declined from 1993 to 1995. Construction permits issued for single-family construction in 1993, 1994, and 1995 totaled 5,283, 5,505, and 5,520, respectively. These figures calculate to annual growth rates of 16.1, 4.2, and 0.3 percent, respectively. Then, in 1996, sales of single family homes shot up 20 percent and are currently at record levels. The median price increased 7.5 percent, which was the best gain in ten years. Permits were up 20 percent in 1996 and a record 12,000 single-family homes were built. It is not expected that this pace will continue and approximately 10,000 single-family home permits are estimated for 1997. Despite all the recent new development, the market is not expected to become overbuilt due to the stronger than predicted employment growth which continues to attract job seekers.

                         The subject's neighborhood is an affluent older residential area of Charlotte. Most of the land in this area of Charlotte has been developed. Therefore, land values in this area are higher than in less developed areas, further from the CBD. Consequently, development of this property for single-family use would have to be high density in order to achieve the necessary return to the land. It is our opinion that the market would require two or more years before there is a great enough demand for new single-family development in this area of Charlotte.

                         Following is a brief history of the apartment market in Charlotte. Beginning in 1990, the Charlotte apartment market saw significant declines in development activity. From 1989 to 1990, new apartment construction declined from 4,183 to 1,555 units. Construction activity did not resume at significant levels until 1994 when 1,720 units were built. The period from 1995 to 1997 was record levels of activity with 3,834; 4,230; and 3,974 new units each year. Despite all the new product, vacancy has remained low at 3 percent to 4 percent from 1994 to 1996.

                         The vacancy rate has increased slightly to 5.3 percent in 1997. Absorption declined sharply from 1990 (1,643 units) to 1991 when only 328 units were absorbed. Absorption rebounded in 1992 to 2,501 units but then declined in 1993 to 1,097 units. Absorption was 1,306 units and 1,213 units in 1994 and 1995 and then more than doubled in 1996 to 3,150 units. Absorption remained strong in 1997 with 3,073 units. Rental rates remained stable for the three year period from 1990 to 1992 at $.52 and $.53 per square foot. Rates have been steadily increasing since then from $.55 in 1993 to $.58 in 1994, $.63 in 1995, $.67 in 1996 and $.70 in
                         1997.

                         The Southeast submarket has witnessed similar trends in construction activity, absorption and vacancy, but has historically outperformed the citywide averages for occupancy and average rental rate. The 1997 occupancy rate in the southeast submarket was slighter lower than the citywide average at 94.5 percent and the average rental rate was higher at $.764 per square foot per month. Based on the above, it is our opinion that the subject market's rental rates and occupancies justify a moderate amount of new construction.

                         MAXIMUM PRODUCTIVITY - After considering the current economic climate and the subject's location and financial feasibility of certain land uses, more than likely a present development of the land would produce an adequate return on costs. Due to the subject's location and the socio-economic status of the neighborhood, we are of the opinion that the demand for multifamily apartment units or high-density single-family/townhouses conducive to the subject site would produce the highest net return over the longest period of time.

                         In summary, both the single-family home and the multifamily apartment market have shown signs of improvement over the past tow years after a declining period. The subject is well located in a prominent area of Charlotte. Therefore, after considering the alternatives, we believe the highest and best use of the site, as vacant, is for multifamily residential development.

SUBJECT PROPERTY
AS IMPROVED              The property, as improved, is tested for two reasons.
                         The first reason is to identify the improvements that are expected to produce the highest overall return per invested dollar, and the second reason is to help identify comparable properties. The four tests or elements are also applied in this analysis to the subject as follows:

                         LEGAL PERMISSIBILITY - The subject site is zoned "R-12MF," Multifamily Residential District by the City of Charlotte, allowing single-family, duplex, and multifamily use. The subject has a lot coverage, setbacks, and density, all of which are estimated to be satisfying the current zoning ordinance. The subject property is considered a legally conforming use.

                         PHYSICAL POSSIBILITY - Based on the subject's size (33.11 acres), configuration (irregular), the improvements' positioning relative to the subject site, and the restrictions imposed by the City of Charlotte, it is felt that the subject's improvements employ the maximum use of the site as developed. Moreover, the subject property contains comparable project amenities when compared to competing projects.

                         FINANCIAL FEASIBILITY - The discussion of the financial feasibility of the subject, as if vacant, would also apply to the test as improved. Based on the economic conditions for alternative market segments, it was concluded that the subject's present improvements are satisfactory to fulfill this test. The subject property produces a positive return on market value and hence is financially feasible. In addition, the estimated present value, as improved, exceeds the value of the land.

                         MAXIMUM PRODUCTIVITY - The test for this element is also from the market. The comparables analyzed suggest that under competent and prudent management, the subject produces an adequate return on market value to substantiate its existence.

                         In conclusion, based on the subject's current use, we have determined that as a multifamily apartment complex, it positively contributes to the value of the site, and as a result is presently developed according to its highest and best use. However, the present improvements are not considered to be the optimum use due to the age of the improvements and existing deferred maintenance.

                             APPRAISAL PROCEDURES
--------------------------------------------------------------------------------

                             Traditionally, three valuation approaches or techniques are used in the appraisal of real estate. These are the Cost Approach, Sales Comparison Approach, and Income Approach.

COST APPROACH                In the Cost Approach, the appraisers obtain an
                             estimate of value by adding to the land value the estimated value of the physical improvements. This value is derived by estimating the replacement cost new of the improvements and, when appropriate, deducting the reduction in value caused by accrued depreciation. According to the Appraisal Institute, the basic principle of the Cost Approach is that buyers judge the value of an existing structure by comparing it to the value of a newly constructed building with optimal functional utility, assuming no undue cost due to delay. Thus, the appraiser must estimate the difference in value between the subject property and a newly constructed building with optimal utility.

                             The Cost Approach was not used as this method of valuation is typically the least reliable indicator of value in older projects such as the subject since estimates of depreciation are difficult to accurately measure in the marketplace. Additionally, it is often the perception of investors that cost does not necessarily equate to value and the purchase price is not typically based on construction costs.

SALES COMPARISON
APPROACH This approach produces an estimate of value by comparing the subject property to sales and/or listings of similar properties in the immediate area or competing areas. The principle of substitution is employed and basically states when a property is replaceable in the market, its value can be set by the cost of acquiring an equally desirable and comparable property. This technique is viewed as the value established by informed buyers and sellers in the market.

INCOME APPROACH              The measure of value in this approach is
                             capitalization of the net income, which the subject property will produce during the remaining economic life of the improvements. This process consists of two techniques. The first technique estimates the gross income, vacancy, expenses, and other appropriate charges. The resulting net income or net cash flow is then capitalized. The second technique projects the gross income, vacancy, expenses, other appropriate charges, net income, and cash flow over a projected holding period. The resulting cash flow and reversion (future value) are discounted at an appropriate rate and added in order to arrive at an indication of current value from the standpoint of an investment. These methods provide an indication of the present worth of anticipated future benefits (net income or cash flow) to be derived from ownership of the property.
                             Both techniques were utilized in analyzing the subject property.

SUMMARY The appraisers, in applying the tools of analysis to the valuation problem, seek to simulate the thought process of the most probable decision-maker. The appraisers' judgment concerns the applicability of alternative tools of analysis to the facts of the problem, the data and information needed to apply these tools, and the selection of the analytical approach and data most responsive to the problem in question.

                             Thus, depending on the type of property appraised or the purpose of the appraisal, one approach may carry more weight or may point to a more reliable indication of the value of the property being appraised than the others. In some instances, because of the inadequacy or unavailability of data, one or two of the approaches may be given little weight in the final value estimate.

                       [IMPROVED SALES MAP APPEARS HERE]

--------------------------------------------------------------------------------------------------------------
                                         NORTH CAROLINA AREA
                                            IMPROVED SALES
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
SALE                                SALE     CASH EQUIV.    YEAR    NO. OF     NRA       OCCUP.       NOI/SF
NO.    NAME/LOCATION                DATE     SALE PRICE     BUILT   UNITS    AVG/UNIT    AT SALE       /UNIT
--------------------------------------------------------------------------------------------------------------
1      Montclair Parc               08/97    $21,013,000    1995    300      284,256      96%         $ 7.11
       7201 Shannopin Drive                                                    948                    $6,739
       Charlotte, NC
--------------------------------------------------------------------------------------------------------------
2      The Oaks                     06/97    $20,250,000    1996    318      280,948      97%         $ 6.48
       4915 Misty Oaks Drive                                                   883                    $5,725
       Charlotte, NC
--------------------------------------------------------------------------------------------------------------
3      Oakwood Gardens              05/97    $23,500,000    1996    288      321,190      80%         $ 6.40
       2305 New England Street                                                1,115                   $7,140
       Charlotte, NC
--------------------------------------------------------------------------------------------------------------
4      Stoney Pointe                03/97    $17,305,000    1991    400      361,520      91%         $ 4.27
       4616 Stoney Trace Drive                                                 904                    $3,864
       Charlotte, NC
--------------------------------------------------------------------------------------------------------------
5      Providence Square            02/97    $20,510,000    1969    473      620,948      99%         $ 3.68
       100 Providence Square                                                  1,313                   $4,830
       Charlotte, NC
--------------------------------------------------------------------------------------------------------------
6      The Regency                  12/96    $11,200,000    1988    178      164,724      94%         $ 6.27
       4817 Wateer Oak Drive                                                   925                    $5,801
       Charlotte, NC
--------------------------------------------------------------------------------------------------------------
7      Fairways at Piper Glen       10/96    $24,500,000    1996    336      317,208      92%         $ 7.18
       6200 Birkdale Valley Drive                                              944                    $6,781
       Charlotte, NC
--------------------------------------------------------------------------------------------------------------
       SUBJECT                                              1985/   232      245,282      96%         $ 5.36
       Hampton Apartments                                   1986              1,057                   $5,665
       4401 Hampton Ridge
       Charlotte, NC
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                                  NORTH CAROLINA AREA
                                                     IMPROVED SALES
--------------------------------------------------------------------------------------------------------------
                                                  CASH EQUIVALENT PRICE
--------------------------------------------------------------------------------------------------------------
SALE                                  PER        PER        OVEALL           EXPENSE
NO.    NAME/LOCATION                  SF        /UNIT       RATE      EGRM    RATIOS
--------------------------------------------------------------------------------------------------------------
1      Montclair Parc                $73.92    $70,043      9.62%    7.10    .31694
       7201 Shannopin Drive
       Charlotte, NC
--------------------------------------------------------------------------------------------------------------
2      The Oaks                      $72.08    $63,679      8.99%    7.23    .34983
       4915 Misty Oaks Drive
       Charlotte, NC
--------------------------------------------------------------------------------------------------------------
3      Oakwood Gardens               $73.17    $81,597      8.75%    7.93    .30613
       2305 New England Street
       Charlotte, NC
--------------------------------------------------------------------------------------------------------------
4      Stoney Pointe                 $47.87    $43,263      8.93%    6.36    .43172
       4616 Stoney Trace Drive
       Charlotte, NC
--------------------------------------------------------------------------------------------------------------
5      Providence Square             $33.03    $43,362     11.13%    4.60    .48752
       100 Providence Square
       Charlotte, NC
--------------------------------------------------------------------------------------------------------------
6      The Regency                   $67.99    $62,921      9.22%    7.07    .34828
       4817 Wateer Oak Drive
       Charlotte, NC
--------------------------------------------------------------------------------------------------------------
7      Fairways at Piper Glen        $77.24    $72,917      9.30%    7.31    .32060
       6200 Birkdale Valley Drive
       Charlotte, NC
--------------------------------------------------------------------------------------------------------------
       SUBJECT                                                                .3750
       Hampton Apartments
       4401 Hampton Ridge
       Charlotte, NC
--------------------------------------------------------------------------------------------------------------

                           SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

                           The Sales Comparison Approach is considered a good valuation method in the event that a sufficient number of similar and recent transactions can be found and accurately verified. The key to the Sales Comparison Approach is that a sufficient number of comparable sales be present to reflect an accurate indication of value. In such an event, market value can be derived directly from the sales, since all complexities involved are properly weighed according to their significance to actual buyers and sellers.

                           This approach is based upon prices paid in actual market transactions. It is a process of correlating and analyzing recently sold properties, which are similar to the subject. The reliability of this technique depends upon (a) the degree of comparability of the property appraised with each sale, (b) the length of time since the sale, (c) the accuracy of the sales data, and (d) the absence of unusual conditions affecting the sale.

                           The comparison process must be based on sales, which constitute acceptable evidence of motivations inherent to the market, occurring under similar market conditions, of similar or reasonably similar apartment projects. These projects were selected since they are reasonably similar to the subject property. A map and a summary of the comparable sales can be found on the preceding pages. The sales used ranged from October of 1996 to August of 1997. Reference is made to the individual sales data included in the Addenda section of this report.

                           SALE 1 is an apartment complex containing 300 units in 284,256 square feet of rentable area. The average unit size of a unit is 948 square feet. The apartment community was developed in 1995 and is situated on
                           22.35 acres. The unit density is 13.42 units per acre. The property sold in August of 1997 for $73.92 per square foot or $70,043 per unit and totaled $21,013,000. This sale is inferior to the subject in terms of average unit size, but larger in total number of units. This sale is similar to the subject in terms of location and occupancy. The sale is superior to the subject in terms of age, net operating income per square foot and per unit.

                           SALE 2 sold in June of 1997 for $20,250,000. The project includes 318 units built in 1996 and is situated on 26.5 acres. The sale equates to $63,679 per unit and $72.08 per square foot. The average unit size is 883 square feet. This sale is superior to the subject in terms of age, number of units, net operating income per square foot and unit and occupancy. This sale is inferior to the subject in terms of average unit size and location.

                           SALE 3 is a 288-unit complex built in 1996 on 25.018 acres. The sale occurred in May of 1997 in the amount of $23,500,000 translating to $81,597 per unit and $73.17 per square foot. The average unit size is 1,115 square feet. This sale had significant vacancy (20%) at the time of the sale. This sale is superior to the subject in terms of age, number of units, average unit size, net operating per square foot and unit. The sale is inferior to the subject in terms of occupancy and location.

                           SALE 4 sold in March of 1997 for $17,305,000. The property contains 400 units on 28.37 acres with an average unit size of 904 square feet. The sale price equates to $43,263 per unit or $47.87 per square foot. The sale is superior to the subject in terms of age and number of units. The sale is inferior to the subject in terms of average unit size, occupancy, location, net operating income per unit and square foot and location.

                           SALE 5 contains 473 units on 62 acres with an average unit size of 1,313 square feet. The sale occurred in February of 1997 in the amount of $20,510,000 or $43,362 per unit and $33.03 per square foot. The sale is superior to the subject in terms of number of units, average unit size, and occupancy. The sale is inferior to the subject in terms of age and net operating income per square foot and unit. The sale has a similar location to subject.

                           SALE 6 occurred in December of 1996 for $11,200,000. The property includes 178 units on 15.16 acres. The sale price translates to $62,921 per unit or $67.99 per square foot. The sale is superior to the subject in terms of age and net operating income per unit and per square foot. The sale is inferior to the subject in terms of number of units, occupancy, and location.

                           SALE 7 sold in October 1996 for $24,500,000. This price is equivalent to $77.24 per square foot or $72,917 per unit. The apartment buildings were built in 1996 and contain 336 units in 317,208 square feet of rentable space. The average unit size is 944 square feet. Unit density for this property is 13.50 units per acre. This project is newer in year of construction (1996) and has more units than the subject with larger total area, however, the sale has slightly inferior average unit size. This sale is superior in net operating income per unit and net operating income per square foot in relation to the subject. The sale has inferior occupancy to the subject. The sale has a similar location to the subject.

                           In lieu of specific adjustments, we compared the improved sales based on the net operating income
                           (NOI) per unit. This method presents a comparison based on the income which a property is capable of generating. Theoretically, the NOI takes into consideration the various factors, which influence value such as quality, size, amenities offered, location, age, condition etc. Thus, these differing factors can be reduced to the common denominator of net operating income.

                           The various sales reflected NOIs per unit ranging from $2,672 to $7,140 including reserves. The subject NOI has been approximated at $5,665 per unit from the Discounted Cash Flow analysis in the Income Approach section of this report.

                           To estimate an adjustment for each sale, the subject's NOI has been compared to the individual NOI of the comparable sales. The adjustments should account for all the various physical and economic differences in each improved property sale as income is a function of the current market. Market conditions should reflect perceived risk or other factors, which may affect value. Since all the sales occurred over the past year to year and one-half, no adjustment for time is considered necessary or indicated by the data. The following chart presents the adjustment process.

                           SALE     SALE                 SUBJECT    ADJUST.     ADJUST.
                            NO.   PRICE/UNIT  NOI/UNIT   NOI/UNIT   FACTOR    PRICE/UNIT
                            1      $70,043     $6,739    $5,665    0.84063      $58,880
                            2       63,679      5,725     5,665    0.98952       63,012
                            3       81,597      7,140     5,665    0.79342       64,740
                            4       43,263      3,864     5,665    1.46610       63,428
                            5       43,362      4,830     5,665    1.17288       50,858
                            6       62,921      5,801     5,665    0.97656       61,446
                            7       72,917      6,781     5,665    0.83542       60,917

                           After adjustment, the sales range in unit price from $50,858 to $64,740 per unit. Sales 2 and 6 are most similar to the subject in terms of economics. These sales represent an adjusted value for the subject of $63,012 and $61,446 per unit. Based on the indications, we have estimated a value for the subject of $62,000 per unit. This calculates to a total value, as follows:

                           232 units at $62,000/unit ..... $14,400,000 (rounded)

                           A second method of comparison is by use of the effective gross rental multiplier (EGRM). In this analysis, the subject's effective gross rental income is multiplied by a factor estimated from the sales to derive an indication of value. The price for which a property will sell is a function of its relationship between its effective gross rental income and sale price. Thus, in this analysis it is important that only multipliers from properties with vacancy and operating expense ratios similar to the subject property be used for comparison.

                                                               OPERATING
                                            SALE     EGRM    EXPENSE RATIO   EGR/UNIT
                                        ------------------------------------------------
                                             1       7.10        0.31694      $ 9,860
                                             2       7.23        0.34983        8,805
                                             3       7.93        0.30613       10,290
                                             4       6.36        0.43172        6,799
                                             5       4.60        0.48752        9,425
                                             6       7.07        0.34828        8,901
                                             7       7.31        0.32060        9,981
                                          Subject                0.3750       $ 9,064

                              From the DCF analysis in the Income Approach, the subject is estimated to have a 37.50 percent operating expense ratio and an EGR per unit of $9,063 in the first year of the holding period. The seven sales utilized in this analysis reflect EGRMs ranging from 4.60 to 7.93. Sales 2 and 6 are also most similar to the subject in EGR per unit at $8,805 and $8,901 respectively. The sales reflect a range of 0.30613 to 0.57134 in operating expense ratios with sales 2 and 6 again most similar to the subject at 0.34983 and 0.34828 respectively. Sale 3, which has the highest EGRM (7.93) and lowest Operating Expense Ratio (.30613) is not considered to provide a reliable indication of EGR/Unit for the subject property because of the high vacancy (20%) at the property at the time of sale.

                              Based on the preceding analysis EGRM for the subject has been estimated at 7.0 resulting in a total value indication as follows:

                              $2,102,768 x 7.0.............$14,700,000 (rounded)

                              The NOI per unit method presented a value indication of $14,400,000 and the effective gross income multiplier indicated a value of $14,700,000. Most weight has been given to the net operating income per unit method due to the ability of this method to account for all the various physical and economic differences in each sale. The limitations of the effective gross rent multiplier method to account for differences in vacancy and operating expense ratios render this approach less reliable. The NOI per unit method indicates a market value of $14,500,000. From this value the $249,152 in deferred maintenance is deducted to arrive at the "as is" market value of the subject. Therefore, it is our opinion that the leased fee market value of the subject property based on the indication provided by the Sales Comparison Approach, all cash, on an "as is" basis as of November 30, 1997 is

                                FOURTEEN MILLION THREE HUNDRED THOUSAND DOLLARS
                                                ($14,300,000)

                 [AREA MAP OF COMPARABLE RENTALS APPEARS HERE]

------------------------------------------------------------------------------------------------------------------------------------
                                                      COMPARABLE RENT SUMMARY
------------------------------------------------------------------------------------------------------------------------------------
                         YEAR    NO. OF    AVG.     1997                             1997        1997
NO.  NAME/LOCATION       BUILT   UNITS     UNIT     PHYS.    UNIT TYPE    UNIT     RENT/MO.   RENT/SF/M      AMENITIES/COMMENTS
                                         SIZE (SF)  OCCUP.               SIZE/SF                  O.
------------------------------------------------------------------------------------------------------------------------------------
 1   Alexander Place     1984-     309     1,045     89%      1BR/1BA        900   $750-775  $0.83-0.86   Unit amenities include
     6316 Cameron        1985                               1BR/1BA/DEN    1,063    805-830   0.76-0.78   fireplaces and W/D.
     Forest Lane                                              2BR/2BA      1,093    825-885   0.76-0.81   Some units have microwave,
                                                                                                          vaulted ceilings, and
                                                                                                          ceiling fans. Project
                                                                                                          amenities include 2
                                                                                                          swimming pools, 2
                                                                                                          clubhouses, tennis courts,
                                                                                                          hot tub, golf cage, and
                                                                                                          laundry facilities. There
                                                                                                          are 47 enclosed garages,
                                                                                                          which rent for $100 per
                                                                                                          month.

                                                                                                          Consessions: $50 off rate
                                                                                                          for 1 BR
------------------------------------------------------------------------------------------------------------------------------------
 2   Summit Simsbury     1985      100       874     93%      1BR/1BA       760    $720-735  $0.95-0.97   Unit amenities include
     4428 Simsburyd                                           2BR/2BA       950     855-920   0.90-0.97   fireplaces, w/d, and
                                                                                                          microwave. Some units
                                                                                                          have vaulted ceilings.
                                                                                                          Project amenities include
                                                                                                          a pool and clubhouse.

                                                                                                          Concessions: $75-$100
                                                                                                          off first month rent.
                                                                                                          Coupon in Apt. Guide for
                                                                                                          additional $200 off 1st
                                                                                                          mo. rent. $50 off rate
                                                                                                          for 1 BR.
------------------------------------------------------------------------------------------------------------------------------------
 3   Providence Court    1996      420     1,102     74%      1BR/1BA       773        $650       $0.84   Unit amenities include
     8110 Providence                                          1BR/1BA       875     690-795   0.79-0.91   fireplaces, microwave,
                                                            1BR/1BA/DEN   1,003     750-855   0.74-0.85   vaulted ceilings, ceiling
                                                              2BR/1BA     1,192   860-1,095   0.72-0.83   fans, W/D connections,
                                                              2BR/2BA     1,372       1,020   0.79-0.87   some units have w/d.
                                                            3BR/2BA/TH    1,621       1,700        1.05   Project amenities include
                                                                                                          2 pools, jacuzzi, tennis
                                                                                                          court, and a clubhouse.

                                                                                                          Concessions: 1/2 mo. off
                                                                                                          first month with 12 mo.
                                                                                                          lease, 1/4 mo off on 6
                                                                                                          mo. lease
------------------------------------------------------------------------------------------------------------------------------------
 4   Summit Ballentyne   1997      246     1,107     56%      1BR/1BA       837        $670       $0.80   Unit amenities include W/D
     13901 Summit                Current                      2BR/1BA       996         780        0.78   connections. Some units
     Commons                                                  2BR/2BA     1,155         850        0.74   have washer/dryer,
                                                            2BR/2BA/TH    1,400       1,280        0.92   microwave, fireplace,
                                                              3BR/2BA     1,315       1,010        0.77   ceiling fan, covered
                                                                                                          parking. Project
                                                                                                          amenities include a pool,
                                                                                                          clubhouse, tennis court,
                                                                                                          exercise room, and laundry
                                                                                                          facilities.

                                                                                                          Concessions: Currently
                                                                                                          offering one month's fre
                                                                                                          rent on 12-month leases
                                                                                                          or free vacation.
====================================================================================================================================

====================================================================================================================================
                                                 COMPARABLE RENT SUMMARY (CONT'D)
------------------------------------------------------------------------------------------------------------------------------------
                         YEAR    NO. OF    AVG.     1997                             1997        1997
NO.  NAME/LOCATION       BUILT   UNITS     UNIT     PHYS.    UNIT TYPE    UNIT     RENT/MO.   RENT/SF/M      AMENITIES/COMMENTS
                                         SIZE (SF)  OCCUP.               SIZE/SF                  0.
------------------------------------------------------------------------------------------------------------------------------------
 5   Crestmont           1996      282       838     74%      1BR/1BA       816        675      0.82      Unit amenities include
     9200 Otter                                               1BR/1BA       890        700      0.78      fireplaces, W/D, covered
                                                            1BR/1BA/DE     1,040       765      0.73      parking, microwave.
                                                                 N         1,115       785      0.70      Project amenities include
                                                            1BR/1BA/DE     1,201       860      0.70      a pool, 2 tennis courts,
                                                                 N         1,440      1,200     0.83      jacuzzi, exercise room,
                                                              2BR/1BA                                     clubhouse, and laundry
                                                              3BR/2BA                                     facilities.

                                                                                                          Concessions: 1/2 mo. free
                                                                                                          on 2 BR/2BA.
------------------------------------------------------------------------------------------------------------------------------------
     SUBJECT               1985    232    1,051      96%     1BR/1BA        770        665    0.84-0.91   Unit amenities include
     PROPERTY                                                1BR/1BA        860        735      0.85      microwaves, fireplaces,
     THE HAMPTONS                                            2BR/1BA        960        715      0.74      walk-in closets, outside
     4401 HAMPTONS RIDGE                                     2BR/1BA       1,055       765      0.73      storage, and W/D units.
     DRIVE                                                   2BR/2BA       1,090       755      0.69      Some units have vaulted
                                                             2BR/2BA       1,180       835      0.70      ceilings or bay windows.
                                                             3BR/2BA       1,295       905      0.69      Project amenities include
                                                             3BR/2BA       1,400       975      0.68      a pool, spa, 2 tennis
                                                                                                          courts, and a clubhouse.

                                                                                                          Concessions:  Move in by
                                                                                                          the 5th of month and get
                                                                                                          next month free.
====================================================================================================================================

                                INCOME APPROACH
--------------------------------------------------------------------------------

                         In estimating the market value of the subject property, one method used by the appraisers was the Income Approach. The Income Approach to value is predicated on the assumption that there is a definite relationship between the amount of net income a property will earn and its value. Ultimately, the Income Approach seeks to estimate the present worth of an anticipated net income stream based on an analysis of its quality, quantity, and duration. In accordance with the principle of substitution, a prudent investor would pay no more to receive an income stream from a specified property than any other property producing an equally desirable income stream.

                         Typically, the first step in the Income Approach is to estimate the potential gross income according to market rent. Market rent means the "going rent" in the neighborhood based on past history and present conditions. Other income is also estimated and includes laundry income, pet deposits, etc. Vacancies are then deducted to arrive at effective gross income. Estimated annual expenses are deducted from the effective gross income, resulting in an indication of net operating income before debt service. From the estimated net annual income, annual debt service (if applicable), is subtracted to obtain annual cash flow to equity. This cash flow can be capitalized into an indication of equity value by direct capitalization utilizing an overall equity rate, or if debt does not exist, an overall capitalization rate. It may also be projected into the future over a selected, but appropriate holding period, discounted along with the anticipated equity reversion at the market discount rate, and added in order to arrive at the net present equity value for the subject property. Since our valuation is on a cash basis, no mortgages were considered. In either method, the present mortgage balance (if applicable) would be added to the equity value to obtain the total value of the property. The appraisers have utilized both the discounted cash flow and the direct capitalization methods in valuing the subject property on an all cash basis.

ESTIMATED GROSS
RENTAL INCOME            Income for the subject property is produced by rental
                         income from the various rental units, as well as laundry income, pet deposits, forfeited security deposits, and miscellaneous income. Information provided by the on-site leasing agents indicated the subject's current rent schedule to be as follows:

========================================================================================================

                                        SUBJECT - RENT ANALYSIS

--------------------------------------------------------------------------------------------------------
                                          UNIT            BASE        BASE MONTHLY
                         UNIT TYPE      SIZE(SF)       RENT/MONTH       RENT/SF        COMPARABILITY
--------------------------------------------------------------------------------------------------------
SUBJECT                   1BR/1BA        770-784         $665-765       $0.86-0.98           --
Summit Simsbury           1BR/1BA          760           730 Ave.             0.96        Superior
Providence Court          1BR/1BA          773                650             0.84        Similar
Crestmont                 1BR/1BA          816                675             0.82        Similar
--------------------------------------------------------------------------------------------------------
SUBJECT                   1BR/1BA          860           $735-765       $0.85-0.89           --
Alexander Place           1BR/lBA          900            750-775        0.83-0.86        Similar
Providence Court          1BR/1BA          875                690             0.79        Similar
Summit Ballentyne         1BR/1BA          837                670             0.80    Slightly Inferior
Crestmont                 1BR/1BA          890                700             0.78    Slightly Inferior
--------------------------------------------------------------------------------------------------------
SUBJECT                   2BR/1BA        945-960         $715-765       $0.76-0.80           --
Alexander Place         1BR/1BA/DEN       1,063           805-830        0.76-0.78        Similar
Summit Simsbury           2BR/2BA          950            855-920        0.90-0.97        Superior
Summit Ballentyne         2BR/1BA          996                780             0.78        Similar
--------------------------------------------------------------------------------------------------------
SUBJECT                   2BR/1BA      1,040-1,055       $765-795       $0.74-0.75           --
Providence Court          2BR/1BA         1,003           750-855        0.74-0.85        Similar
Alexander Place         1BR/1BA/DEN       1,063           805-830        0.76-0.78        Similar
--------------------------------------------------------------------------------------------------------
SUBJECT                   2BR/2BA         1,090          $755-805       $0.69-0.73           --
Alexander Place           2BR/2BA         1,093           825-885        0.76-0.81        Superior
Providence Court          2BR/2BA         1,192           840-860        0.71-0.72        Similar
Crestmont                 2BR/1BA         1,201               860             0.70        Similar
--------------------------------------------------------------------------------------------------------
SUBJECT                   2BR/2BA      1,180-1,190       $755-855       $0.64-0.72           --
Alexander Place           2BR/2BA         1,093           825-885        0.76-0.81        Similar
Summit Ballentyne         2BR/2BA         1,155               850             0.74        Similar
--------------------------------------------------------------------------------------------------------
SUBJECT                   3BR/2BA         1,295          $905-955       $0.70-0.74           --
Providence Court          3BR/2BA         1,372       1,095-1,020        0.79-0.87    Slightly Superior
Summit Ballentyne         3BR/2BA         1,315             1,010             0.77    Slightly Superior
--------------------------------------------------------------------------------------------------------
SUBJECT                   3BR/2BA         1,400        $975-1,005       $0.70-0.72           --
Providence Court          3BR/2BA         1,621             1,700             1.05        Superior
Crestmont                 3BR/2BA         1,440             1,200             0.83        Superior
========================================================================================================

                                          BASED ON "RESIDENT PAYS UTILITIES"
                    ---------------------------------------------------------------------------------
                     PLAN      UNIT TYPE     UNITS     SIZE (SF)    RENT/MO.   RENT/SF   MO. TOTAL
                    ---------------------------------------------------------------------------------
                     1A1         1BR/1BA         8       770        $  665      $0.86    $  5,320
                     1B1         2BR/1BA        12       945           715       0.76       8,580
                     1B1SCH      2BR/1BA         4     1,040           765       0.74       4,160
                     1B2         2BR/2BA        28     1,090           755       0.69      21,140
                     1C2         3BR/2BA         4     1,295           905       0.70       3,620
                     2AlB        1BR/1BA         4       770           695       0.90       2,780
                     2A1S        1BR/1BA         4       860           735       0.86       2,940
                     2B1         2BR/1BA         8       945           735       0.78       5,880
                     2B1B        2BR/1BA         8       960           745       0.78       5,960
                     2B1BVS      2BR/1BA         4     1,055           795       0.76       3,180
                     2B2         2BR/2BA        14     1,090           775       0.71      10,850
                     2B2B        2BR/2BA        24     1,105           785       0.71      18,840
                     2B2S        2BR/2BA        10     1,180           835       0.71       8,350
                     2C2         3BR/2BA         2     1,295           925       0.71       1,850
                     2C2B        3BR/2BA         4     1,295           935       0.72       3,740
                     2C2S        3BR/2BA         2     1,400           975       0.70       1,950
                     3A1BV       1BR/1BA         8       784           715       0.91       5,720
                     3A1BVS       1BR1BA         4       860           765       0.89       3,060
                     3B1BV       2BR/1BA        20       960           765       0.80      15,300
                     3B2BV       2BR/2BA        42     1,105           805       0.73      33,810
                     3B2BVS      2BR/2BA        10     1,190           855       0.72       8,550
                     3C2BV       3BR/2BA         6     1,295           955       0.74       5,730
                     3C2BVSV     3BR/2BA         2     1,400         1,005       0.72       2,010
                                               ---     -----         -----       ----      ------
                                               232     1,057        $  785      $0.74    $182,220

                    S = sun room, B = bay window, V = vaulted ceiling

                    The subject's rents have been compared to closely located and similarly designed apartment complexes in the subject's neighborhood area. For the purpose of this analysis, we have considered five apartment complexes that were found to be most comparable. They range in total number of units from 100 to 309 units, in average unit size from 874 to 1,107 square feet, and in physical occupancy from 74 to 93 percent. These comparable rentals are summarized on a preceding page.

                    All of the comparables surveyed were located within the subject's Southeast submarket. Rent Comparable 1 is the most comparable to the subject overall; specifically, in terms of location, overall physical condition, and average unit size. This comparable indicates an average base rental rate of $0.791 per square foot per month and a current occupancy rate of 89 percent. The other projects used in this analysis were also comparable to the subject and were used as additional indications of market rents in the subject's area. A chart on the facing page provides a detailed rental analysis of the subject and comparables.

                    After accounting for each of the aforementioned factors and the subject's current performance (rent roll dated November 7, 1997), we are of the opinion that all of the subject's current quoted rental rates are at market for all floor plans. Therefore, in consideration of the amount of apartment construction in the overall Charlotte apartment market, as well as the subject's "SE-3" submarket, and in relation to the subject's occupancy and actual rates, the projected market rental income for the subject is summarized as follows:

                    Gross Annual Rental Income: $182,220 x 12 months =
                    $2,186,640

OTHER INCOME        In addition to rental income from apartments, other income is generated by vending machines, forfeited security deposits, pet deposits, late charges, and application fees.
                    Other Income in 1989 was reported at $13,485 or $0.06 per square foot. This figure rose by approximately 58 percent during 1990 to $0.09 per square foot, or a total of $21,344.
                    Other Income in 1991 rose another 33 percent to $0.12 per square foot or $29,762. For 1992, other income totaled
                    $24,591 or $0.10 per square foot, and in 1993 grew to $29,141 or $0.12 per square foot. Actual 1994 and 1995 other income totaled $26,115, or $0.11 per square foot and $25,974, or $0.11 per square foot, respectively. Actual figures for 1996 show a total of $26,778 or $0.11 per square foot. The figure for the 12 months ending November 30, 1997 was $19,178 or $0.08/SF. Based on our experience with similar type properties and the actual performance of the property, it is our opinion that other income in the amount of $0.11 per square foot is typical for a project such as the subject. This equates to a total "Other Income" of $26,800. Over the first year, rents are not estimated to increase, thus, the projected potential gross income for Year 1 of the cash flow as if 100 percent occupied is as follows:

                        Gross Rental Income               $2,186,640
                        Other Income ($0.11/SF)               26,800
                                                           ---------
                        Total Potential Gross Income      $2,213,440


VACANCY AND
COLLECTION LOSS
ESTIMATE In a stable market, economic vacancy and collection loss for an apartment complex will be in the 3 to 7 percent range. This covers the time lag during re-leasing and normal refurbishing of apartment units, the loss of income resulting from bad debt or other vacancies, and for the lag time between market rent and contract rent locked-in for six to 12 months. It also includes the continuing loss of income due to non-revenue generating units, such as those used for models and for employees.

                    According to our market analysis, the average physical vacancy in the Charlotte apartment market was 5.3 percent in August 1997. This is up from the 1996 average physical vacancy of 4.0 percent and the 3.1 percent reported in August 1994 and 1995. The subject's Southeast submarket had a 5.5% vacancy rate in August 1997 and more specifically, the "SE-3" sub-submarket indicated an average physical vacancy of 6.4 percent in August 1997. In surveying the subject's direct competition, the current physical vacancies ranged from 7 to 11 percent for completed projects. Apartment construction in the Charlotte market has been strong over the past three years. In 1995, 3,834 units were built and 4,230 and

==================================================================================================================================
                                      HAMPTONS AT QUAIL HOLLOW HISTORICAL EXPENSES
                                                 RENTABLE SQUARE FEET/UNIT
----------------------------------------------------------------------------------------------------------------------------------
    COMPARABLE           1992           1993           1994           1995           1996           1997           FY 1998 BRA
                                                                                                                   PROJECTION
                                                                                                                        S
----------------------------------------------------------------------------------------------------------------------------------
NRA (SF)                                                             SUBJECT PROPERTY
No. Units                                                               243,720
Year Built                                                                232
Average Unit Size (SF)                                                    1985
                                                                         1,051
----------------------------------------------------------------------------------------------------------------------------------
Expense Category         $/SF   $/Unit  $/SF   $/Unit  $/SF   $/Unit  $/SF   $/Unit  $/SF   $/Unit  $/SF   $/Unit  $/SF    $/Unit
----------------------------------------------------------------------------------------------------------------------------------
Real Estate Taxes         0.50     525  0.56      588  0.55      576  0.52      560  0.53       50  0.55      580   .57       603
----------------------------------------------------------------------------------------------------------------------------------
Insurance                 0.05      51  0.05       53  0.05       57  0.06       63  0.06       65  0.06       61   .07        75
----------------------------------------------------------------------------------------------------------------------------------
Operating Expenses        0.81     850  0.78      819  0.74      774  0.72      757  0.76      801  0.86      906   .81       858
----------------------------------------------------------------------------------------------------------------------------------
Utilities                 0.33     348  0.34      357  0.35      368  0.37      388  0.38      399  0.36      375   .42       440

----------------------------------------------------------------------------------------------------------------------------------
Repair &                  0.25     267  0.30      315  0.30      320  0.32      334  0.32      330  0.29      309   .35       374
Maintenance
----------------------------------------------------------------------------------------------------------------------------------
Contract Services         0.17     188  0.16      168  0.17      175  0.17      181  0.16      171  0.16     1169   .19       198
(Grounds)
----------------------------------------------------------------------------------------------------------------------------------
General                   0.05      49  0.07       74  0.06       70  0.08       86  0.07       77  0.07       76   .09        99
Administrative
----------------------------------------------------------------------------------------------------------------------------------
Management                0.32     334  0.34      357  0.36      381  0.39      405  0.41      429  0.41      432   .43         5%
----------------------------------------------------------------------------------------------------------------------------------
SUBTOTALS                $2.48  $2,612 $2.60   $2,798 $2.58   $2,721 $2.63   $2,759 $2.68   $2,832 $2.76   $2,908  2.93    $3,098
EXPENSES
==================================================================================================================================
ADJUSTMENT                  NA      NA    NA       NA    NA       NA    NA       NA    NA       NA    NA       NA    NA        NA
FACTOR
----------------------------------------------------------------------------------------------------------------------------------
TOTAL EXPENSES           $2.48  $2,612 $2.60   $2,798 $2.58   $2,721 $2.63   $2,759 $2.68   $2,832 $2.76   $2,908 $2.93    $3,098
==================================================================================================================================

     Note:  Columns may not total due to rounding.

                    3,974 units have been added to the apartment market in 1996 and 1997, respectively. An additional 2,194 units are proposed for 1998. As new units become available, vacancy rates will begin to increase. As of November 7, 1997, the subject's physical vacancy was 4.3 percent, while its economic vacancy was 10.2 percent. Economic vacancy is calculated by dividing the collected rent by market rent. Typically, economic vacancy can lag physical vacancy by two to eight percent. Based on our analysis, we have applied an economic vacancy allowance of 5 percent in the first fiscal year and remain at that stabilized level throughout the remainder of our cash flow analysis.

EXPENSE ANALYSIS    The various expenses necessary in the operation of the
                    subject have been estimated including fixed expenses, operating expenses, and reserves for replacement. Proper appraisal technique requires that an appraiser rely on typical expenses as opposed to actual expenses, which may vary according to management or special circumstances that may not persist in the market. In addition, the total expenses per square foot should be within a range typical for similar projects. Reserves for replacement are estimated based on age, condition, and construction quality. It is re-emphasized that all income, as well as expense estimates, are based on the assumption of competent and prudent management.

                    We have based our estimate of project expenses on comparable apartment projects as well as the actual historical performance of the subject property. The subject property's actual 1992, 1993, 1994, 1995, and 1996 expenses as well as fiscal year end 1997 (the 12 months ending November 30, 1997) are shown. Bach Realty Advisor's estimated expenses for the subject property in Fiscal Year 1998 are also displayed. The sales comparables adjusted for time, range in expenses from $2.88 to $3.61 generally without reserves. The newer projects reflect the lower expenses in the range.

                    Primarily based upon the analysis of the subject historically, we have developed the following expense estimates for the subject.

                    REAL ESTATE TAXES - The Mecklenberg County Assessor's Office coordinates the real estate taxes for the subject apartments. The property is subject to the City of Charlotte and the County of Mecklenberg taxing jurisdictions. The 1997 real estate tax amount was $134,465 according to the subject property's operating statement. The subject's estimated taxes for the first year of our cash flow is $139,901 or $.057 per square foot and $603 per unit. This expense is increased 4 percent per year for the duration of the holding period.

                    INSURANCE - This category includes fire and extended coverage. Insurance costs can vary from one property to another, depending upon the type, and whether a blanket policy is used. Often times a property owner will insure multiple properties on one policy in an effort to reduce the cost of insurance per project. Our expense estimate is based upon typical costs for an individually insured apartment project in the Charlotte area. The subject's actual figures for 1992, 1993, 1994, 1995, and 1996 were $0.05 per square foot, $0.05 per square foot, $0.05 per square foot, $0.06 per square foot, and $0.06 per square foot, respectively. The 1997 insurance expense was $0.06 per square foot. These historical expenses appear reasonable but at the lower end of the range in relation to Expense Comparables 1 through 3 which indicated an insurance expense range from $0.07 to $0.10 per square foot. We estimated the subject's insurance expense at $0.07 per square foot or $75 per unit in the first year of our projection for a total of $17,285. This expense is increased by 4 percent annually throughout our projection period.

                    OPERATING EXPENSE - This category includes salaries for office managers and leasing agents, maid services, payroll taxes, and FICA, security, advertising, and promotions. The subject's actual 1992, 1993, 1994, 1995 and 1996 expenses were $0.81 per square foot, $0.78 per square foot, $0.74 per square foot, $0.72 and $0.76 per square foot, respectively. The 1997 expense for the 12 months ending November 30, 1997 was $0.86 per square foot. The expense comparables indicated an operating expense range from $0.41 to $1.17 per square foot, or from $369 to $814 per unit. Comparable 2 had significantly higher operating expenses on a square foot basis due to its small average unit size. Based on the subject's historical expenses and those of the comparables, the appraisers have estimated a 1998 Fiscal Year operating expense of $198,973 or $0.81 per square foot. The per unit expense is $858. This expense is increased 4 percent annually throughout our projection period.

                    UTILITIES - This expense category includes electricity, gas, water, and sewer for the apartment's common area and vacant units. The subject's 1992, 1993, 1994, 1995 and 1996 expenses were $0.33, $0.34, $0.35, $0.37 and $0.38 per
                    square foot, respectively. The subject's utility expense in 1997 was $0.36 per square foot. Utility expenses for the comparables ranged from $0.37 to $0.49 per square foot. Based on the subject's historical, budgeted, and year-to-date utility expense and comparing these figures with those of the expense comparables, the appraisers have estimated a 1998 Fiscal Year utility expense of $0.42 per square foot or $440 per unit for a total of $102,037. This expense is increased 4 percent annually throughout our projection period.

                    REPAIR AND MAINTENANCE - These expenses are necessary in order to keep the property in good repair including plumbing, air-conditioners, electrical, draperies, carpets, janitorial supplies, and decorative costs. The 1992, 1993, 1994, 1995, and 1996 expenses were $0.25 per square foot, $0.30 per square foot, $0.30 per square foot, $0.32 per square foot and $0.32 per square foot respectively. The subject's repair and maintenance expense in 1997 was $0.29 per square foot. The expense comparables offered a repair and maintenance expense range from $0.51 to $0.66 per square foot. Due to the age, overall condition, and ongoing maintenance of the subject property, the appraisers have estimated a repair and maintenance expense of $0.35 per square foot or $374 per unit which, is a total of $86,732. This expense is increased 4 percent annually throughout our projection period.

                    CONTRACT SERVICES - This expense category includes mainly landscaping services. The subject's actual figures for 1992, 1993, 1994, 1995, and 1996 were $0.17 per square foot, $0.16 per square foot, $0.17 per square foot, $0.17 per square foot, and $0.16 per square foot, respectively. The 1997 contract services expense was $0.16 per square foot. Believing that the expense comparable's grounds expense category is most similar to the subject's contract services expense category, the appraisers have compared these two categories. The expense comparables offered a range from $0.15 to $0.28 per square foot. Based on the subject's expenses as well as those offered by the expense comparables, the appraisers have estimated the Fiscal Year 1998 contract services expense to be $0.19 per square foot or $198 per unit. The total estimated contract services expense for the subject is $45,917. This expense is increased 4 percent annually throughout our projection period.

                    GENERAL ADMINISTRATIVE - This expense category includes professional, legal, and accounting costs, administration costs, etc. This expense, however, does not include management. The actual 1992, 1993, 1994, 1995, and 1996 expenses were $0.05 per square foot, $0.07 per square foot, $0.06 per square foot, $0.08 per square foot, and $0.07 per square foot, respectively. The 1997 General Administrative expense was $0.07 per square foot. The expense comparables offered a range from $0.12 to $0.48 per square foot. For Fiscal Year 1998, we have estimated this expense for the subject at $0.09 per square foot or $99 per unit. Combining administrative and operating expenses for the subject totals $0.90 per square foot. For the comparables, the same combination yields a range from $0.54 to $1.29 per square foot. Therefore, the estimated General Administrative expenses for the subject appear reasonable. This estimated expense of $22,958 is increased 4 percent annually throughout our projection period.

                    MANAGEMENT - This includes the fee to outside management or ownership for managing the property. This expense is typically a percentage of the effective gross income of the property. The industry standard for an apartment complex of this size and quality is between 3 and 5 percent of effective gross income. The subject is reportedly at 5 percent of effective gross income. The subject's actual 1992, 1993, 1994, 1995, and 1996 expenses were $0.32, $0.34,
                    $0.36, $0.39, and $0.41 per square foot, respectively. The management expense in 1997 was $0.41 per square foot. Based on the subject's historical and annualized management expenses, we have projected the subject's management fee at 5 percent of effective gross income in each year of our analysis. This amount equates to $105,138 or $0.43 per square foot in the first fiscal year. This expense equals $453 per unit .

EXPENSE SUMMARY     The subject's total expenses in 1992, 1993, 1994, 1995, and
                    1996 were $2.48, $2.60, $2.58, $2.63, and $2.68 per square foot, respectively and an expense per unit range from $2,612 to $2,832. The 1997 total expense was $2.76 per square foot or $2,908 per unit. The expense comparables offered an adjusted total expense range from $2.51 to $3.69 per square foot or $2,256 to $2,972 per unit. Based on the preceding analysis, the appraisers have estimated a 1998 Fiscal Year total expense of $2.93 per square foot or $3,098 per unit.
                    This is within the range indicated by the comparables and the appraisers believe this estimation is reasonable in relation to the market and is reflective of the subject's current expense operations. When reserves are included the expenses are $3.21/SF and $3,398/Unit and in line with other complexes.

RESERVES FOR
REPLACEMENT         A replacement allowance provides for the periodic
                    replacement of building components that wear out more rapidly than the building itself and must be replaced periodically during the building's economic life. These may include roof covering, carpeting, appliances, compressors, parking areas, drives, etc. The subject was constructed in 1985/86 and appears to have had ongoing maintenance since its construction. It is our opinion that a reserve allowance of $0.28 per square foot or $300 per unit is adequate to provide for the continued maintenance of the project. This reserve allowance was included in our expenses prior to concluding the net operating income and is consistent with the market's handling of reserves.

DEFERRED
MAINTENANCE         This category includes replacement of flooring, roof
                    repairs, HVAC repair, exterior repairs such as tie wall replacements, gutter installation, asphalt repair, and landscaping and shrubs that need to be made in 1997 according to on-site management. The subject improvements are in good condition and exhibited only minor deferred maintenance at the time of our inspection. Based on information provided by the subject's regional management, this has been estimated at $249,152 for the subject property and is taken as a lump sum deduction of $250,000 from value which, is what a prospective buyer would do. This amount includes items proposed by on-site management for Fiscal
                    Year 1998 and an itemized list can be found in the Improvements section of this report.

DISCOUNTED CASH
FLOW ANALYSIS
DISCUSSION          A reasonable method for estimating value via the Income
                    Approach is through the use of Discounted Cash Flow
                    Analysis. The Market Value of a real estate investment under the Discounted Cash Flow Method is defined as the discounted sum of all net cash inflows plus the property's discounted reversionary value. Primarily, any given property is only worth the value of the income derived from it.

                    The general methodology of Discounted Cash Flow involves the following steps: 1) increasing each year's cash flows by an appropriate appreciation factor; 2) discounting each year's net cash flow by an appropriate discount rate; 3) deriving the property's reversionary value in the final year and discounting it to the present; and 4) the summation of all cash flows, including final year reversion, into an estimate of value.

                    According to the Third Quarter 1997 real estate investor survey compiled by Peter F. Korpacz & Associates, Inc. the apartment market is being flooded with capital, primarily from REIT's, rendering it almost impossible for large institutional investors to land deals. In addition, brokers have fewer properties to market either because long-term holders are buying product before it is ever offered on the market place or because owners are not willing to sell. The main factor is investors are watching to determine if investment locations are the pace of job growth. The slower pace of job growth in many markets, coupled with continued increases in multi-family and single family permits as well as attractive interest rates could combine to negatively effect the apartment market. As such, some investors are increasing overall vacancy allowance in their acquisition analyses and backing off on revenue growth assumptions. However, apartment investment continues to be attractive for pension funds and REIT's and we anticipate investors will continue to find the apartment market a desirable investment.

DISCOUNT RATE       Over the past several years, the internal rate of return
                    (IRR) has gained greater usefulness and market acceptance as an investment measure. IRR is the yield on an investment based on an initial cash investment, annual cash flows to the property, as well as resale proceeds. IRR allows for return on investment as well as recapture of the original investment when factoring in the reversion. To simulate this process, we have relied upon several investor surveys, which detail reasonable yields or IRR requirements of purchasers.
                    We have used this rate as a discount rate that, when applied to projected cash flows and net resale proceeds (reversion), results in the present value of the property.

                    According to the Third Quarter 1997 Korpacz Real Estate
                                                        -------------------
                    Investor Survey which is compiled by Peter F. Korpacz for
                    ---------------
                    apartment properties, indicated a return requirement ranging from 10.0 to 12.5 percent which has not changed from a year earlier. This IRR depends on the conservative or aggressive nature of rental and expense growth assumptions, as well as location and other factors. Corporate "Baa" bonds are typically viewed as an alternative investment. Real estate is considered riskier due to illiquidity, competition, burden of management, and market conditions; therefore, approximately 50-150 basis points (0.50 to 1.5 percent) could be added to "Baa" bond rates in a normal market. Due to the current construction taking place in the Charlotte apartment market and the subject's submarket, we believe additional risk exists. Based on the previous data, we believe additional risk is inherent in the subject property, and therefore, a 12.0 percent discount rate is reasonable in the current market based on an all cash sale and alternative investments.

CAPITALIZATION
RATE The subject property's reversionary value is derived by capitalizing the eleventh year's net operating income. As mortgage rates have fluctuated over the past several years, it becomes difficult to apply a band of investment method to establish a capitalization rate because capitalization rates do not react dramatically to ups and downs of mortgage interest rates. Additionally, the mercurial nature of the recent market creates a large variance of returns depending on property potential. Again, according to the previously cited investor survey, investors for apartment properties indicated a terminal capitalization rate range from 7.5 to
                    10.5 percent.

                    The most comparable sales indicate "going-in" capitalization rates as follows:

                         SALE   IDENTIFICATION         SALE DATE      CAPITALIZATION RATE
                        ------------------------------------------------------------------
                          1     Montclair Park            08/97                9.62%
                          2     The Oaks                  06/97                8.99%
                          3     Oakwood Gardens           05/97                8.75%
                          4     Stoney Point              03/97                8.93%
                          5     Providence Square         02/97               11.13%
                          6     The Regency               12/96                9.22%
                          7     Fairway @ Piper Glen      10/96                9.30%

                    The 8.75 to 11.13 percent capitalization rate range presented above includes reserves. The sales most similar to the subject in terms of net operating income per unit are Sales 2 and 6 and these sales reflect "going-in" capitalization rates of 8.99 and 9.22 percent respectively. The most recent sales are Sales 1 and 2 with 9.62 percent and 8.99 percent capitalization rates. Therefore, after consideration of the above discussion it is our opinion that a 9.25 percent "going-in" capitalization rate is appropriate and reasonable in this market for the subject property.

                    Typically, the terminal capitalization rate would be higher than the "going-in" capitalization rate due to the greater risk and older age of the property at the end of the projection period; therefore, 0.75 percent is added to the "going-in" capitalization rate for these factors. A terminal capitalization rate of 10.0 percent is felt to be appropriate for the subject property.

CASH FLOW
ASSUMPTIONS         Rents were based on an average current monthly rental rate of approximately $0.74 per square foot per month. During the projection period, rents were not increased during the first fiscal year (1998) and they were increased at a rate of 4 percent every year thereafter. As construction continues, rents are expected to level off while new units are absorbed and then increase at a 4 percent per year rate.

                    Other Income is held flat for the first year of the cash flow, then increased at the same rate as rents.

                    The subject's current physical vacancy rate is 4.3% while the economic vacancy rate is 10.2%. The difference between the two vacancy rates is attributable to the difference between contract and market rents as well as concessions. It is our opinion that the subject will maintain a 5.0 percent economic vacancy rate in the first year and remain at that stabilized economic vacancy rate throughout the remainder of the cash flow projection.

                      . The property has been appraised based on a "resident pays utilities" status.

                      . Expenses (with the exception of management) have been increased at an average growth rate of 4 percent annually over the 11-year projection period. Management expenses are based on a percentage of effective gross income and increase with occupancy and rental increases.

                      .  A discount rate of 12 percent was utilized.

                      . A terminal capitalization rate of 10.0 percent was believed reasonable.

                      . A sales cost of 4 percent of the reversionary value was estimated.

                      . A cash flow analysis for the subject may be found on the following facing page. The estimated leased fee market value for the subject on an "as is" basis via the discounted cash flow method is

                       FOURTEEN MILLION FOUR HUNDRED THOUSAND DOLLARS
                                        ($14,400,000)

-----------------------------------------------------------------------------------------------------------------------------------
                                                          The Hamptons at Quail Hollow
Period                                                         1          2          3          4          5          6          7
Fiscal Year ending Nov 30                                   1998       1999       2000       2001       2002       2003       2004
-----------------------------------------------------------------------------------------------------------------------------------
  Apt. Rents                                           2,186,640  2,274,106  2,365,070  2,459,673  2,558,060  2,660,382  2,766,797
  Rent/SF/Mo.                                              0.743      0.773      0.804      0.836      0.869      0.904      0.940
  Other Income/Yr.                  0.11                  26,800     27,872     28,987     30,146     31,352     32,606     33,911
                                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross Income:                                          2,213,440  2,301,978  2,394,057  2,489,819  2,589,412  2,692,988  2,800,708

  % Vacancy                                                 5.00%      5.00%      5.00%      5.00%      5.00%      5.00%      5.00%
  Vacancy Allowance                                      110,672    115,099    119,703    124,491    129,471    134,649    140,035
                                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
Eff. Gross Income:                                     2,102,768  2,186,879  2,274,354  2,365,328  2,459,941  2,558,339  2,660,672

                                   --------------
 Expenses:                          Unit      SF
                                   --------------
  Real Estate Taxes                  603     0.57        139,901    145,497    151,317    157,370    163,664    170,211    177,019
  Insurance                           75     0.07         17,285     17,976     18,695     19,443     20,221     21,030     21,871
Operating Expenses                   858     0.81        198,973    206,932    215,209    223,817    232,770    242,081    251,764
  Utilities                          440     0.42        102,037    106,119    110,364    114,778    119,369    124,144    129,110
  Repairs & Maintenance              374     0.35         86,732     90,201     93,809     97,561    101,464    105,522    109,743
  Contract Services                  198     0.19         45,917     47,753     49,664     51,650     53,716     55,865     58,099
  General & Administrative            99     0.09         22,958     23,877     24,832     25,825     26,858     27,932     29,050
  Management Fee                    5.00%    0.43        105,138    109,344    113,718    118,266    122,997    127,917    133,034
  Reserves                           300     0.28         69,600     72,384     75,279     78,291     81,422     84,679     88,066
                                   -----     ----      ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total Expenses:                    3,399     3.21        788,541    820,083    852,886    887,002    922,482    959,381    997,756
                                   --------------
Per SF Per Yr.                                              3.21       3.34       3.48       3.62       3.76       3.91       4.07
Per Unit Per Yr.                                           3,399      3,535      3,676      3,823      3,976      4,135      4,301
                                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net Operating Income:                                  1,314,227  1,366,796  1,421,468  1,478,326  1,537,460  1,598,958  1,662,916
Per SF Per Yr.                                              5.36       5.57       5.80       6.03       6.27       6.52       6.78
Per Unit Per Yr.                                           5,665      5,891      6,127      6,372      6,627      6,892      7,168

-----------------------------------------------------------------------------------------------------------------------------------

Capital Items:
 Deterred Maintenance                                    250,000
                                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
Cash Flow:                                             1,064,227  1,366,796  1,421.468  1,478,326  1,537,460  1,598,958  1,662,916
                                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
Present Value Factor                        12.00%      0.892857   0.797194   0.711780   0.635518   0.567427   0.506631   0.452349
Present Value of Cash Flow                               950,203  1,089,601  1,011,773    939.503    872,396    810,082    752,219

NOI in 11th Year                                       1,945,377          Present Value of Income Stream      8,375,130
Ro at Reversion                                            10.00%         Present Value of Reversion          6,013,049
                                                       ----------         ----------------------------------------------
Indicated Reversion                                    19,453,768         Indicated Value of Subject         14,388,179
Less: Sales Costs                            4.00%        778,151         Indicated Value/SF                      58.66
                                                       ----------
Reversion in 11th Yr                                   18,675,617         Indicated Value/Unit                   62,018
                                                                          GIM at Indicated Value                   6.58
                                                                          Ro at Indicated Value                    9.13%
                                                                          ----------------------------------------------

-----------------------------------------------------------------------------------------
Period                                                8          9         10         11
Fiscal Year ending Nov 30                          2005       2006       2007       2008
-----------------------------------------------------------------------------------------
Income:
  Apt. Rents                                  2,877,469  2,992,568  3,112,271  3,236,761
  Rent/SF/Mo.                                     0.978      1.017      1.057      1.100
  Other Income/Yr.                               35,267     36,678     38,145     39,671
                                              ---------  ---------  ---------  ---------
Gross Income:                                 2,912,736  3,029,245  3,150,415  3,276,432

  % Vacancy                                        5.00%      5.00%      5.00%      5.00%
  Vacancy Allowance                             145,637    151,462    157,521    163,822
                                              ---------  ---------  ---------  ---------
Eff. Gross Income:                            2,767,099  2,877,783  2,992,895  3,112,610

 Expenses:

  Real Estate Taxes                             184,100    191,464    199,123    207,088
  Insurance                                      22,746     23,655     24,602     25,586
Operating Expenses                              261,835    272,308    283,200    294,528
  Utilities                                     134,274    139,645    145,231    151,040
  Repairs & Maintenance                         114,133    118,698    123,446    128,384
  Contract Services                              60,423     62,840     65,354     67,968
  General & Administrative                       30,212     31,420     32,677     33,984
  Management Fee                                138,355    143,889    149,645    155,631
  Reserves                                       91,589     95,252     99,063    103,025

Total Expenses:                               1,037,666  1,079,173  1,122,340  1,167,234
Per SF Per Yr.                                     4.23       4.40       4.58       4.76
Per Unit Per Yr.                                  4,473      4,652      4,838      5,031
                                              ---------  ---------  ---------  ---------
Net Operating Income:                         1,729,433  1,798,610  1,870,555  1,945,377
Per SF Per Yr.                                     7.05       7.33       7.63       7.93
Per Unit Per Yr.                                  7,454      7,753      8,063      8,385
-----------------------------------------------------------------------------------------

Capital Items:
 Deterred Maintenance
                                              ---------  ---------  ---------  ---------
Cash Flow:                                    1,729,433  1,798,610  1,870,555  1,945,377
                                              ---------  ---------  ---------  ---------
Present Value Factor                           0.403883   0.360610   0.321973   0.287476

Present Value of Cash Flow                      698,489    648,597    602,269    559,249

NOI in 11th Year
Ro at Reversion


Indicated Reversion
Less: Sales Costs
Reversion in 11th Yr

================================================================================
                              CASH FLOW SUMMARY
     ------------------------------------------------------------------
     Fiscal Year            Annual          12.00%            PV of

     Ending 11/30         Cash Flows      NPV Factor        Cash Flows
     ------------------------------------------------------------------
             1998         $1,064,227        0.892857          $950,203
             1999         $1,366,796        0.797194         1,089,601
             2000         $1,421,468        0.711780         1,011,773
             2001         $1,478,326        0.635518           939,503
             2002         $1,537,460        0.567427           872,396
             2003         $1,598,958        0.506631           810,082
             2004         $1,662,916        0.452349           752,219
             2005         $1,729,433        0.403883           698,489
             2006         $1,798,610        0.360610           648,597
             2007         $1,870,555        0.321973           602,269
                                                               -------

     Total                                                  $8,375,130

     Projected NOI in 11th Year                             $1,945,377

     Going-out Capitalization Rate                               10.00%
                                                                 -----

     Estimated Value of Property at End of 10th Year       $19,453,768

     Less Sales Cost @                          4.00%         (778,151)
                                                              ---------

     Value of Reversion at End of 10th Year                $18,675,617

     Discount Factor                           12.00%         0.321973
                                                              --------

     Present Value of the Reversion                         $6,013,049

     Sum of Present Values of Cash Flow                      8,375,130
                                                             ---------

     Market Value as of November 30, 1997                  $14,388,179

                                        Rounded            $14,400,000

================================================================================

=========================================================================================================
                              DIRECT CAPITALIZATION
Gross Potential Rental Income                            2,186,640
Other Income                                                26,800

Total                                                    2,213,440

Gross Income                                             2,213,440
Vacancy                            5.00%                   110,672

Effective Gross Income                                                                          2,102,768

Expenses

                         Real Estate Taxes                 139,901
                         Insurance                          17,285
                         Operating Expenses                198,973
                         Utilities                         102,037
                         Repairs & Maintenance              86,732
                         Contract Services                  45,917
                         General Administrative             22,958
                         Management Fee                    105,138
                         Reserves for Replacement           69,600

Total Expenses                                                                                    788,541

Net Operating Income                                                                            1,314,227

Capitalization Rate                                                                                 9.25%

Fee Simple Stabilized Market value                                                             14,207,858

Less:                    Deferred Maintenance                                                     250,000
                         Rent Loss Due to Lease Up                                                  7,120

Leased Fee "As Is" Market Value                                                                13,950,737
                                                                    (Rounded)                  14,000,000

                         Rent Loss Due to Lease-up
---------------------------------------------------------------------------------------------------------

                                                            Year 1               Year 2

                                                       -------------        -------------
Stabilized NOI                                            1,314,227            1,314,227
Projected NOI                                             1,306,608            1,366,796

                                                       -------------        -------------
Rent Loss                                                     7,619                    0
PV Factor                7.00%                          0.934579439          0.873438728

                                                       -------------        -------------
PV Income Loss                                                7,120                    0

Cumulative Total                                                                   7,120
=========================================================================================================

                             DIRECT CAPITALIZATION

                    Direct capitalization is a method used to convert a single year's income estimate into a value indication. In direct capitalization, a rate of return for the investor and recapture of the capital invested is implicit in the overall capitalization rate.

                    The overall capitalization rate was chosen after analyzing the comparable apartment sales in our Sales Comparison Approach. These sales indicated a range of "going-in" capitalization rates adjusted for reserves from 8.75 to
                    11.13 percent. As previously discussed, a "going-in" capitalization rate of 9.25 percent was deemed appropriate after adjusting for reserves.

                    Since the subject is estimated to have attained a stabilized occupancy in Year 1, it is not necessary to deduct the rent loss due to lease-up/contract rents. However, deferred maintenance expenditures are deducted to derive the subject's "as is" value by this approach. This methodology is illustrated above. The final value by this method is as follows:

                           FOURTEEN MILLION DOLLARS
                                 ($14,000,000)

INCOME APPROACH
CONCLUSION          DCF Method......................................$14,400,000
                    Direct Capitalization Method....................$14,000,000

                    The two methods of comparison are supportive of each other. We are of the opinion that the "as is" leased fee market value of the subject property, as of November 30, 1997 is $14,200,000 as indicated by the Income Approach.

                                RECONCILIATION
--------------------------------------------------------------------------------

                             SALES COMPARISON APPROACH               $14,300,000
                             INCOME APPROACH                         $14,200,000

                    The Sales Comparison Approach utilized recent comparable sales of similar properties in the area. The weakness of the Sales Comparison Approach is that no two properties are exactly alike and exact conditions of a sale are often unknown. The strength of this approach is that it indicates, that market activity based on the willing buyer/willing seller concept. Because the market data provided a number of recent sales which are considered relatively comparable and in the subject's general area, we have placed weight on this approach.

                    The Income Approach attempts to measure investment qualities of the property. Based on rental rates in the immediate area of the subject, estimated expenses, and investor returns derived from the market, we have estimated value. Actual data on the property, as well as comparable data was considered adequate. Because the Income Approach deals directly with income streams, we feel it is a very good indication of current market conditions. It tends to reflect a value which an investor of a property would anticipate. We have also placed weight on the Income Approach.

                    The two approaches are supportive of each other. Therefore, it is our opinion that the "as is" leased fee market value of the subject property, on an all cash basis, as of November 30, 1997 is


                       THIRTEEN MILLION EIGHT HUNDRED THOUSAND DOLLARS
                                     ($14,200,000)

                                MONTCLAIR PARC
--------------------------------------------------------------------------------


                            [PICTURE APPEARS HERE]

                        COMPARABLE APARTMENT SALE    1

PROPERTY IDENTIFICATION
Job Number                  97-067
Project Name                Montclair Parc
Address                     7201 Shannopin Drive
City/ State                 Charlotte, N.C.

TRANSACTION DATA
Sale Date                   08/97
Grantor (Seller)            Charlotte Montclair L.P.
Grantee (Buyer)             CWS Harbor Cove/Montclair Associates Ltd., et al.
Recorded Document           9199-105
Sale Price                  $21,013,000
Occupancy                   96%
Sale Price per Unit         $70,043
Sale Price per SF           $73.92
Capitalization Rate         9.62%

TERMS OF SALE               Cash to seller; $16,000,000 mortgage to Connecticut
                            General Life

INCOME/EXPENSE DATA
Potential Gross Income             $3,082,980
Vacancy/Collection Loss            $ (123,319)
Effective Gross Income             $2,959,661
Operating Expenses                 $ (938,045) est.
Net Operating Income               $2,021,616 est.

PROPERTY DESCRIPTION
Year Built                  1995
Last Year Renovated         NA
Number of Stories           2-3
Number of Units             300
Number of Bedrooms          468
Net Rentable Area           284,256 SF
Average Unit Size           948 SF
Land Area                   22.35 Acres
Unit Density                13.42 Units per Acre
Property Condition          Excellent
Parking (type)              Open, asphalt paved and carport, some garages
Construction Type           Wood frame with brick and wood siding, composition
                            roof

Confirmed With              Harvey Jeffers, Yandle-Jeffers Group & Charlotte
                            Apartment Report (9/97)
Date Confirmed              11/14/97 and 11/24/97 by Stevan Bach, Bach Realty
                            Advisors
Comments                    Amenities include swimming pool, clubhouse, rec
                            center, business center, and security alarm. Garage parking is $65/month and carports are $20/month premium in the monthly rent.

                                    THE OAKS
--------------------------------------------------------------------------------


                            [PICTURE APPEARS HERE]



                            [PICTURE APPEARS HERE]

                        COMPARABLE APARTMENT SALE   2

PROPERTY IDENTIFICATION
Job Number                  97-067
Project Name                The Oaks
Address                     4915 Misty Oaks Drive
City/ State                 Charlotte, N.C.

TRANSACTION DATA
Sale Date                   06/97
Grantor (Seller)            Allegience Group, AGI
Grantee (Buyer)             Merryland
Recorded Document           9111-675
Sale Price                  $20,250,000
Occupancy                   97.2%
Sale Price per Unit         $63,679
Sale Price per SF           $72.08
Capitalization Rate         8.99%

TERMS OF SALE               Cash to seller

INCOME/EXPENSE DATA
Potential Gross Income             $2,880,658
Vacancy/Collection Loss              $(80,658)
Effective Gross Income             $2,800,000
Operating Expenses                  $(979,525)
Net Operating Income               $1,820,475

PROPERTY DESCRIPTION
Year Built                  1996
Last Year Renovated         NA
Number of Stories           2
Number of Units             318
Number of Bedrooms          460
Net Rentable Area           280,948 SF
Average Unit Size           883 SF
Land Area                   26.5 Acres
Unit Density                12 Units per Acre
Property Condition          Excellent
Parking (type)              112 Garages
Construction Type           Wood frame with masonite siding and brick veneer
Project Amenities:          Outdoor pool, tennis court, sport court, clubhouse,
                            fitness center, picnic/grill areas, controlled access gate.

Confirmed With              Murray Williams, First Union Corp.
Date Confirmed              11/12/97 by Stevan Bach, Bach Realty Advisors, Inc.

                                OAKWOOD GARDENS
--------------------------------------------------------------------------------



                            [PICTURE APPEARS HERE]

                        COMPARABLE APARTMENT SALE    3

PROPERTY IDENTIFICATION
Job Number                  97-067
Project Name                Oakwood Gardens
Address                     2305 New England Street
City/ State                 Charlotte, N.C.

TRANSACTION DATA
Sale Date                   05/97
Grantor (Seller)            Dominion HBA, L.P.
Grantee (Buyer)             Oakwood Gardens -- Coronado, L.P.
Recorded Document           9061-147
Sale Price                  $23,500,000
Occupancy                   80%
Sale Price per Unit         $81,597
SalePriceper SF             $73.17
Capitalization Rate         8.75%

TERMS OF SALE               Cash to seller

INCOME/EXPENSE DATA
Potential Gross Income            $3,704,313
Vacancy/Collection Loss           $ (740,863)
Effective Gross Income            $2,963,450
Operating Expenses                $ (907,200)
Net Operating Income              $2,056,250

PROPERTY DESCRIPTION
Year Built                  1996
Last Year Renovated         NA
Number of Stories           2 and 3
Number of Units             288
Number of Bedrooms          518
Net Rentable Area           321,190 SF
Average Unit Size           1,115 SF
Land Area                   25.018 Acres
Unit Density                11.51 Units per Acre
Property Condition          Excellent
Parking (type)              38 detached and 37 attached garages
Construction Type           Wood frame w/stone veneer/Board siding
Project Amenities           Tennis, exercise facility, outdoor pool,
                            basketball court, clubhouse, picnic area, laundry room, volleyball court, business center

Confirmed With              Murray Williams, First Union Corporation
Date Confirmed              11/12/97 by Stevan Bach, Bach Realty Advisors, Inc.
Comments                    Approximately 30% of the units were planned for
                            conversion to corporate apartment rental by buyer

                                 STONEY POINTE
--------------------------------------------------------------------------------



                            [PICTURE APPEARS HERE]

                         COMPARABLE APARTMENT SALE   4

PROPERTY IDENTIFICATION
Job Number                   97-067
Project Name                 Stoney Pointe
Address                      4616 Stoney Trace Drive
City/ State                  Charlotte, N.C.

TRANSACTION DATA
Sale Date                    03/97
Grantor (Seller)             Capers Properties, L.P.
Grantee (Buyer)              UDRT of N.C., L.L.C.
Recorded Document            8955-483
Sale Price                   $17,305,000
Occupancy                    91%
Sale Price per Unit          $43,263
Sale Price per SF            $47.87
Capitalization Rate          8.93%

TERMS OF SALE                Cash to assumed mortgage of $12,629,698

INCOME/EXPENSE DATA
Potential Gross Income             $2,988,480 est.
Vacancy/Collection Loss            $(268,963)
Effective Gross Income             $2,719,517
Operating Expenses                 $(1,174,063)
Net Operating Income               $1,545,454

PROPERTY DESCRIPTION
Year Built                   1991
Last Year Renovated          NA
Number of Stories            3
Number of Units              400
Number of Bedrooms           800
Net Rentable Area            361,520 SF
Average Unit Size            904 SF
Land Area                    28.37 Acres
Unit Density                 14.10 Units per Acre
Property Condition           Good
Parking (type)               Open asphalt
Construction Type            Wood frame with wood siding and gable composition
                             shingle roof
Project Amenities            Clubhouse, pool, tennis court, exercise facility,
                             laundry, and fireplaces

Confirmed With               Harvey Jeffers, Yandle-Jeffers Group & Charlotte
                             Apartment Report (9/97)
Date Confirmed               11/14/97 and 11/24/97 by Stevan Bach, Bach Realty
                             Advisors, Inc.

                               PROVIDENCE SQUARE
--------------------------------------------------------------------------------


                            [PICTURE APPEARS HERE]

                        COMPARABLE APARTMENT SALE    5


PROPERTY IDENTIFICATION
Job Number                  97-067
Project Name                Providence Square
Address                     100 Providence Square
City/ State                 Charlotte, N.C.

TRANSACTION DATA
Sale Date                    02/97
Grantor (Seller)             100 Providence Square, L.P.
Grantee (Buyer)              The Corner, L.P.
Recorded Document            8939-490
Sale Price                   $20,510,000
Occupancy                    99%
Sale Price per Unit          $43,362
Sale Price per SF            $33.03
Capitalization Rate          11.13%

TERMS OF SALE                Cash to mortgage with balance of $16,789,620

INCOME/EXPENSE DATA
Potential Gross Income             $4,502,915
Vacancy/Collection Loss            $($45,029)
Effective Gross Income             $4,457,886
Operating Expenses                 $(2,173,318) est.
Net Operating Income               $2,284,568

PROPERTY DESCRIPTION
Year Built                   1969
Last Year Renovated          Unknown
Number of Stories            2
Number of Units              473
Number of Bedrooms           1,187
Net Rentable Area            620,948 SF
Average Unit Size            1,313 SF
Land Area                    62 Acres
Unit Density                 7.63 Units per Acre
Property Condition           Good
Parking (type)               Open spaces, asphalt paved
Construction Type            Wood frame with brick and wood exterior, gable
                             composition shingle roof

Confirmed With               Harvey Jeffers, Yandle-Jeffers Group
Date Confirmed               11/14/97 by Stevan Bach, Bach Realty Advisors, Inc.
Comments                     Amenities are clubhouse, pool, tennis court,
                             playground, storage and fireplaces.

                                  THE REGENCY
--------------------------------------------------------------------------------


                            [PICTURE APPEARS HERE]

                        COMPARABLE APARTMENT SALE    6

PROPERTY IDENTIFICATION
Job Number                  97-067
Project Name                The Regency
Address                     4817 Water Oak Road
City/ State                 Charlotte, N.C.

TRANSACTION DATA
Sale Date                   12/96
Grantor (Seller)            PERA Regency, Inc. (Invesco Realty Advisors)
Grantee (Buyer)             Merry Land
Recorded Document           NA
Sale Price                  $11,200,000
Occupancy                   94%
Sale Price per Unit         $62,921
Sale Price per SF           $67.99
Capitalization Rate         9.22%

TERMS OF SALE               Cash to seller

INCOME/EXPENSE DATA
Potential Gross Income             $1,645,821
Vacancy/Collection Loss            $(61,485)
Effective Gross Income             $1,584,336
Operating Expenses                 $(551,800)
Net Operating Income               $1,032,536

PROPERTY DESCRIPTION
Year Built                  1988
Last Year Renovated         N/A
Number of Stories           2 and 3
Number of Units             178
Number of Bedrooms          314
Net Rentable Area           164,724 SF
Average Unit Size           925 SF
Land Area                   15.16 Acres
Unit Density                11.74 Units per Acre
Property Condition          Good
Parking (type)              Open, asphalt paved and carports
Construction Type           Wood frame/stucco and brick exterior
Project Amenities           Clubhouse, pool, tennis court, and laundry rooms.
                            Units have microwaves and some units have fireplaces

Confirmed With              Murray Williams, First Union Corp.
Date Confirmed              11/12/97 by Stevan Bach, Bach Realty Advisors, Inc.
Comments                    Carports bring a $25/month rent premium

                             FAIRWAYS AT PIPER GLEN
--------------------------------------------------------------------------------


                            [PICTURE APPEARS HERE]

                        COMPARABLE APARTMENT SALE    7

PROPERTY IDENTIFICATION
Job Number                  97-067
Project Name                Fairways at Piper Glen
Address                     6200 Birkdale Valley Drive
City/ State                 Charlotte, N.C.

TRANSACTION DATA
Sale Date                   10/97
Grantor (Seller)            Fairfield Communities/Graystone Realty, Ing.
Grantee (Buyer)             Ing
Recorded Document           6777-646
Sale Price                  $24,500,000
Occupancy                   92%
Sale Price per Unit         $72,917
Sale Price per SF           $77.24
Capitalization Rate         9.30%

TERMS OF SALE               Cash to seller, assumed mortgage of $12,629,698

INCOME/EXPENSE DATA
Potential Gross Income             $3,645,326
Vacancy/Collection Loss            $(291,626)
Effective Gross Income             $3,353,700
Operating Expenses                 $(1,075,200)
Net Operating Income               $2,278,500

PROPERTY DESCRIPTION
Year Built                  1996
Last Year Renovated         NA
Number of Stories           2 and 3
Number of Units             336
Number of Bedrooms          520
Net Rentable Area           317,208 SF
Average Unit Size           944 SF
Land Area                   24.884 Acres
Unit Density                13.50 Units per Acre
Property Condition          Excellent
Parking (type)              Detached and attached garages and open asphalt paved
                            spaces
Construction Type           Wood frame/Brick veneer/Board siding, composition
                            shingle roof
Project Amenities           Pool, clubhouse, exercise facility
Unit Amenities              Fireplaces, microwaves, ceiling fans, 9 ft.
                            ceilings, crown molding, security alarm

Confirmed With              Murray Williams, First Union Corporation
Date Confirmed              11/12/97 by Stevan Bach, Bach Realty Advisors, Inc.
Comments                    Luxury class apartments. This was a pre-sale of a
                            property that was in lease-up at sale date.

                                 ALEXANDER PLACE
--------------------------------------------------------------------------------


                            [PICTURE APPEARS HERE]


                            [PICTURE APPEARS HERE]

                               RENT COMPARABLE 1


PROPERTY IDENTIFICATION
Name of Project:                  Alexander Place
Street Address:                   6316 Cameron Forest Lane
City/State:                       Charlotte, North Carolina

PROPERTY DESCRIPTION
Year Built/Renovated:             1984/85
Number of Buildings:              22
Number of Stories:                2 and 3
Number of Units:                  309
Net Rentable Area (SF):           323,019
Average Unit Size (SF):           1,045
Parking Surface:                  Asphalt
Type of Construction:             Wood siding with pitched composition shingle
                                  roofs
Unit Mix:

                                  TOTAL       UNIT         SIZE      MONTHLY       MONTHLY
                                  UNITS       TYPE         (SF)       RENT         RENT/SF
                                ------------------------------------------------------------
                                   66        1BR/1BA         900    $750-775    $0.833-0.861
                                   66      1BR/1BA/DEN     1,063     805-830     0.757-0.781
                                  177       2BR/2BA        1,093     825-885      0.755-0.81

Unit Amenities:                   Fireplaces and washer/dryer. Some units have
                                  microwave, vaulted ceilings, and ceiling fans.

Project Amenities:                (2) swimming pools, (2) tennis courts, (2) hot
                                  tubs, clubrooms, golf cage, and laundry
                                  facility

ECONOMIC DATA
Percent Occupied:                 89%
Avg. Monthly Rent/SF of NRA:      $0.791
Electricity Paid By:              Tenant
Length of Lease:                  6 through 12 months
Security Deposit:                 $150/1 BR          $250/2 BR
Pets Allowed/Deposit:             $300 deposit with $10 monthly pet fee ($150
                                  nonrefundable)

Confirmed With:                   1997 Carolinas Real Data and on-site
                                  management
Date Confirmed:                   12/97 by Stevan Bach, Bach Realty Advisors,
                                  Inc.

Comments:                         This management company requires a $150
                                  application fee. Across the street from
                                  subject property. This property resurfaced and restriped parking areas and painted the exteriors of its buildings in 1996. There are 47 newly constructed enclosed garages at $100 per month additional rent.

Concessions                       $75-$ 100 off each month rent. Coupon in
                                  Apartment Guides gives additional $200 off 1st month rent.

                                SUMMIT SIMSBURY
--------------------------------------------------------------------------------


                            [PICTURE APPEARS HERE]

                               RENT COMPARABLE 2


PROPERTY IDENTIFICATION
Name of Project:                           Summit Simsbury
Street Address:                            4428 Simsbury Road
City/State:                                Charlotte, North Carolina

PROPERTY DESCRIPTION
Year Built/Renovated:                      1985
Number of Buildings:                       Unknown
Number of Stories:                         2-3
Number of Units:                           100
Net Rentable Area (SF):                    87,400
Average Unit Size (SF):                    874
Parking Surface:                           Asphalt
Type of Construction:                      Wood frame with brick and wood
                                           exterior, composition shingle roof

Unit Mix:

                                                  TOTAL    UNIT      SIZE     MONTHLY     MONTHLY
                                                  UNITS    TYPE      (SF)      RENT       RENT/SF
                                                -----------------------------------------------------
                                                   40     1BR/1BA     760    $720-735        $0.947-
                                                   60     2BR/2BA     950     855-920          0.967
                                                                                         0.900-0.968

Unit Amenities:                            Washer/dryer units and connections,
                                           microwaves, fireplaces, storage.
Project Amenities:                         Indoor/outdoor swimming pool, laundry
                                           room, clubroom, and security alarms.

ECONOMIC DATA
Percent Occupied:                          93%
Avg. Monthly Rent/SF of NRA:               $0.942
Electricity Paid By:                       Tenant
Length of Lease:                           6 and 12 months
Security Deposit:                          $300
Pets Allowed/Deposit:                      $400

Confirmed With:                            On-site management and 1997 Carolinas
                                           Real Data
Date Confirmed:                            12/97 by Stevan Bach, Bach Realty
                                           Advisors, Inc.

Comments:                                  $50 off rent for 1 bedroom

                               PROVIDENCE COURT
--------------------------------------------------------------------------------


                            [PICTURE APPEARS HERE]



                            [PICTURE APPEARS HERE]

                               RENT COMPARABLE 3

PROPERTY IDENTIFICATION
Name of Project:                          Providence Court
Street Address:                           8110 Providence Court Lane
City/State:                               Charlotte, North Carolina

Property Description
Year Built/Renovated:                     1996
Number of Buildings:                      Unknown
Number of Stories:                        2
Number of Units:                          420
Net Rentable Area (SF):                   453,804
Average Unit Size (SF):                   1,080
Parking Surface:                          Asphalt
Type of Construction:                     Wood frame with brick and wood siding,
                                          composition shingle roof

Unit Mix:

                                           TOTAL       UNIT         SIZE      MONTHLY      MONTHLY
                                           UNITS       TYPE         (SF)       RENT       RENT/SF
                                          -------------------------------------------------------------
                                             72        lBR/lBA        773        $650        $0.841
                                             72        lBR/1BA        875     690-795   0.789-0.909
                                             36        2BR/lBA      1,003     750-855   0.748-0.852
                                            168        2BR/2BA      1,192     860-985   0.721-0.826
                                             72        3BR/lBA      1,372 1,090-1,200   0.794-0.875

Unit Amenities:                           Washer/dryer connections (some w/d),
                                          fireplaces, microwave, vaulted
                                          ceilings, and ceiling fans
Project Amenities:                        2 swimming pools, fitness center, spa,
                                          tennis court, clubroom, controlled
                                          access, storage, security alarm.

ECONOMIC DATA
Percent Occupied:                         74%
Avg. Monthly Rent/SF of NRA:              $0.808
Electricity Paid By:                      Tenant
Length of Lease:                          6 and 12 months
Security Deposit:                         $150/1BR     $250/2 BR
Pets Allowed/Deposit:                     $300

Confirmed With:                           On-site management and Carolina Real
                                          Data
Date Confirmed:                           12/97 by Stevan Bach, Bach Realty
                                          Advisors, Inc.

Comments:                                 Move in by December 25/th/, 1/2 month
                                          off 1/st/ month rent with 12 month
                                          lease - 1/4month off on 6 month lease

                                SUMMIT BALLENTYNE
--------------------------------------------------------------------------------


                            [PICTURE APPEARS HERE]

                               RENT COMPARABLE 4

PROPERTY IDENTIFICATION
Name of Project:                      Summit Ballentyne
Street Address:                       13901 Summit Commons
City/State:                           Charlotte, North Carolina

PROPERTY DESCRIPTION
Year Built/Renovated:                 1997
Number of Buildings:                  Unknown
Number of Stories:                    3
Number of Units:                      220 (current) -- take over 240
Net Rentable Area (SF):               243,503
Average Unit Size (SF):               1,107
Parking Surface:                      Asphalt
Type of Construction:                 Wood frame with brick and wood exterior,
                                      composition shingle roof

Unit Mix:

                                               TOTAL       UNIT         SIZE     MONTHLY   MONTHLY
                                               UNITS       TYPE         (SF)     RENT      RENT/SF
                                              ----------------------------------------------------
                                                52          1BR/1BA      837       $670     $0.80
                                                26          2BR/1BA      996        780      0.78
                                                84          2BR/2BA    1,155        850      0.74
                                                13        2BR/2BATH    1,400      1,280      0.92
                                                45          3BR/2BA    1,315      1,010      0.77

Unit Amenities:                       Washer/dryer connections, some units have
                                      w/d, microwave, fireplace, ceiling fan,
                                      covered parking.
Project Amenities:                    Swimming pool, tennis court, clubhouse,
                                      laundry facility, fitness center, garages

ECONOMIC DATA
Percent Occupied:                     56% (in lease-up)
Avg. Monthly Rent/SF of NRA:          $0.78
Electricity Paid By:                  Tenant
Length of Lease:                      6, 9, and 12 months
Security Deposit:                     $200/1 BR $300/2 BR
Pets Allowed/Deposit:                 $300/$150 refundable per pet (refundable)

Confirmed With:                       On-site management and Carolina Real Data
Date Confirmed:                       12/97 by Stevan Bach, Bach Realty
                                      Advisors, Inc.

Comments:                             Free vacation or 1 month free for 12 to 18
                                      month leases. Still finishing
                                      construction.

                                   CRESTMONT
--------------------------------------------------------------------------------


                            [PICTURE APPEARS HERE]

                               RENT COMPARABLE 5

PROPERTY IDENTIFICATION
Name of Project:                      Crestmont at Ballantyne
Street Address:                       9200 Otter Creek Drive
City/State:                           Charlotte, North Carolina

PROPERTY DESCRIPTION
Year Built/Renovated:                 1997
Number of Buildings:                  Unknown
Number of Stories:                    2-3
Number of Units:                      282
Net Rentable Area (SF):               237,275
Average Unit Size (SF):               838
Parking Surface:                      Asphalt
Type of Construction:                 Wood frame with brick and wood veneer,
                                      composition shingle roof

Unit Mix:

                                              TOTAL         UNIT     SIZE     MONTHLY    MONTHLY
                                              UNITS         TYPE     (SF)        RENT    RENT/SF
                                      -------------------------------------------------------------
                                               36         lBR/1BA      816       $675      $0.82
                                               24         lBR/lBA      890        700       0.78
                                               31     1BR/1BA/DEN    1,040        765       0.73
                                               20     lBR/lBA/DEN    1,115        785       0.70
                                              146         2BR/1BA    1,201        860       0.70
                                               26         3BR/2BA    1,440      1,200       0.83

Unit Amenities:                       Washer/dryer, fireplaces, covered parking,
                                      microwaves
Project Amenities:                    Swimming pool, 2 tennis courts, hot tub,
                                      exercise room, clubroom, laundry

ECONOMIC DATA
Percent Occupied:                     74% (in lease-up)
Avg. Monthly Rent/SF of NRA:          $0.74
Electricity Paid By:                  Tenant
Length of Lease:                      6-12 months
Security Deposit:                     $200
Pets Allowed/Deposit:                 $250 nonrefundable pet fee

Confirmed With:                       On-site management and Carolina Real Data
Date Confirmed:                       12/97 by Stevan Bach, Bach Realty
                                      Advisors, Inc.

Comments:                             Half month free on any 2 BR/2 BA

                         PROFESSIONAL QUALIFICATIONS
                                STEVAN N. BACH


EXPERIENCE      Bach Realty Advisors, Inc. (since June 1997)
                     President. Emphasis in ad valorem tax and intangible value. Real estate valuation and consultation on hotels, major urban properties, and property portfolios. Financial and feasibility analysis, land use, and market studies

                Bach Thoreen McDermott Incorporated (July 1991-May 1997)
                     Chief Executive Officer.

                Bach Thoreen & Associates, Inc. (1985-1991)
                     President

                Bach & Associates, Inc. (1980-1984)
                     President

                Landauer Associates, Inc. (1980-1984)
                     Senior Vice-President and General Manager-Southwestern
                     Region

                Coldwell Banker Commercial Group, Inc. (1973-1980)
                     Vice-President and Manager, Appraisal Services.

                Appraisal Research Associates (1971-1973)
                     Appraiser. Real Estate research valuation on urban and rural properties.


                Ray R. Hastings, MAI (1964-1971)
                     Appraiser. Real Estate research valuation on urban and rural properties.

                Residential Real Estate Sales (1963-1964)
                     Salesman. Residential real estate salesman Covina, California.

PROFESSIONAL
ACTIVITIES

Member:         Appraisal Institute
                Appraisal Institute, Houston Chapter 33
                Appraisal Institute, Chairman of the Grievance Committee of the Regional Ethics Panel
                Appraisal Institute, Chairman of the Review and Counseling Committee of the Regional Ethics Panel
                Appraisal Institute, Co-Chairman of the Education Committee
                (1980)
                Appraisal Institute, Chairman of the Education Committee (1983) Appraisal Institute, Candidate Guidance Committee (1987-1992) Appraisal Institute, Subcommittee Chairman, Admissions Committee
                (1984)
                AIREA Nonresidential Appraisal Report Grading Committee (1984) Appraisal Institute Expert Witness Video Committee (1990)

Licenses:       Real Estate Broker, State of Texas

Certification:  Certified in the Appraisal Institute's voluntary program of continuing education for its designated members (MAIs who meet the minimum standards of this program are awarded periodic education certification).

                Certified General Real Estate Property appraiser in the State of Texas, Certification No. TX-1323079-G Certified General Real Estate Property appraiser in the State of Colorado, Certification No. CG01323975

EDUCATION       B.S. Marketing, University of Southern California (1962)

================================================================================

                     A COMPLETE, SELF-CONTAINED APPRAISAL

                                      OF

             THE LAKEVIEW VILLAGE APARTMENTS 100 LAKE VISTA DRIVE

                          PONTE VEDRA BEACH, FLORIDA



                                      FOR

                       HUTTON/CON AM REALTY INVESTORS 5
                             1764 SAN DIEGO AVENUE
                          SAN DIEGO, CALIFORNIA 92110



                                     AS OF

                               NOVEMBER 30, 1997



                                      BY

                          BACH REALTY ADVISORS, INC.
                            1221 LAMAR, SUITE 1325
                             HOUSTON, TEXAS 77010

                                  BRA: 97-068

================================================================================

                               TABLE OF CONTENTS
--------------------------------------------------------------------------------

          Letter of Transmittal.............................. 1
          Assumptions and Limiting Conditions................ 2
          Certification...................................... 4
          Salient Facts and Conclusions...................... 6
          Nature of the Assignment........................... 7
          City/Neighborhood Analysis......................... 9
          Apartment Market Analysis..........................19
          Site Description...................................24
          Improvements.......................................26
          Highest and Best Use...............................28
          Appraisal Procedures...............................31
          Sales Comparison Approach..........................33
          Income Approach....................................37
          Reconciliation.....................................47

                                    ADDENDA

                          Improved Sales Comparables
                               Rent Comparables
                               Legal Description
                          Professional Qualifications

                                                                            BACH
                                                           Realty Advisors, Inc.
                                            Appraisal, Consultation & Litigation


March 14, 1998


Hutton/Con Am Realty Investors 5

1764 San Diego Avenue
San Diego, California 92110


Re: A Complete, Self-Contained Appraisal Of The 240-Unit Multifamily Apartment Complex Known As the Lakeview Village Apartments Located At 100 Lake Vista Drive in Ponte Vedra Beach, Florida;

     BRA:  97-068

Gentlemen:

By your request and authorization, we have inspected the above-referenced property and have investigated the real estate market in the subject area in order to provide the value of the leased fee estate of the subject property as of November 30, 1997. This complete, self-contained appraisal report is in conformance with the guidelines of the Appraisal Institute. The scope of this assignment includes the Sales Comparison and Income Approaches to value. The property was inspected in December 1997, and for the purposes of this report it is assumed that all physical and economic conditions are similar on the date of value as they were on the date of inspection.

Our analysis of the property focused on the supply and demand factors influencing the Jacksonville area apartment market, the sale of comparable properties, market rent levels, appropriate operating expenses, and acceptable investor returns.

As a result of our inspection of the property, investigation of the real estate market, and relying on our experience with similar type properties, it is our opinion that the leased fee market value of the subject property, all cash, on an "as is" basis, as of November 30, 1997 is in the sum of


                 ELEVEN MILLION SEVEN HUNDRED THOUSAND DOLLARS
                                 ($11,700,000)



There follows on the succeeding pages of this report pertinent data as to the valuation conclusions expressed herein. Your attention is also directed to the Assumptions and Limiting Conditions that follow this letter, as they are an integral part of the above stated market value.

Thank you for the opportunity to be of service. If there are any questions regarding the valuation, please contact us.

Sincerely,

BACH REALTY ADVISORS, INC.


/s/ Stevan N. Bach
Stevan N. Bach, MAI
President and Chief Executive Officer


                                                             Four Houston Center
                                                          1221 Lamar, Suite 1325
                                                               Houston, TX 77010
                                                                  (713) 739-0200
                                                              Fax (713) 739-0208

                      ASSUMPTIONS AND LIMITING CONDITIONS
--------------------------------------------------------------------------------

                     The certification of this appraisal is subject to the following assumptions and limiting conditions.

                     1. That responsibility is not taken for matters of a legal nature affecting the property appraised or the title thereto and that any legal descriptions furnished are correct.

                     2. That the title to the property being appraised is good and marketable and is appraised as though under responsible ownership and/or management.

                     3. That the property is free and clear of all liens and encumbrances except as otherwise stated.

                     4. That the sketches in this report are included to assist the reader in visualizing the property and responsibility is not assumed for their accuracy.

                     5. That a survey of the property has not been made by the appraiser.

                     6. That the information, estimates, and opinions furnished the appraiser by others and contained in this report are considered reliable and are believed to be true and correct; however, responsibility is not taken for their accuracy.

                     7. That responsibility is not taken for soil conditions or structural soundness of the improvements that would render the property more or less valuable.

                     8. That possession of this appraisal does not carry with it the right of publication and that this appraisal report, or any parts thereof, may not be reproduced in any form without written permission of the appraiser.

                     9. That testimony or attendance in court or at a hearing are not a part of this assignment; however, any such appearance and/or preparation for testimony will necessitate additional compensation than received for this appraisal report.

                     10. That the valuation estimate herein is subject to an all cash or cash equivalent purchase and does not reflect special or favorable financing in today's market.

                     11. Where discounted cash flow analyses have been undertaken, the discount rates utilized to bring forecasted future revenues to estimates of present value reflect both our market investigations of yield anticipations and our judgement as to the risks and uncertainties in the subject property and the consequential rates of return required to attract an investor under such risk conditions. There is no guarantee that projected cash flows will actually be achieved. Further, deductions from the cash flow for deferred maintenance are based on our conversations with representatives of ConAm Management.

                     12. That the square footage figures are based on floor plans and information supplied to the appraiser by ConAm Management.

                     13.  Bach Realty Advisors. Inc. is not an expert as to
                          -------------------------------------------------
                          asbestos and will not take any responsibility for its
                          -----------------------------------------------------
                          existence or the existence of other hazardous
                          ---------------------------------------------
                          materials at the subject property, analysis for EPA
                          ---------------------------------------------------
                          standards, its removal, and/or its encapsulation. If
                          ----------------------------------------------------
                          the reader of this report and/or any entity or person
                          -----------------------------------------------------
                          relying on the valuations in this report wishes to
                          --------------------------------------------------
                          know the exact or detailed existence (if any) of
                          ------------------------------------------------
                          asbestos or other toxic or hazardous waste at the
                          -------------------------------------------------
                          subject property, then we not only recommend, but
                          -------------------------------------------------
                          state unequivocally that they should obtain an
                          ----------------------------------------------
                          independent study and analysis (including costs to
                          --------------------------------------------------
                          cure such environmental problems) of asbestos or other
                          ------------------------------------------------------
                          toxic and hazardous waste.
                          -------------------------

                     14. In addition, an audit on the subject property to determine its compliance with the Americans with Disabilities Act of 1990 was not available to the appraiser. The appraiser is unable to certify compliance regarding whether the removal of any barriers which may be present at the subject are readily achievable.

                                 CERTIFICATION
--------------------------------------------------------------------------------


                     The undersigned does hereby certify to the best of his knowledge and belief that, except as otherwise noted in this complete, self-contained appraisal report:

                     1. I do not have any personal interest or bias with respect to the subject matter of this appraisal report or the parties involved.

                     2. The statements of fact contained in this appraisal report, upon which the analyses, opinions, and conclusions expressed herein are gauged, are true and correct.

                     3. This appraisal report sets forth all of the limiting conditions (imposed by terms of our assignment or by the undersigned) affecting the analyses, opinions, and conclusions contained in this report.

                     4. The analysis, opinions, and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Ethics and the Uniform Standards of Professional Appraisal Practice of the Appraisal Institute.

                     5. That no one other than the undersigned prepared the analyses, opinions, and conclusions concerning the subject property that are set forth in this appraisal report. Stevan N. Bach, MAI inspected the property in December 1997.

                     6. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

                     7. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

                     8. The Appraisal Institute conducts a program of continuing education for its members. Members who meet the minimum standards of this program are awarded periodic educational certification. As of the date of this report, Stevan N. Bach, MAI has completed the requirements under the continuing education program of the Appraisal Institute.

                     9. Compensation for this assignment is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent action or event resulting from the analyses, opinions, or conclusions in, or the use of, this report.

                     10. That all physical and economic conditions are the same on the date of value as they were on the date of inspection.

                     11. Based on the knowledge and experience of the undersigned and the information gathered for this report, the estimated leased fee market value, "as is," of the subject property on an all cash basis, as of November 30, 1997 is $11,700,000.


                          /s/ Stevan N. Bach
                          ------------------------------------------------
                          Stevan N. Bach, MAI
                          President
                          Certified General Real Property Appraiser
                          State of Texas TX-1323079-G

                         SALIENT FACTS AND CONCLUSIONS
--------------------------------------------------------------------------------

Identification:                Lakeview Village Apartments
                               100 Lake Vista Drive
                               Ponte Vedra Beach, Florida

Location:                      West of State Highway AlA on the north side of
                               Ponte Vedra Lakes Drive south of the Duval/St.
                               Johns county line in Ponte Vedra Beach, Florida

BRA:                           97-068

Legal Description:             19.47-acre tract out of Government Lot 2, Section
                               16, Township 3 South, Range 29 East, St. Johns
                               County, Florida

Land Size:                     19.47 acres or 848,113 square feet

Building Area:                 263,424 square feet of net rentable space plus a
                               1,500-square-foot clubhouse/leasing office

Year Built:                    1984

Unit Mix:                      48 lBR/1BA at 867 square feet
                               80 lBR/1BA/DEN at 1,059 square feet
                               112 2BR/2BA at 1,224 square feet

Total Units:                   240

No. of Units:                  240

Average Unit Size:             1,098 square feet

Occupancy
 Physical:                     91.25 percent
 Economic:                     84.2 percent


Highest and Best Use
 As Vacant:                    An apartment development
 As Improved:                  Current use (as apartments)

Date of Value:                 November 30, 1997

"As Is" Market Value by
  Sale Comparison Approach:    $11,500,000

 "As Is" Market Value by
  Income Approach:             $11,700,000

"As Is" Market Value
  Conclusion:           -      $11,700,000

                           NATURE OF THE ASSIGNMENT
--------------------------------------------------------------------------------

PURPOSE OF THE
APPRAISAL              The purpose of this appraisal is to give an estimate of
                       the "as is" leased fee market value of the subject property on an all cash basis.

IDENTIFICATION OF
THE PROPERTY           The subject of this appraisal report is the Lakeview
                       Village Apartments located at 100 Lake Vista Drive, Ponte
                       Vedra Beach, Florida.

DATE OF THE APPRAISAL  All opinions of value expressed in this report reflect physical and economic conditions prevailing as of November 30, 1997

DEFINITION OF
SIGNIFICANT TERMS      The Appraisal of Real Estate, Eleventh Edition, 1996,
                       ----------------------------
                       sponsored by the Appraisal Institute defines Market Value as:

                       "The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

                       (1)  Buyer and seller are typically motivated;

                       (2) Both parties are well informed or well advised, and acting in what they consider their own best interests;

                       (3) A reasonable time is allowed for exposure in the open market;

                       (4) Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

                       (5) The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale."

                       Leased Fee Estate - An ownership interest held by a
                       -----------------
                       landlord with the rights of use and occupancy conveyed by lease to others. The rights of the lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease./1/

----------------------------------
  /1/ The Dictionary of Real Estate Appraisal, Third Edition, p. 204.
      ---------------------------------------

FUNCTION OF THE
APPRAISAL            It is the understanding of the appraiser that the function of this appraisal is for annual partnership and/or internal purposes.

PROPERTY RIGHTS
APPRAISED            The appraiser have appraised the "as is" leased fee
                     interest subject to short-term leases which are typically 6 to 12 months in duration at the subject property.

THREE-YEAR HISTORY   No transfers of ownership to the subject were discovered
                     during the past three years upon interviews with real estate brokers in the area and research into the grantor/grantee deed records of St. Johns County, Florida.

SCOPE/BASIS OF
THE APPRAISAL        This appraisal has been made in accordance with accepted
                     techniques, standards, methods, and procedures of the Appraisal Institute. The values set forth herein were estimated after application and analysis by the Sales
                     Comparison and Income Approaches to value. These approaches are more clearly defined in the valuation section of this report.

                     The Cost Approach was not used as a method of valuation in this appraisal. The Cost Approach is typically the least reliable indicator because cost does not necessarily reflect value. Moreover, estimates of depreciation are difficult to accurately measure in the marketplace, thereby compounding the speculative nature of the opinions derived in the cost method of valuation.

                     The scope of our assignment included obtaining pertinent property data from the client regarding income and expense figures, tenant rent rolls, and permission to inspect the subject. Additionally, the appraiser conducted research either personally or through associates to obtain current market rental rates, construction trends, the sale of comparable improved properties, anticipated investor returns, and the supply and demand of competitive apartment projects in the general and immediate area. After these examinations were performed, an analysis was made in order to estimate the leased fee market value of the subject on an "as is" basis.

                            (AREA MAP APPEARS HERE)
                             ---------------------

                          CITY/NEIGHBORHOOD ANALYSIS
--------------------------------------------------------------------------------

                     Jacksonville is the seat of Duval County and is situated near the northeastern corner of Florida on the St. Johns River. This location is approximately 150 miles north of Orlando, 165 miles east of Tallahassee, and 15 miles west of the Atlantic Ocean.

                     The city of Jacksonville was consolidated with Duval County in the 1960s and has since been recognized as one of the largest incorporated municipalities in the nation in terms of land area with 841 square miles. In population, Jacksonville is one of the 20 largest cities in the United States and the most populous incorporated city in Florida. In 1990 the U.S. Bureau of the Census estimated the city's population at 648,200 persons. In 1995 this estimate increased to 676,718. The Jacksonville Metropolitan Statistical Area (MSA) includes Duval, Clay, St. Johns, and Nassau Counties. The 1990 MSA population was estimated at 906,727 according to the Census bureau, which indicates that the MSA is the fifth largest MSA in Florida after Tampa-St. Petersburg-Clearwater, Miami-Hialeah, Fort Lauderdale-Hollywood-Pompano Beach, and Orlando. As of January 1, 1997 the Jacksonville MSA stood at 1,025,600 or
                     13.1 percent higher than the 1990 population. The following chart depicts the Jacksonville MSA population and employment growth over the past two decades.

                                   1970    1980     1990     1994     1995      2005*
                                ------------------------------------------------------
                     Population  612,600  722,300  906,727  981,600  994,900 1,140,700
                     Employment  159,400  281,800  422,700  437,474  460,245   625,690

                     Source: U.S. Bureau of the Census, Florida Department of Labor and Employment Security
                              *Projection

                     Historical population growth for the Jacksonville MSA from 1980 to 1990 averaged 2.3 percent per year. The growth has decreased slightly to 1.7 percent annually from 1990 to 1995. Population increases are anticipated to continue as job growth rises and as stated above the population estimated as of January 1, 1997 was 1,025,600. The Bureau of Business & Economic Research at the University of Florida projects the Jacksonville MSA population to be between 967,000 and 1,178,000 by the year 2000. The median projection for this time period is a population of 1,063,700. The greatest population growth has recently occurred to the south and east of the St. Johns River in Duval County. Other notable growth has been observed in northeastern Clay County near Orange Park, and in northern St. Johns County particularly along the Atlantic Coast beaches.

                     The median age of the population in the Jacksonville MSA is lower than that found in the retirement havens of southern Florida. The median age in this MSA is 34 years according to the Census Bureau. This compares to about 36 years in Miami, 39 years in Fort Lauderdale, and 40 years in Tampa. The medium age in the city of Jacksonville is slightly less (33.3 years) than for the MSA.

                     Jacksonville was originally known as Florida's industrial city due to its port, shipyards, paper mills, and food processing plants. More recently, however, Jacksonville has become known as a regional center for banking, insurance, medicine and distribution. The Research Department of the Jacksonville Chamber of Commerce reported that the six largest private sector employers in the area were: Winn-Dixie Grocery Company, AT&T, Publix Super Market, Blue Cross/Blue Shield of Florida, Barnett Banks, and CSX Transportation. Two of Florida's largest banks, Barnett Bank and First Union, are officed in Jacksonville, along with 30 insurance companies. Jacksonville is also becoming a major back-office hub, as large corporations set up customer service centers and data processing operations in the area, including Merrill Lynch & Company, AT&T Corporation, and America Online, Inc. in the past few years. In addition, the world-renowned Mayo Clinic has one of its two regional medical centers located in southeastern Jacksonville. The recent additions in these medical and service-related industries have contributed to a more diverse economy in the area, and have helped civic leaders' attempts to transform the city's image from that of an industrial town to a regional distribution, service, and financial center.

                     The largest contributor to the Jacksonville employment market is its three naval installations which include:
                     Cecil Field Naval Air Station, located in the southwest sector of Duval County; Jacksonville Naval Air Station, located on the west bank of the St. Johns River a few miles south of the Central Business District (CBD), and the Mayport Naval Training Center, situated at the mouth of the St. Johns River near the Atlantic Ocean. These military establishments in Jacksonville employ approximately 31,200 civilian and military personnel. More recently, Cecil Field has been placed on the government's list of possible closures due to budget cutting measures. It is due to be closed in August 1999, which should result in the loss of approximately 7,500 military and civilian jobs. Jacksonville created the Cecil Field Development Commission with the task of developing a reuse plan for Cecil Field. The commission was dissolved in May 1997 as it had completed its task and transferred duties and functions to the Jacksonville Economic Development Commission. Infrastructure improvements are being discussed and to date funding has been secured for three major projects: survey of the land for city incorporation; three-phased conversion of the water and sewer systems to the city systems; and a transportation study (completed). The Naval Air Station is increasing in size because of the consolidation of units to the Jacksonville Naval Air Station. The net result in the closure and consolidation is little change in the present number of personnel.

                     Total civilian employment in the Jacksonville MSA as of April 1996 was 480,100 persons according to the Florida Department of Labor and Employment Security. The unemployment rate as of that date was 3.3 percent down from
                     3.7 percent in February 1996, or lower than the U.S. Department of Labor's 4.8 percent rate for the state of Florida as of the same date. The above is the latest information received from the Jacksonville Chamber of Commerce.

                     The breakdown of nonagricultural employment as of November 1995 in the Jacksonville area is presented below and illustrates the growing diversity of the local employment base.

                         NONAGRICULTURAL EMPLOYMENT                   NUMBER   PERCENT
                        ---------------------------------------------------------------
                         Manufacturing                                 35,500      7.4
                         Construction                                  24,200      5.0
                         Transportation, Communications, Utilities     32,000      6.7
                         Trade                                        117,600     24.5
                         Finance, Insurance, Real Estate               50,300     10.5
                         Services & Miscellaneous                     152,900     31.8
                         Government                                    67,200     14.0
                         Other                                            400      0.1
                                                                      -------    -----
                         Total                                        480,100    100.0

                     Source: Florida Department of Labor and Employment Security, November 1995.
                     Note: The 480,100 estimates varies from the earlier stated estimate of 460,245.

                     A surge of new jobs in Jacksonville earned the city a spot as the ninth fastest-growing metro labor market in 1996, according to the latest figures from the U.S. Bureau of Labor Statistics between 1993 and 1995, non-farm employment in Duval, St. Johns, Nassau and Clay Counties jumped 9.6 percent from 438,600 to 480, 800. Despite its Florida location, the tourist/convention industry has a smaller impact on the Jacksonville MSA economy than in other parts of the state. Most area beaches and recreation facilities cater to local residents. The exception would be the Amelia Island Resort located 20 miles northeast of the city on the Atlantic Ocean. Amelia Island features world-class golf and tennis and luxury resort accommodations and is designed to attract vacationers from around the country. The most recent addition to this resort was the 450-room Ritz Carlton Hotel, which opened in June of 1991.

                     The increase in service-oriented industries in Jacksonville has resulted in a substantial increase in income for the area's residents. Per Capita income rose by an average of approximately 1.4 percent per year from 1986 to 1995.


                                                JACKSONVILLE MSA
                                        YEAR   PER CAPITA INCOME
                                       --------------------------
                                        1986              $14,629

                                        1987               15,482
                                        1988               16,490

                                        1989               14,973
                                        1990               15,695
                                        1995               16,920

                     Source: U.S. Department of Commerce, Bureau of Economic Analysis

                     According to a demographic profile of Duval County, the medium household effective buying income was $15,712 as of January 1, 1997. Additionally there were 278,800 households with 48 percent owner-occupied. Total Duval County population was 733,500 with projections of 787,000 by the year 2005.

                     Jacksonville is a major distribution center of durable goods for Florida and Georgia. Transportation facilities include an international airport, rail service from various railroad companies, numerous private freight distribution companies, and bus service. Jacksonville has rail facilities with multi-modal transportation capabilities. The Port of Jacksonville, which utilizes the St. Johns River from the east end of the CBD to the Atlantic Ocean, is a leading import center for foreign automobiles. This facility consists of both the Blount Island Marine Terminal (867 acres) and the Talleyrand Docks and Terminals (173 acres) and features a 38-foot-deep channel. The Jacksonville Port Authority has acquired 589 acres of property on Dames Point for its third terminal development, which is the result of demand from new ship lines. A $300,000,000 project to deepen the harbor from 38 to 42 feet has been proposed. The international airport, operated by the Jacksonville Port Authority, has undergone $100 million of improvements, which added two new terminals, twelve new gates, and extended a runway to accommodate larger planes for transcontinental flights.

                     Two major Interstate Highways, Interstate 10 and Interstate 95, intersect near downtown Jacksonville. Interstate 10 travels west from the city to the Gulf Coast communities in the Southeastern U.S., then continues west through the Southwestern U.S. to Los Angeles. Interstate 95 runs north/south along the Eastern Seaboard of the U.S. Interstate 295 provides a bypass around the major urbanized areas of the city to the northeast, northwest, west, and south. Completion of the eastern section of Interstate 295, which would create a beltway around the city, has been proposed with limited access approach roads expected to be in place by 2000. Many of the express roads and highways in Jacksonville formerly were toll roads; however, the toll charges were removed in the mid-1980s.

                     The unified city/county government in Jacksonville and Duval County has been a unique feature of the area since the 1960s. A singular taxing authority collects for schools and municipal services for all residents. Excepted from Jacksonville city authority are the communities of Atlantic Beach, Neptune Beach, and Jacksonville Beach, which are separate incorporated municipalities within Duval County.

                     Twenty miles of beaches along the Atlantic Ocean provide a wealth of recreational opportunities for area residents. The wide St. Johns River south of the CBD is popular with local pleasure craft. The average annual temperature in Jacksonville is 71 degrees with annual rainfall averaging 55 inches. Residents' needs for higher education in the area are served by several local colleges and universities such as Jacksonville University, the University of North Florida, and Florida Community College. Jacksonville is the headquarters for both the Professional Golf Association and Association of Tennis Professionals tours. It is also the home of the newest member of the expanded National Football League, the Jacksonville Jaguars. The team plays in the City's Gator Bowl Stadium, which seats 82,000 after renovation. The area boasts six museums, an active arts association, and one major daily newspaper. In addition, St. Augustine in neighboring St. Johns County to the south is the oldest city in

                     North America, and features numerous historic buildings and landmarks including the Castillo de San Marcos National Monument.

                     The diversification of the economy has affected development in the Jacksonville area over the past several years. According to Reynolds, Smith and Hills, Inc. (RS&H), a local real estate research and development company, the total inventory of office space in the area in 1990 was 12,436,000 square feet. There has been about 1,040,000 square feet of office construction since 1990. Over 5 million square feet of office space has been constructed since 1987, with half in the suburban markets. Most suburban development was intended for single-tenant usage by companies such as Barnett Bank, American Express, CSX, and Blue Cross/Blue Shield. Of these, Barnett Bank developed an 820,000-square-foot nonbanking headquarters facility in a campus-style environment near the intersection of Southside Boulevard and U.S. 1 in southeastern Jacksonville.

                     As of August 1997, the Central Business District (CBD) consisted of 57 buildings with a total of 6,298,533 square feet and a total for Jacksonville of more than 130 buildings with over 13,000,000 square feet, the majority of which are in the Southside (Butler) area at 84 for 5,199,037 square feet. As of August 1997, office announcements indicated eight projects to contain about 876,000 square feet and provide over 3,480 jobs. Additionally seven other projects are to be announced that total over 1.6 million square feet. Companies involved in the announced projects are Atlantic Teleservices, Barnett Banks, Purdential Health Care, Chase Manhatten Corporation, Koger Equity, Gran Central Corporation, and Hallmark Partners.

                     The office market in Jacksonville is active and reports by submarket in the August 15, 1997 issue of Commercial Real Estate indicate a tightening and strong market with new construction justified. Vacancy is now in single digits city-wide and all submarkets have lower vacancy than one year ago except for one submarket. Rents city-wide have increased $1.50 to $3.00 per square foot from 1996 levels and proposed projects are expected to obtain rents in excess of $20 per square foot.

                     The increasing household income in Jacksonville has attracted a substantial amount of retail development in recent years. Most of this development has occurred in suburban markets on the south side and in the beach communities. In September 1990, The Avenues Mall was completed offering over 1.4 million square feet of retail space at Southside Boulevard and U.S. Highway 1. Food Lion, a North Carolina-based grocery chain, constructed 17 strip centers throughout the Jacksonville area during 1988 and 1989. Beach area redevelopment featured the opening of two regional centers known as Sandcastle Plaza and South Beach Center, and several large "power" centers were constructed near two of the regional malls in the area.

                     As of December 31, 1996 the Jacksonville MSA showed total retail sales at $10.155 million, up 30.5 percent since year end 1991. Duval County, which encompasses Jacksonville, had retail sales of 7.644 million or an increase of 26.3 percent since 1991. Based on information from the ULI Market Profiles: 1996
                              -------------------------

                        [NEIGHBORHOOD MAP APPEARS HERE]
                     rents for retail space have stabilized since 1987 ranging from $30.00 to $50.00 per square foot per year for enclosed mall space. Typical rent levels for smaller centers experienced a slight increase to a range between $9.00 and $14.00 per square foot. Rental rates for older strip centers range from $4.00 to $8.00 per square foot.

                     Retail development is projected to be stable until vacant space within the market is reasonably absorbed. Residential growth in the northern and middle St. Johns County areas, southside-Intracoastal west, and the Avenue-U.S. Highway 1-Southside Boulevard areas of the city is expected to produce retail activity in these markets. Residential, both single and multi-family remains active in development. The October 31, 1997 edition of Homefront identifies over 320 single family developments that are active today.

                     The industrial real estate sector has not experienced the significant vacancy problems incurred by the office and retail markets. This sector is very strong in the Jacksonville area and is experiencing heavy demand for build-to-suit space from industry entering the market. New construction during 1995 totaled over 1.5 million square feet, a new record high. The major projects in the area include Sara Lee's Coach subsidiary; NatureForm, Inc.; Pilot Pen Corporation; Sally Industries; H.J. Heinz Company's Portion Pac, Inc.; Viking Office Products and a Georgia Pacific expansion. The majority of new construction is taking place in the south and west sides of Jacksonville. As established by the NAIOP report in August 1997, the south side submarket has favorably responded to the one-year supply of space, however, there remains 300,000 square feet within six buildings that has not been leased. Activity for this space has been slow. The west side market continues to grow and is said to be a strong market. The north side submarket is strong with minimal vacancy and the Port Authority is expected to spend about $100 million on airport and seaport capital improvements, which were to begin October 1997. Industrial parks of tradeport and Imeson will benefit most from the expenditures.

                     The apartment market is discussed in the Apartment Market Analysis section that follows.

NEIGHBORHOOD
ANALYSIS The subject is located in the northeast area of St. Johns County approximately 18 aerial miles from the Jacksonville CBD. The neighborhood is generally described as the northernmost portion of St. Johns County, or that area lying west of the Atlantic Ocean and south and east of the St. Johns/Duval County Line immediately south of the city of Jacksonville Beach. Although unincorporated, this neighborhood is better known as the community of Ponte Vedra Beach.

                     Florida State Highway AlA (Highway AlA) is a major thoroughfare, which runs the length of Florida's Atlantic Coast areas from Fernandina Beach at the north end to Miami Beach in the south. Through the subject neighborhood, this divided fourlaned road cuts through the neighborhood in a similar north/south fashion. Just north of the subject neighborhood boundary in Jacksonville Beach, Highway AlA intersects with J. Turner Butler Boulevard, a major roadway connecting

                     Jacksonville with its suburban beach communities. Highway AlA runs generally about 5 blocks west of the Atlantic coast in this neighborhood except at its southern end, where it merges with State Road 203/Ponte Vedra Boulevard. Ponte Vedra Boulevard continues northward from this point immediately along the oceanfront. Major crossroads between these two neighborhood roadways include Corona Road, about 1 mile south of the Duval County Line, and Solana Road, several blocks north of Corona Road. Solana Road is a two-laned street, which continues west from Highway AlA, then turning southwest, and south along the Intracoastal Waterway where its name changes to Roscoe Boulevard. Finally, Palm Valley Road, a two-laned street, branches off to the southwest from Highway AlA about 2 miles south of the county line; Palm Valley Road, also known as State Road 210, continues southwestward providing access to the neighborhood from U.S. Highway 1 and Interstate 95 at the north end of St. Johns County. Approximately half of the land within the neighborhood boundaries is east of the Intracoastal Waterway; this half is approximately 60 percent developed. The area west of this canal lies largely undeveloped and is predominantly marshland.

                     Ponte Vedra Beach enjoys a reputation as a popular resort community and affluent suburban enclave in the Jacksonville MSA. While no official population count exists, area real estate professionals estimate the population of Ponte Vedra Beach to be over 15,000 persons. The area is popular with retirees for its proximity to beaches and for its numerous resort-style subdivisions which often include country clubs, golf courses, and tennis facilities. However, this location within approximately 30 minutes of downtown Jacksonville and even closer to large suburban office parks on the city's south side has attracted local suburban residents as well. The Mayo Clinic's regional facility at San Pablo Road and J. Turner Butler Boulevard is just 4 miles northwest of this neighborhood. The Southpoint and Southside Boulevard office centers to the west are a reasonable 15-minute commute from the neighborhood along Highway AlA and J. Turner Butler Boulevard, which eventually intersects with Interstate 95 to the west.

                     In the retail sector, several neighborhood shopping centers are noted along either side of Highway AlA. Ponte Vedra Square is situated in this neighborhood at the southwest corner of Highway AlA and Solana Road, which Ponte Vedra Point shopping center is at the southwest corner of this highway and Palm Valley Road. Between these two neighborhood centers is a third, known as Sawgrass Village along the west side of the street. Regional shopping can be found at South Beach Regional Center, located just to the north of the neighborhood boundary at the northwest corner of Highway AlA and J. Turner Butler Boulevard in Jacksonville Beach. A planned 250,000-square-foot center was announced in late 1993 and was completed at the southwest corner of Highway AlA and J. Turner Butler Boulevard. Anchor tenants include Target, Publix, and Ace Hardware. Currently there is a zoning change requested for land adjacent to the subject Lakeview Village Apartments for a new shopping center.

                     All of these retail developments are supported by the growth and affluence of the residential sector in Ponte Vedra Beach. The affluence of the neighborhood is illustrated by the location of six country club developments in the area over the past twelve years which feature custom homes generally priced from $150,000 to over $400,000, well above the median home price in the Jacksonville MSA. The residential neighborhoods tend to become more prestigious at the southern end of Ponte Vedra Beach. This southern part of the community is the location of both the Sawgrass and Tournament Players Club (TPC) country club/golf course developments. The Professional Golf Association and the Association of Tennis Professionals both have headquarter offices in Ponte Vedra Beach at the Tournament Players Club development, and each has sponsored major professional tournaments within the community in the last several years.

                     Office development in the Beaches area, which includes Ponte Vedra, is primarily smaller sized buildings less than 30,000 square feet in size. The August 1997 Commercial Real Estate publication surveyed 19 office buildings totaling approximately 600,000 square feet and only 2 buildings were in excess of 30,000 square feet. The current supply of immediately available office space is low. The Ponte Vedra market has more supply, but also has more demand particularly in the law, medical professionals, financial planners, and insurance professionals. Rental rates are in the $19.00 to $21.00 per square foot full service category. Demand is strong in Ponte Vedra and over 150,000 square feet is proposed along the `hot' AlA corridor south of State 202.

                     Several multifamily condominium and apartment projects are located in Ponte Vedra Beach. Condos are typically found immediately along the ocean or with the Sawgrass or TPC developments, while apartments are located at the north end of the neighborhood and along Highway AlA. According to the Jacksonville Planning Department, which publishes a quarterly apartment survey for the region, the Beach area submarket in which Ponte Vedra Beach is located has among the highest monthly average apartment rental rate of the six submarkets in the Jacksonville MSA. Physical occupancy rates in each of the existing apartment communities surveyed were over 90 percent. At subject valuation date, there were several apartment projects being constructed in or near Ponte Vedra. Apartment development was occurring west of AlA and south of J. Turner Butler Boulevard (State
                     202) and along Hodges Road north of J. Turner Butler Boulevard. The apartment construction in or near Ponte Vedra is more specifically identified as west of the subject apartment complex near the Landing Parkway/Ponte Vedra Lakes Boulevard intersection.

                     Despite the growth in the area, which has generally occurred over the past twelve years, about one-third of the land in the neighborhood lies vacant and ready for development. To the south and west of this neighborhood are typically vacant areas, which contain marshes or land within the Guana River State Park; to the north is the older city of Jacksonville Beach, and to the east is the Atlantic Ocean. The St. Johns District provides bus service to children in the neighborhood attending public schools; Ponte Vedra Beach has its own elementary school at Highway AlA and Corona Road. The University of North Florida is located about 6 miles northwest of this neighborhood at J. Turner Butler Boulevard and St. Johns Bluff Road. Police and fire protection is provided by the county.

                     The neighborhood's access to supporting facilities, Atlantic beaches, along with the location of prestigious golf club communities within Ponte Vedra Beach have made the neighborhood one of the most attractive areas in Jacksonville. Physical occupancy rates in many multifamily developments in this area are above 90 percent. As the result of an improving local economy, there has been new development in retail and multifamily housing. As the economy continues to recover, the appraiser anticipates that the demand for residential units and retail space will become greater, and that space in the subject neighborhood will actively participate in this increased absorption due to all of the neighborhood's positive features stated above. However, as the neighborhood becomes more built-out, it will likely experience a period of stability as it matures in the long-term compared to the period of rapid development this neighborhood enjoyed throughout most of the 1980s.

CONCLUSION           Jacksonville, with a January 1997 U.S. Census Bureau
                     population of 1,025,600 in its MSA, was known in the past as a military and industrial port city at the northeastern end of Florida. However, the employment base has grown and diversified over the past two decades as major banks, insurance companies and medical service industries have opened regional or headquarter offices in the area. This activity has increased the income of area residents and spurred significant job growth through much of the 1980s.
                     Although Jacksonville is not noted as a major tourist center compared to southern areas of Florida, the area has attractive beaches and a redeveloped downtown riverfront area to serve the local population.

                     The diversification of the employment base ignited office development both downtown and in the south side suburbs during the past ten years. Numerous large retail centers have been built in recent years to support the growing Jacksonville area population and income. Major private employers include Barnett Bank, Blue Cross/Blue Shield of Florida, and CSX Transportation. Nonetheless, the city's naval presence, with over 30,000 personnel, still dominates employment in the area.

                     While new industries and employers such as America Online and AT&T have continued to enter the local employment market with new back-office operation centers, the appraisers anticipate less office development as the focus in the marketplace switches to absorption and renovation of existing vacant space. Bright spots in the Jacksonville real estate market include improving occupancy rates in the apartment market and a relatively low industrial space vacancy rate compared to other industrial markets nationwide.

                     The city of Jacksonville appears to be enjoying a favorable economic climate. Construction permits and absorption of space in some sectors such as single-family residential have increased, while unemployment figures remain low. Although the closing of the Cecil Field Naval Air Station is not favorable, many of the lost jobs could potentially be offset by additions to the area's other two Naval bases and to the reuse plan of Cecil Field. The city's diversifying economic base, good supporting facilities, Florida sunbelt location, and good quality of life should support growth and absorption in all sectors.

                     The Ponte Vedra area is in demand and development activity is present in the apartment, retail, and office areas. This is in the Beaches area and reflects tourism, a retirement population, etc. with a growing need/demand for medical, financial, insurance, and law professionals. It is expected that demand for apartments will continue into the near future.

                       [MAP OF MARKET AREA APPEARS HERE]

                           APARTMENT MARKET ANALYSIS
--------------------------------------------------------------------------------

                    Information from two surveys was utilized in the analysis of the Jacksonville apartment market analysis. The first is the Apartment Market Survey for Greater Jacksonville, Florida, Second Quarter, 1996 prepared by the Jacksonville Planning and Development Department and the Northeast Florida Apartment Council. The second is the Jacksonville Apartment Market Survey, Third Quarter 1997, published by Vestcor Realty Management, Inc. Most references are made to the survey prepared by the Vestcor Realty Management, Inc. AS THE FIRST SURVEY WAS NOT MADE IN 1997 BY THE PLANNING DEPARTMENT AND NORTHEAST FLORIDA APARTMENT COUNCIL.

                    Construction of apartment projects in Jacksonville during the late 1980s continued but at lower levels each year from 1985 through 1989. The credit restrictions by lenders and their regulators following the savings and loan scandals in the mid-1980s contributed to make construction funds scarce for apartment developers nationwide. The chart below illustrates the units constructed per year in Jacksonville since 1985.

                              YEAR    TOTAL UNITS PERMITTED
                             -------------------------------
                              1985                    5,079
                              1986                    4,521
                              1987                    2,656
                              1988                    1,949
                              1989                    1,407
                              1990                    1,707
                              1991                    1,170
                              1992                        0
                              1993                      278
                              1994                      912
                              1995                    1,073
                              1996                    3,284
                              1997                      978

                    Source: Jacksonville Planning and Development Department

                    In 1996 3,284 units were permitted for five or more dwelling units. In 1997 there were 978 units permitted. The outlook for future development of apartment projects in the Jacksonville area appears to be good as occupancies are in the 90 percent to 95 percent range and the economy remains healthy. Construction was visible to the appraiser in the south part of Jacksonville.

                    According to the Jacksonville Planning Department, the current number of apartment units existing in the metropolitan area is approximately 54,000. The Planning Department conducts a survey of the city and area apartment market. This survey is done by mail to the owners and/or managers of apartment complexes in Duval County as well as in northern Clay and St. Johns Counties, and the results of the survey are published every quarter year in the department's Apartment Market Survey. The Second Quarter of
                                 -----------------------
                    this survey, which is stated to reflect the area apartment market as of the end of June 1996, is the most recent available; this survey is compiled based on the responses of owners and/or managers of 27 percent of the total existing apartment units in the area. Of the 27 percent or 14,575 units, there was a physical occupancy rate of 95.58 percent with one bedroom apartments with the highest rate at 96.23 percent and efficiencies with the lowest average occupancy rate this quarter at 92.25 percent. The physical occupancy rates and average monthly rents as of the Second Quarter 1996 are generally higher among those properties, which were built since 1990. The Third Quarter 1997 market survey by Vestcor Realty Management, Inc. reflects the following statistics for average occupancy.


                                            3rd QTR   3rd QTR     CHANGE
                       CATEGORY               1997      1996     IN 1 YEAR
                     ---------------------------------------------------------
                       All units               92.8%    92.2%        0.6%

                       Built before 1979       92.1%    89.2%        2.9%
                       Built 1980--1989        94.0%    95.6%       (1.6%)
                       Built 1990--1997        90.1%    92.2%       (2.1%)

                    The survey indicates a slight increase in occupancy for all units from one year ago with pre-1979 constructed units receiving the positive occupancy while post 1980 and post 1990 construction showed 1.6 to 2.1 percent decreases in occupancy. The major reason for the decrease appears to be home-buying alternatives.

                    The Vestcor apartment market survey includes every apartment community with more than 100 units. They compared the information received from on-site personnel to their electric meter analysis. Properties undergoing renovation or in lease-up were removed from the database. If occupancy data on properties was not consistent with the electric meter analysis, these properties were also removed. The result was a review of 186 apartment complexes containing 41,572 units or nearly 70 to 75 percent of the units in the Jacksonville area by a 1996 count.

                    Average monthly rental rates per unit were obtained by Vestcor and are delineated below by year of construction.


                                             3rd QTR  3rd QTR    CHANGE
                       CATEGORY               1997     1996     IN 1 YEAR
                     --------------------------------------------------------
                       All units               $ 568    $ 565     +3--0.5%
                       Built before 1979       $ 509    $ 504     +5--1.0%
                       Built 1980--1989        $ 605    $ 596     +9--1.5%
                       Built 1990-- 1997t      $ 809    $ 791    +18--2.3%

                    The Vestcor survey for the First Quarter 1996 reported an average monthly rental rate per unit for the Jacksonville area of $540. This compared to $565 per unit during the Third Quarter 1996 indicates an increase in rental rates during the 6 months from the Vestcor survey is 4.6 percent.

                    The survey indicates a slight monthly rental rate increase for all apartment units surveyed, but increases of 1 percent to 2.3 percent for various construction dated classified units. It is important to note that the increases in categories by year built tend to counter the findings of rental increases for all units and indicate that the increase for all units should be between 1 percent to
                    2.3 percent or on average about 1.65 percent. Secondly, the 2nd Quarter 1997 average monthly rental for all units was $574, which would indicate a $6.00 reduction to the 3rd Quarter 1997 average monthly rent of $568.

                    Overall, the Jacksonville apartment market appears to be healthy. Construction permits recorded for 1992 and 1993 were at their lowest levels in years, or from a high of 5,079 units in 1985 to 0 units permitted for 1992 and 278 in 1993. For 1994 and 1995, there were 912 and 1,073 units permitted, respectively. In 1996, there were 3,284 units permitted, while in 1997 there were 978 units permitted. Physical occupancy as of the Third Quarter 1997 was at 92.8 percent, which is a drop from 1996, but reflects the new construction. Absorption rates in new apartment projects have remained healthy over the past two years. Vacancies of the various apartment markets range from 3 to 7 percent. The appraisers project that the citywide market should reach a stabilized occupancy of 95 percent between one and two years at this rate of growth.

SUBMARKET ANALYSIS  The subject property is located in the Beaches submarket.
                    This submarket is generally described as the northeastern area of St. Johns County along the Atlantic Ocean at Ponte Vedra Beach and including the Duval County beachfront municipalities of Atlantic Beach, Neptune Beach, and Jacksonville Beach.

                    Vestcor Realty Management, Inc.'s Third Quarter 1997 survey features data on the apartment market within the city of Jacksonville as well as the area within the subject submarket and other immediate suburbs. This Third Quarter 1997 report, which is the most recent published to date, states that the Beaches submarket had a 94.0 percent physical occupancy rate, slightly higher than the average occupancy rate of 92.8 percent of the eight submarkets surveyed. This is a large increase from the 81.4 percent physical occupancy rate experienced in this submarket during the previous quarter and an increase from 93.6 percent in the Third Quarter 1996. Reference is made to the following table:

                                                        PHYSICAL OCCUPANCY
                                        QUARTER/YEAR  RATE BEACHES SUBMARKET
                                       --------------------------------------
                                            01/92            93.63%
                                            02/92            86.74%
                                            03/92            88.13%
                                            04/92            92.82%
                                            01/93            94.43%
                                            02/93            96.88%
                                            03/93            91.95%
                                            04/93            91.43%
                                            01/94            92.57%
                                            02/94            94.16%
                                            03/94            95.34%
                                            04/94            91.70%
                                            01/95            98.46%
                                            02/95            91.81%
                                            03/95            95.38%
                                            04/95            95.73%
                                            01/96            94.89%
                                            02/96            93.19%
                                            03/96            93.60%
                                            02/97            81.40%
                                            03/97            94.30%

                     Source: Vestcor Apartment Market Survey for Greater Jacksonville, Florida, Third Quarter 1997

                     The Beaches area apartments tend to attract more transient tenants than the city of Jacksonville as a whole. This can be noted in the wide occupancy rate changes from the above table. Beaches area tenants are usually most attracted to the area during the summer months. In addition, the pool of prospective tenants in this submarket fluctuates with the personnel movements at the nearby Mayport Naval Air Station and with the attraction of the retirement populace.

                     The average monthly rental rate in the Beaches submarket, at $606 as of the Second Quarter 1996, was among the highest of all the submarkets in the area. In the Second Quarter of 1997 the average monthly rental increased about 13 percent to $687 and then decreased 1 percent to $680 in Third Quarter 1997. It is believed that some of the changes in rental rates and occupancy is affected by new construction of multi-family, condo, and single family development in the Beaches and adjacent areas. The following table illustrates the trend in rental rates for the subject market according to the surveys by the Jacksonville Planning and Development Department and Vestcor.

                                                       AVERAGE MONTHLY RENTAL
                                        QUARTER/YEAR   RATE BEACHES SUBMARKET
                                       ---------------------------------------
                                            01/92               $470
                                            02/92                563
                                            03/92                577
                                            04/92                510
                                            01/93                500
                                            02/93                582
                                            03/93                496
                                            04/93                570
                                            01/94                598
                                            02/94                571
                                            03/94                551
                                            04/94                560
                                            01/95                546
                                            02/95                523
                                            03/95                662
                                            04/95                644
                                            01/96                689
                                            02/96                606
                                            03/96                674
                                            02/97                687
                                            03/97                680

                     Source: Vestcor Apartment Market Survey for Greater Jacksonville, Florida, Third Quarter 1997

                     Information regarding the number of new apartment projects, proposed or under construction, was not made available in the Third Quarter survey because the Beaches submarket is located in St. Johns County and construction permits are recorded in that county, not Duval County. There are projects located near US Highway A1A being built in the Ponte Vedra area and Beaches submarket. There are additional projects being built along Hodges Road north of
                     J. Turner Butler Boulevard (State 202) which will contribute competition to the Ponte Vedra apartment communities.

                     The subject's submarket has exhibited a stabilized occupancy of between 90 and 95 percent (with one exception) according to one local apartment survey. The subject property has a current economic occupancy of 84 percent and is considered to be able to reach occupancy stabilization within three years.. Although the Beaches submarket has been an active market in the past, the future expected development of additional apartment units may cause problems for absorption of the existing vacant units unless demand can remain commensurate with construction. Additionally, there is some concern from the effect of the proposed shopping center adjacent to Lakeview Village on rental rates and/or occupancy.

                           [SITE PLAN APPEARS HERE]

                                SITE DESCRIPTION
--------------------------------------------------------------------------------

LOCATION The subject site is located along the north side of Ponte Vedra Lakes Drive west of Highway AlA just south of the Duval/St. Johns county line. This location is in the northeastern area of St. Johns County in the community of Ponte Vedra Beach about 18 aerial miles southeast of the Jacksonville CBD. The site is improved with the Lakeside Village Apartments, which have a street address of 100 Lake Vista Drive, Ponte Vedra Beach, Florida.

SIZE AND SHAPE         A survey of the subject site was not available. A tax
                       plat map is provided to the reader on the facing page.
                       However, information provided by the client indicates that the site comprises 19.47 acres. The front footage along the north line of Ponte Vedra Lakes Drive was not provided; however, a visual inspection of the property indicated that the site has significant frontage on the street.

ACCESS AND VISIBILITY  The property is easily visible from Ponte Vedra Lakes
                       Drive due to its adequate frontage on this street. Access into the site is provided by Lake Vista Drive, a private roadway running north from Ponte Vedra Lakes Drive into the site. Ponte Vedra Lakes Drive is an asphalt-paved, two-laned neighborhood thoroughfare which runs west from Highway AlA through an area predominated by residential apartments and town homes.

                       Indirect access to the property is provided via Highway AlA to the east of the subject. Highway AlA is a four-laned divided roadway and is the main thoroughfare in Ponte Vedra Beach.

LEGAL DESCRIPTION      A legal description of the subject is contained in the
                       Addenda of this report. The subject site is generally described as being a 19.47-acre tract out of Government
                       Lot 2, Section 16, Township 3 South, Range 29 East, St.
                       Johns County, Florida.

ZONING The site is zoned R-PUD 83-59, Ordinance 84-3, as part of a residential planned development area by St. Johns County. This zoning allows for higher density residential uses such as apartments or condominiums.

UTILITIES              All utilities are available to the site. Jacksonville
                       Suburban Utilities provides water and sewer service to the site; the Jacksonville Beach Electric Authority supplies electrical service. Telephone hookups are in place from Southern Bell, along with cable television lines from Continental Cable.

TERRAIN AND DRAINAGE   The subject site is generally level to street grade, with
                       minor landscaped berms within the site. The site contains three retention lakes and drainage appears to be adequate. A soil survey was not available on the subject site. While the soil appears generally supportive of a wide variety of improvements, the appraiser is not an expert in soil content and was unable to certify this assumption. According to the National Flood Insurance Map
                       125147-0184D dated September 18, 1985, the site is in Zone C, or "areas of minimal flooding." Numerous native trees are located on the site; however, no significant obstacles to development of the site (such as rock outcroppings, etc.) were evident.

EASEMENTS AND
ENCUMBRANCES         As stated above, a survey, which would indicate the
                     location of any easements or encroachments on the site, was unavailable. A visual inspection of the property indicated no significant easements or encumbrances, which would adversely affect the marketability of this site.

REAL ESTATE TAXES    The subject site and improvements have the following values assessed by the St. Johns County Property Appraiser's
                     Office:

                     Property Value..............................$10,339,660
                     Personal Property Value.....................$   134,427
                     Total Value.................................$10,474,087
                     Total Taxes.................................$   179,199
                     Approximate Tax Rate per $1000 Valuation..........17.11

                     The assessor's parcel number for the subject site is 051070-0000. The subject, assessed for $39.76 per square foot or $43,642 per unit including personal property.

                     The real estate property taxes for the subject are calculated at $179,199 based on the mileage rate and assessed value and a payment date of March 1998. However, a discount from the tax expense is allowed if paid in the four months prior to March. If paid in November 1997, the taxes for the subject are discounted 4 percent. For purposes of this appraisal, we have assumed an on-time payment of taxes. Therefore, the 1998 property taxes will be paid in 1999. The real estate taxes in the Income Approach section of this report reflect an approximate 4 percent increase (inflation factor) over the 1997 property taxes. Real estate taxes for the subject in 1998 have been estimated at $186,366.

SITE CONCLUSION      The subject property is in the northeastern area of St.
                     Johns County, Florida, just south of the Duval county line.
                     This location is about 18 aerial miles southeast of downtown Jacksonville. The parcel contains 19.47 acres with level terrain. Drainage and soil conditions appear to be adequate and supportive of a variety of improvements. All utilities are available. The site is in the Zone C area of minimal flooding. While a survey of the site was not available, no adverse easements or encroachments were noted during a physical inspection of the site. Direct access and visibility is provided from Ponte Vedra Lakes Drive, with indirect access from Highway AlA just east of the site. The property is zoned by the county for high-density residential uses including condominium and/or apartment development, and appears to be physically suitable for such improvements.

                                 IMPROVEMENTS
--------------------------------------------------------------------------------

                     The subject site, a 19.47-acre tract of land, is improved with a two-story apartment project known as the Lakeview Village Apartments. The improvements consist of 240 apartment units contained in 30 buildings constructed in 1984. Also situated on the site is a leasing office/clubhouse with a kitchen and laundry facility, sauna, exterior mail post, deck, swimming pool and jacuzzi surrounded by an iron fence, lighted and fenced tennis court, gazebo, three lakes, and a mechanical shed.

                     There are three basic floor plans for the 240 apartment units. The basic features of these floor plans are as follows:

                           NO. OF
                           UNITS   UNIT TYPE    SIZE (SF)  TOTAL NRA
                         ---------------------------------------------
                              24  lBR/lBA/DN         867      20,808
                              24  lBR/1BA/UP         867      20,808
                              40  2BR/2BA/DN       1,059      42,360
                              40  2BR/2BA/UP       1,059      42,360
                              56  2BR/2BA/DN       1,224      68,544
                              56  2BR/2BA/UP       1 224
                             ---                   -----     -------
                             240                   1,098     263,424

                     DN = downstairs; UP = upstairs

                     As seen in the figures above, the total net rentable area of 263,424 in 240 apartment units results in an average of 1,098 square feet per unit. There are a total of 48 one-bedroom units and 192 two-bedroom units.

                     The land area is 19.47 acres equating to a density of 12.33 units per acre. The parking consists of 350 asphalt-paved open spaces or 1.46 spaces per unit. The parking ratio is within industry and local market standards.

                     The foundation of the buildings is of concrete slab with wood-studded framing. The exterior walls are of stucco with wood frame trim work, and the roof is pitched with a tile covering except for a flat surface at the top of some of the buildings covered by a built-up tar and gravel surface. Windows are of single-hung aluminum thermal pane construction, with six panel exterior doors. Porches by each exterior door have an exterior light. Upper-level units can be reached using exterior staircases with metal supports and handrails and cement risers and landings.

                     The interior finish of each unit has painted gypsum board walls and ceilings. Some ceilings feature vaulted or boxed ceilings, while a few walls are accented with decorative wallpaper. Floors have carpeting over pad with tile floors in the kitchen and bathrooms. The kitchen is equipped with wood and fiberboard cabinetry covered with formica countertops and a double stainless steel sink. Appliances are made by General Electric, and include a range/oven, vent/hood, microwave oven, dishwasher, disposal, and refrigerator with icemaker. Each unit has an electric water heater with a 40-gallon capacity. Kitchen equipment appears to be original, but in good condition.

                     Carpet and tile floors are found in the bathrooms, with additional tile around the tub enclosure. The toilet, bathtub and sink are porcelain, and a formica countertop covers a small vanity. Each bathroom also has a wall mirror and an exhaust fan.

                     Each apartment unit in this project typically has a fireplace, ceiling fans, wet bars, washer and dryer closet with connections, miniblinds, and an exterior screened-in porch or deck. Interior doors are hollow core wood with some folding closet doors. Each unit is equipped with a fire extinguisher per local fire codes.

                     The mechanical components include standard PVC plumbing pipes with stainless steel fixtures. The units are equipped with electric central heating and air-conditioning which is individually metered. The interior wiring is copper, with 125 amps designated per unit and ample electrical outlets. Each apartment is wired for telephone and cable television.

                     Other than the major site amenities stated above, the grounds feature asphalt-paved parking pads and access roadways, concrete sidewalks, two bridges with brick pavers, and pole-mounted exterior light fixtures. The landscaping features numerous native trees as well as decorative planted shrubbery and lawns.

                     The subject improvements appear to be in average overall condition. The project underwent renovation in 1994 and 1995, which included the re-roofing of several buildings. According to ConAm Management Corporation, there are several expenditures due in 1998, which are listed as follows:

                        Chimney Cap Repair                           $ 38,000
                        Irrigation Time Clocks/ Line Repair Pumps      30,000
                        Plumbing Shower Pans/Leaks                     40,000
                        Asphalt Repair/Seal Parking Lot                40,000
                        Traffic Control Gating/Front Entry             50,000

                        TOTAL                                        $198,000

                     Considering the current condition of the property at the time of inspection, the effective age is estimated to be equal to the actual age of thirteen years. Further, the wooded areas of vacant land to the north and east of the subject site which front on major roadways have been partially cleared because of retail development. The clearing of land and the loss of the wooded buffer from the roadways to the east and north of the subject and new retail construction may have a detrimental effect upon the aesthetics of the subject and therefore rents and/or occupancy.

                           [FLOOR PLAN APPEARS HERE]

                              SUBJECT PHOTOGRAPHS
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]
                   View of clubhouse/leasing office exterior


                            [PICTURE APPEARS HERE]
                 View of apartment building and interior lake.

                            [PICTURE APPEARS HERE]
        View of interior street, bridge, and clubhouse/leasing office.


                            [PICTURE APPEARS HERE]
                  View of swimming poo1 as part of clubhouse.

                             [PICTURE APPEARS HERE]
                 View of interior of clubhouse/leasing office.


                            [PICTURE APPEARS HERE]
                 Interior view of the living room in Unit 131.

                            [PICTURE APPEARS HERE]
                     Interior view of kitchen in Unit 131.


                            [PICTURE APPEARS HERE]
                   Interior view of dining room in Unit 239

                             HIGHEST AND BEST USE
--------------------------------------------------------------------------------

                     The highest and best use of a property must be determined because market value depends upon the property's most profitable use. The Appraisal of Real Estate, Eleventh
                                     ----------------------------
                     Edition, defines highest and best use as:

                          "The reasonably probable and legal use of vacant land or improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value."

                     There are two distinct types of highest and best use. The first type is the highest and best use of the land as if vacant. The second type is the highest and best use of a parcel as improved. This pertains to the use that should be made of the property as it exists.

                     In determining the highest and best use of a site, four items must be considered: possible physical limitations of the site, possible legal or permissible uses, and what uses are financially feasible, and produce the maximum return on the site. A careful neighborhood and site analysis is essential in estimating the highest and best use of the site as if vacant.

                     The following is our analysis of the highest and best use as it pertains to the subject property and according to the four essential tests.

SUBJECT PROPERTY
AS IF VACANT         LEGALLY PERMISSIBLE - Within the scope of a legal analysis, the subject site would be adaptable to multifamily residential uses as limited by its current zoning of R-PUD
                     83-59 Ordinance 84-3 by St. Johns County. This zoning designation for the site is intended to restrict and promote the development of the subject to multifamily residential uses.

                     PHYSICAL POSSIBILITY - Many physical characteristics of a site can affect the use to which it can be put. These characteristics can include size, shape, location, road frontage, topography, easements, utility availability, flood plain, and surrounding patterns.

                     The subject site is generally trapezoidal in shape and encompasses a total of 19.47 acres, allowing for full physical utilization of the site. The site appears to have significant frontage along the north side of Ponte Vedra Lakes Drive. The topography of the site is generally level, and drainage appears to be adequate. The site is located in Flood Zone "C" which is defined in the previous Site Description section of this report.

                     The subject's location is on the north side of Ponte Vedra Lakes Drive just west of its corner with State Highway AlA, the major thoroughfare in Ponte Vedra Beach. Property uses along Ponte Vedra Lakes Drive Road predominantly consist of apartment complexes with some town homes and vacant land. Ponte Vedra Lakes

                     Drive is a two-laned residential street with local traffic, which travels east/west from State Highway AlA at its east end. The subject has adequate utility capacity, enjoys a relatively good functional size and shape, and is not affected by any adverse easements or restrictions as noted upon inspection.

                     After considering all of the physical characteristics of the site noted above plus other data in the Site section of this appraisal report, physically possible land uses would include a variety of residential development such as apartments, condominiums, cooperatives or townhouses, but are directed to apartment development. The primary deterrents to other types of development were surrounding land use patterns and the lack of significant traffic along Ponte Vedra Lakes Drive.

                     FINANCIAL FEASIBILITY - Financial feasibility is directly proportional to the amount of net income that could be derived from the subject. Rents have slightly increased over the previous 12 months and the apartment market overall appears to be favorable. Area realtors indicate that condominium and cooperative unit developments favor on-beach locations and the subject is a distance from the actual beach.

                     After having eliminated all other development from our analysis, the financial feasibility of multifamily development must be tested. The subject site is in the "Beaches" apartment submarket area. The survey conducted by Vestcor Realty Management, Inc., the occupancy level for the apartment projects in the Beaches submarket was 94.3 percent during the Third Quarter 1997. This reflects a 0.7 percent increase from one year earlier and 15.8 percent increase from the previous quarter (Second Quarter 1997). During the same one-year period between the Third Quarters 1996 and 1997, rental rates have increased about 1.0 percent from $674 to $680 per month. Apartment development has been taking place in the Beaches submarket.

                     From the preceding, apartment development appears feasible. Occupancy rates have increased only slightly during the past year and rental rates have risen moderately according to the most recent apartment survey. The following reflects apartment development costs on a square foot basis.

                     Cost to Construct (Class C Average to Good)........  $50.00
                     Land Acquisitions..................................    4.00
                                                                          ------
                     Total Cost of Development..........................  $54.00

                     The preceding indicates that development is feasible for multifamily residential development. As indicated in the Sales Comparison Approach in this report, apartments developed since 1995 reflect sale prices in the $60 to $75 per square foot category. Most of the sale prices are above the cost of development.

                     MAXIMUM PRODUCTIVITY - After considering the current economic climate and the subject's location and financial feasibility of certain land uses, we are of the opinion that the demand for multifamily apartment units conducive to the subject site would produce the highest net return over the longest period of time. This is due to the subject's location and the popularity of the neighborhood.

                     In summary, the multifamily apartment market has shown signs of increasing health. The site's location near Jacksonville area beaches in the exclusive Ponte Vedra residential and resort communities, and within easy commuting distance to major south side employment facilities, gives it a large base of prospective rent-paying tenants from which to draw. The subject is in an area that is relatively stable after a decade of growth. Therefore, after considering the alternatives, we believe the highest and best use of the site, as vacant, is for multifamily residential development.

SUBJECT PROPERTY
AS IMPROVED          The property, as improved, is tested for two reasons.
                     First, to identify the improvements that are expected to produce the highest overall return per invested dollar, and the second reason is to help identify comparable properties. The four tests or elements are also applied in this analysis to the subject as follows:

                     LEGALLY PERMISSIBLE - Within the scope of a legal analysis the subject property would be adaptable to multifamily residential uses as limited by the zoning of the site by St. Johns County.

                     PHYSICAL POSSIBILITY - Based on the subject's size (19.47 acres), configuration (roughly trapezoidal), and the improvements' positioning relative to the subject site, it is felt that the subject's improvements employ the maximum use and potential of the site as developed. The subject's density of 12.33 units per acre is in line with the market sales, which reflect a range in density from 10 to 20.5, units per acre.

                     FINANCIAL FEASIBILITY - The discussion of the financial feasibility of the subject, as if vacant, would also apply to the test as improved. Based on the economic conditions for alternative market segments, it was concluded that the subject's present improvements are satisfactory to fulfill this test.

                     MAXIMUM PRODUCTIVITY - The test for this element is also from the market. The comparables analyzed suggest that under competent and prudent management, the subject could produce an adequate return on market value to substantiate its existence.

                     In conclusion, based on the subject's current use, we have determined that as a multifamily apartment complex it positively contributes to the value of the site, and as a result is presently developed according to its highest and best use. The project's amenities are considered average compared to other projects in the area. Some of the comparables have better project amenities and the subject requires capital expenditures for deferral maintenance. Therefore, the subject's improvements are not considered to be the optimum use.

                              APPRAISAL PROCEDURES
--------------------------------------------------------------------------------

                     Traditionally, three valuation approaches or techniques are used in the appraisal of real estate. These are the Cost Approach, Sales Comparison Approach, and Income Approach.

COST APPROACH        In the Cost Approach, the appraisers obtain an estimate of value by adding to the land value the estimated value of the physical improvements. This value is derived by estimating the replacement cost new of the improvements and, when appropriate, deducting the reduction in value caused by accrued depreciation. According to the Appraisal
                     Institute, the basic principle of the Cost Approach is that buyers judge the value of an existing structure by comparing it to the value of a newly constructed building with optimal functional utility, assuming no undue cost due to delay. Thus, the appraiser must estimate the difference in value between the subject property and a newly constructed building with optimal utility.

                     The Cost Approach was not used as a method of valuation in this appraisal. The Cost Approach is typically the least reliable indicator because cost does not necessarily reflect value. Moreover, estimates of depreciation are difficult to accurately measure in the marketplace, thereby compounding the speculative nature of the opinions derived in the cost method of valuation.

SALES COMPARISON
APPROACH This approach produces an estimate of value by comparing the subject property to sales and/or listings of similar properties in the immediate area or competing areas. The principle of substitution is employed and basically states when a property is replaceable in the market, its value can be set by the cost of acquiring an equally desirable and comparable property. This technique is viewed as the value established by informed buyers and sellers in the market.

INCOME APPROACH      The measure of value in this approach is capitalization of the net income, which the subject property will produce during the remaining economic life of the improvements.
                     This process consists of two techniques. The first technique estimates the gross income, vacancy, expenses, and other appropriate charges. The resulting net income or net cash flow is then capitalized. The second technique projects the gross income, vacancy, expenses, other appropriate charges, net income, and cash flow over a projected holding period. The resulting cash flow and reversion (future value) are discounted at an appropriate rate and added in order to arrive at an indication of current value from the standpoint of an investment. These methods provide an indication of the present worth of anticipated future benefits (net income or cash flow) to be derived from ownership of the property. Both techniques were utilized in analyzing the subject property.

SUMMARY The appraiser, in applying the tools of analysis to the valuation problem, seek to simulate the thought process of the most probable decision-maker. The appraiser's judgment concerns the applicability of alternative tools of analysis to the facts of the problem, the data and information needed to apply these tools, and the selection of the analytical approach and data most responsive to the problem in question.

                     Thus, depending on the type of property appraised or the purpose of the appraisal, one approach may carry more weight or may point to a more reliable indication of the value of the property being appraised than the others. In some instances, because of the inadequacy or unavailability of data, one or two of the approaches may be given little weight in the final value estimate.

                       [IMPROVED SALES MAP APPEARS HERE]

                              JACKSONVILLE AREA
                            IMPROVED SALES SUMMARY
------------------------------------------------------------------------------------------------------------------------------------

SALE        NAME/LOCATION                  SALE        CASH EQUIV.     YEAR      NO. OF      NRA        OCCUP.     NOI/SF
NO.                                        DATE        SALE PRICE      BUILT     UNITS      AVG/SF     AT SALE     /UNIT
------------------------------------------------------------------------------------------------------------------------------------
1       The Links @ Windsor Parke           08/97     $20,500,000       1995       280      296,616       95%       $5.92
        13700 Sutton Park Dr. North                                                         1,059
        Jacksonville, FL
------------------------------------------------------------------------------------------------------------------------------------

2       San Pablo                           06/97     $ 5,350,000      1974       200      184,750       90%       $3.16
        14401 Jose Vedra Blvd.                                                               924
        Jacksonville, FL
------------------------------------------------------------------------------------------------------------------------------------

3       Hunter's Ridge(formerly Oaks of     05/97     $15,200,000       1987       336      294,888       92%       $4.00
        Deerwood)                                                                            878
        10100 Baymeadows Road
        Jacksonville, FL
------------------------------------------------------------------------------------------------------------------------------------

4       Woodhollow                          04/97     $16,700,000      1986       450      342,162       94%       $4.69
        1715 Hodges Blvd.                                                                     760
        Jacksonville, FL
------------------------------------------------------------------------------------------------------------------------------------

5      The Courts @ Ponte Vedra             01/97     $19,000,000      1996       253      252,162       95%       $6.26
       101 Vera Cruz Drive                                                                  1,000
       Ponte Vedra, FL
------------------------------------------------------------------------------------------------------------------------------------

6      The Huntington @ Hidden Mills        08/96     $ 7,225,000      1986       224      179,476       98%       $3.85
       3333 Monument Road                                                                    801
       Jacksonville, FL
------------------------------------------------------------------------------------------------------------------------------------

7      The Antlers                          05/96     $15,000,000      1985       400      327,728       97%       $4.65
       8433 Southside Blvd.                                                                  819
       Jacksonville, FL
------------------------------------------------------------------------------------------------------------------------------------

8      Westland Park                        05/96     $16,950,000      1989       405      403,010       97%       $4.26
       6710 Collins Road                                                                     995
       Jacksonville, FL
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

CASH EQUIVALENT PRICE
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------
SALE        NAME/LOCATION                PER       PER       OVEALL
NO.                                      SF       /UNIT       RATE     EGIM
------------------------------------------------------------------------------
1       The Links @ Windsor Parke        $69.11    $73,214    8.56%     7.80
        13700 Sutton Park Dr. North
        Jacksonville, FL
------------------------------------------------------------------------------
2       San Pablo                        $28.96    $26,750   10.90%     4.56
        14401 Jose Vedra Blvd.
        Jacksonville, FL
------------------------------------------------------------------------------
3       Hunter's Ridge(formerly Oaks of  $51.54    $45,238    7.76%     6.74
        Deerwood)
        10100 Baymeadows Road
        Jacksonville, FL
------------------------------------------------------------------------------
4       Woodhollow                       $48.79    $37,111    9.60%     5.47
        1715 Hodges Blvd.
        Jacksonville, FL
------------------------------------------------------------------------------
5      The Courts @ Ponte Vedra          $75.12    $75,099    8.34%     7.31
       101 Vera Cruz Drive
       Ponte Vedra, FL
------------------------------------------------------------------------------
6      The Huntington @ Hidden Mills     $40.26   $32,254    9.56%     5.48
       3333 Monument Road
       Jacksonville, FL
------------------------------------------------------------------------------
7      The Antlers                       $45.77   $37,500   10.20%     5.63
       8433 Southside Blvd.
       Jacksonville, FL
------------------------------------------------------------------------------
8      Westland Park                     $42.06   $44,852     10.10%      6.01
       6710 Collins Road
       Jacksonville, FL
------------------------------------------------------------------------------

                           SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

                     The Sales Comparison Approach is considered a good valuation method in the event that a sufficient number of similar and recent transactions can be found and accurately verified. The key to the Sales Comparison Approach is that a sufficient number of comparable sales be present to reflect an accurate indication of value. In such an event, market value can be derived directly from the sales, since all complexities involved are properly weighed according to their significance to actual buyers and sellers.

                     This approach is based upon prices paid in actual market transactions. It is a process of correlating and analyzing recently sold properties, which are similar to the subject. The reliability of this technique depends upon (a) the degree of comparability of the property appraised with each sale, (b) the length of time since the sale, (c) the accuracy of the sales data, and (d) the absence of unusual conditions affecting the sale.

                     The comparison process must be based on sales, which constitute acceptable evidence of motivations inherent to the market, occurring under similar market conditions, of similar or reasonably similar apartment projects. These projects were selected since they are reasonably similar to the subject property. A map and a summary of the comparable sales can be found on the preceding pages. The transaction dates of the sales used ranged from October 1994 to August 1996. Reference is made to the individual sales data included in the Addenda section of this report.

                     SALE 1, known as the Links at Windsor Park Apartments, sold in August 1997 for $20,500,000. There are 280 units totaling 296,616 square feet. The property sold at $69.11 per square foot or $73,214 per unit. It was built in 1995 and was in excellent condition. The Links was 90 percent occupied at sale date. It sits on 23.36 acres of land and reflects density at 11.98 units per acre. The property's construction is described as wood frame with wood siding and some stucco.

                     SALE 2, known as the San Pablo Apartments, sold in June 1997. It has 200 units and 184,750 square feet. The sales price was $5,350,000 and the property was 90 percent occupied at sale date. Unit prices indicated are $28.96 per square foot and $26,750 per unit. The sale reflected a 10.8 percent capitalization rate and was in need of substantial repair and renovation work. The rate is 14,24 acres and the unit density indicated is 14.04 units per acre. The property at sale date was inferior to the subject.

                     SALE 3, known as Hunter's Ridge, (formerly known as Oaks at Deerwood) sold for $15,200,000 or $45,238 per unit in May 1987. It has 294,,888 square feet and indicates a unit price of $51.54 per square foot. Land area is 34.70 acres and shows unit density at 9.68 units per acre. The capitalization rate was 7.76 percent, however, the property needed some attention and had good upside potential.

                     SALE 4, known as the Woodhollow Apartments sold inn April 1997 for $16,700,000 or $48.99 square foot and $37,111 per unit. The property contains 450 units and 342,162 square feet. At date of sale, occupancy was 94 percent and the terms were cash at a $10,350,000 mortgage at 7.5 percent interest due in 7 years, amortized over 25 years. The property has 38.65 acres and indicates a unit density of
                     11.6 units per acre. Construction is wood frame with stucco and wood siding.

                     SALE 5, known as The Courts at Ponte Vedra, is located in Ponte Vedra Beach. It sold in January 1997 for $19,000,000. The property was built in 1996 and has 253 units with 252,916 total square feet. Unit prices indicated by the sale are $75.12 per square foot and $75,099 per unit. Construction is wood frame with stucco and some masonry. The site contains 9.23 acres and indicates a unit density of 27.41 units per acre. Capitalization rate at times of sale was 8.34 percent and the project had 95 percent occupancy.

                     SALE 6, known as the Huntington at Hidden Mills, (formerly known as Cozumel), sold for $40.26 per square foot net rentable area or $32,254 per unit in August 1996. The sale price was $7,225,000. The property contains 14.92 acres and has a unit density of 15 units per acre. There are 179,476 square feet of rentable area within 224 units. The average unit size is 801 square feet. Approximately 98 percent of the units were occupied at the time of sale. The sales price of $7,225,000 was adjusted upward by $350,000 for a re-plumbing required and was a credit given by the seller.

                     SALE 7 is the Antlers containing 400 units and 527,728 square feet of rentable area. The average size of a unit is 819 square feet. Developed in 1985, the project is situated
                     42.51 acres of land and has a unit density of 9.4 units per acre. The property sold in May 1996 for $45.77 per square foot net rentable area or $37,500 per unit and totaled $15,000,000. At the time of sale the units were 97 percent physically occupied.

                     SALE 8 sold in May 1996 for $16,950,060 which is equivalent to $42.06 per square foot net rentable area or $41,852 per unit. The project, Westland Park, was built in 1989/90 and contains 405 units and 403,010 square feet of rentable space. The average unit size is 995 square feet. Unit density for this property is 14.9 units per acre. Occupancy at the time of sale was reported at 97 percent.

                     In lieu of specific adjustments, we compared the improved sales based on the net operating income (NOI) per square foot and per unit. This method presents a comparison based on the income which a property is capable of generating. Theoretically, the NOI takes into consideration the various factors, which influence value such as quality, size, amenities offered, location, condition etc. Thus, these differing factors can be reduced to the common denominator of net operating income.

================================================================================
                       Sales Comparison - NOI Adjustments
                      -----------------------------------

Sale          Sale                 Subject        Adjust.      Adjust.
 No.        Price/SF     NOI/SF     NOI/SF        Factor      Price/SF
----        --------     ------    -------        ------      --------
   1           $ 69.11      $ 5.92     $ 4.44     0.750000     $51.83
   2           $ 28.96      $ 3.16     $ 4.44     1.405063     $40.69
   3           $ 51.54      $ 4.00     $ 4.44     1.110000     $57.21
   4           $ 48.99      $ 4.69     $ 4.44     0.946695     $46.38
   5           $ 75.12      $ 6.26     $ 4.44     0.709265     $53.28
   6           $ 40.26      $ 3.85     $ 4.44     1.153247     $46.43
   7           $ 45.77      $ 4.65     $ 4.44     0.954839     $43.70
   8           $ 42.06      $ 4.26     $ 4.44     1.042254     $43.84

                                   Mean=                       $47.92
                                   Value @ mean           $12,623,278

Sale        Sale                   Subject        Adjust.      Adjust.
 No.      Price/Unit   NOI/Unit    NOI/Unit       Factor      Price/Unit
----      ----------   --------    --------       ------      ----------
   1        $73,214       $6,267       4,871      0.777246       56,905
   2        $26,750       $2,916       4,871      1.670439       44,684
   3        $45,238       $3,510       4,871      1.387749       62,779
   4        $37,111       $3,562       4,871      1.367490       50,749
   5        $75,099       $6,263       4,871      0.777742       58,408
   6        $32,254       $3,083       4,871      1.579955       50,960
   7        $37,500       $3,811       4,871      1.278142       47,930
   8        $41,852       $4,240       4,871      1.148821       48,080

                                   Mean=                        $52,562
                                   Value @ mean             $12,614,830
================================================================================

                     The various sales reflected NOIs per square foot ranging from $3.16 to $6.26 and NOIs per unit ranging from $2,916 to $6,267. The subject NOI (without reserve expenses) has been approximated at $4.44 per square foot or $4,871 per unit from the first year of the Discounted Cash Flow analysis in the Income Approach section of this report.

                     To estimate an adjustment for each sale, the subject's NOI has been compared to the individual NOI of the comparable sales. The adjustments should account for all the various physical and economic differences in each improved property sale as income is a function of the current market. Market conditions should reflect perceived risk, or other factors, which may affect value. Time differences do not need further adjustment as any drop in value would theoretically be the function of a drop in income. There would need to be an adjustment for age in order to recognize differences in the length of the income streams. The chart on the facing page presents the adjustment process for NOI per square foot and NOI per unit.

                     After adjustment, the sales range in price from $40.69 to $57.21 per square foot and $44,684 to $62,779 per unit. The simple average adjusted prices (not weighted) per square foot and per unit of the comparable sales was calculated at $47.92 and $52,562, respectively. Applying an age adjustment based on square foot area and number of units indicates value at $46.00 per square foot and $52,000 per unit

                     263,424 SF at $46.00/SF, Rounded...............$12,100,000
                     240 units at $52,000/unit......................$12,000,000

                     A second method of comparison is by use of the effective gross rental multiplier (EGRM). In this analysis, the subject's effective gross income is multiplied by a factor estimated from the sales to derive an indication of value. The sales utilized in this analysis reflect EGRMs ranging from 4.56 to 7.80 as shown on the facing page. Expense ratios range from 33.26 to 50.27 percent. From the capitalization rate in the Income Approach, the subject is estimated to have a 44.69 percent operating expense ratio (excluding reserves). This is most similar to Sales 3, 4, 6, and 7. These sales have EGRMs ranging from 5.47 to 6.74 with expense ratios from 42.80 to 47.70 percent.

                     Sales 4 and 6 were apartments built in 1986 and Sale 3 was built in 1987. Sale 7 was constructed in 1985. Based on the preceding analysis, an EGRM for the subject has been estimated at 6.00 resulting in a total value indication as follows:

                     $1,983,246 x 6.00, Rounded......................$11,900,000

                     The NOI per square foot and per unit methods presented a value indication between $12,100,000 and $12,000,000 and the effective gross income multiplier method indicated a value of $11,900,000. Weight has been given to all methods with emphasis on the method using net operating income because these methods

        ==============================================================

                       SALES COMPARISON - EGRM ANALYSIS

        --------------------------------------------------------------
                       EFFECTIVE      EFFECTIVE GROSS     OPERATING
         SALE NO.  GROSS REVENUE/SF REVENUE MULTIPLIER  EXPENSE RATIO
        --------------------------------------------------------------
            1          $ 8.86             7.80              33.26%
            2            6.35             4.56              50.27%
            3            7.65             6.74              47.70%
            4            8.92             5.47              47.45%
            5           10.27             7.31              39.00%
            6            7.35             5.48              47.63%
            7            8.13             5.63              42.80%
            8            7.00             6.01              39.14%
        ==============================================================

                     reflect both income and expense information. The EGRM method was used as support. From the proceeding, a value for the subject is estimated at $12,000,000. From this, a deduction for capital expenditures of $198,000 and for rent loss of $340,605 is made as follows:

                              Indicated Value               $12,000,000
                              Less: Capital Expenditures       (198,000)
                              Rent Loss                        (340,605)
                              "As Is" Value                 $11,461,395
                                      Rounded               $11,500,000

                     Therefore, it is our opinion that the leased fee market value of the subject property based on the indication provided by the Sales Comparison Approach, all cash, on an "as is" basis as of November 30, 1997, is

                         ELEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS
                                     ($11,500,000)

                [SITE PLAN OF COMPARABLE RENTALS APPEARS HERE]

=============================================================================================================================

                                                     RENT COMPARABLE ANALYSIS

-----------------------------------------------------------------------------------------------------------------------------
 COMP.                          YEAR    NO.    NRA    AVERAGE       1997         1996                  SQUARE  1997 MONTHLY
 NO.    NAME OF PROJECT        BUILT  UNITS   (SF)   UNIT SIZE  OCCUP. RATE  OCCUP. RATE   FLOOR PLANS  FEET        RATE
-----------------------------------------------------------------------------------------------------------------------------
  1     The Remington Apts.    1985    344   302,904      881      95.0%        92.6%        1BR/1BA    683       605-615
        611 Ponte Vedra Blvd.                                                                1BR/1BA    755       635-670
                                                                                             2BR/1BA    886       670-680
                                                                                             2BR/2BA    977       735-745
                                                                                             2BR/2BA   1,043      765-775
                                                                                             2BR/2BA   1,155      825-835
-----------------------------------------------------------------------------------------------------------------------------
  2     Marsh Cove Apts.       1983     86    96,176    1,118      95.0%          99%      2BR/2BA/FL   908         740
        1220 Marsh Cove Lane                                                               2BR/2BA/FL  1,100        780
                                                                                          2BR/2BA/LOFT 1,242        850
                                                                                          2BR/2.5BA/TH 1,050        760
                                                                                          2BR/2.5BA/TH 1,220        810
                                                                                             3BR/3BA   1,430       1,010
-----------------------------------------------------------------------------------------------------------------------------
  3     The Fairways Apts.     1984    216   186,600      864      88.0%          93%        1BR/1BA    550         555
        100 Fairway Park Blvd.                                                               1BR/1BA    600         615
                                                                                           2BR/2BA/FL   950         700
                                                                                           1BR/1BA/TH   750         650
                                                                                           2BR/2BA/TH  1,100        740
                                                                                          2BR/1.5BA/TH 1,050        705
-----------------------------------------------------------------------------------------------------------------------------
  4     Colonial Grand         1987    240   211,640      882      97.0%          99.5%      1BR/1BA    672       575-615
        125 Great Harbour Way                                                                1BR/1BA    760       620-660
                                                                                          1BR/1BA/DEN   937       670-710
                                                                                             2BR/2BA    974       705-745






-----------------------------------------------------------------------------------------------------------------------------
  5     Arbor Club Apts.       1992    251   288,924   1,151        100%            95%      1BR/1BA    881       655-685
        1 Arbor Club Drive                                                                1BR/1BA/LOFT 1,102      740-760
                                                                                             2BR/2BA   1,181      790-820
                                                                                             2BR/2BA   1,254      825-855
                                                                                             3BR/2BA   1,426     980-1,000
                                                                                             3BR/2BA   1,493    1,025-1,050
-----------------------------------------------------------------------------------------------------------------------------
        Lakeview Village      1984     240   263,424   1,098         96%            94%    1BR/1BA/DN   867         615
        100 Lake Vista                                                                     1BR/1BA/UP   867         625
        SUBJECT                                                                            2BR/2BA/DN  1,059        680
                                                                                           2BR/2BA/UP  1,059        690
                                                                                           2BR/2BA/DN  1,224        740
                                                                                           2BR/2BA/UP  1,224        750
=============================================================================================================================

----------------------------------------------------------------------------------------------------
 COMP.                          1997
 NO.    NAME OF PROJECT        RENT/SF                 AMENITIES/COMMENTS
----------------------------------------------------------------------------------------------------
  1     The Remington Apts.      0.886-0.900      Microwave ovens, miniblinds, vaulted ceilings,
        611 Ponte Vedra Blvd.    O.841-0.887      ceiling fans, outdoor utility closets, pools, tennis
                                 0.756-0.767      court, racquetball court, hot tub, sauna,
                                 0.752-0.763      exercise/weight room, clubroom, lake
                                 0.733-0.743
                                 0.714-0.723
----------------------------------------------------------------------------------------------------
  2     Marsh Cove Apts.            0.755         Microwave ovens, washer/dryer connections,
        1220 Marsh Cove Lane        0.709         fireplaces, outdoor utility closets, pool, tennis
                                    0.684         court, hot tub
                                    0.724
                                    0.664
                                    0.706
----------------------------------------------------------------------------------------------------
  3     The Fairways Apts.          1.01
        100 Fairway Park Blvd.      1.03          Washer/dryer connections, miniblinds, fireplaces,
                                    0.737         pool, tennis courts, hot tub, exercise/weight
                                    0.867         room, clubroom, laundry facility, lake
                                    0.673
                                    0.671
----------------------------------------------------------------------------------------------------
  4     Colonial Grand           0.856-0.915      Microwave ovens. washer/dryer connections,
        125 Great Harbour Way    0.816-0.868      miniblinds, fireplaces, ceiling fans vaulted
                                 0.715-0.758      ceilings, outdoor utility closets, pool, tennis court,
                                 0.724-0.765      racquetball courts, basketball court, hot tub, sauna,
                                                  exercise/weight room, clubroom, volleyball court
----------------------------------------------------------------------------------------------------
  5     Arbor Club Apts.         0.743-0.778      Microwave ovens. washer/dryer connections,
        1 Arbor Club Drive       0.672-0.690      miniblinds, fireplaces, vaulted ceilings, burglar
                                 0.669-0.694      alarms, pool, tennis courts, jacuzzi,
                                 0.658-0.682      exercise/weight room, clubroom, laundry facility,
                                 0.687-0.701      garages
                                 0.687-0.703
----------------------------------------------------------------------------------------------------
        Lakeview Village            0.709         Washer/dryer connections, miniblinds, fireplaces,
        100 Lake Vista              0.721         outdoor utility closets, wet bars, pool, tennis
        SUBJECT                     0.642         court, hot tub, sauna, exercise/weight room,
                                    0.652         clubroom, laundry facility, lake
                                    0.605
                                    0.613
====================================================================================================

     DN = downstairs; UP = upstairs; TH = townhouse

                                INCOME APPROACH
--------------------------------------------------------------------------------

                     In estimating the market value of the subject property, one method used by the appraisers was the Income Approach. The Income Approach to value is predicated on the assumption that there is a definite relationship between the amount of net income a property will earn and its value. Ultimately, the Income Approach seeks to estimate the present worth of an anticipated net income stream based on an analysis of its quality, quantity, and duration. In accordance with the principle of substitution, a prudent investor would pay no more to receive an income stream from a specified property than any other property producing an equally desirable income stream.

                     Typically, the first step in the Income Approach is to estimate the potential gross income according to market rent. Market rent means the "going rent" in the neighborhood based on past history and present conditions. Vacancies are then deducted to arrive at effective gross income. Estimated annual expenses are deducted from the effective gross income, resulting in an indication of net operating income before debt service. From the estimated net annual income, annual debt service (if applicable) is subtracted to obtain annual cash flow to equity. This cash flow can be capitalized into an indication of equity value by direct capitalization utilizing an overall equity rate, or if debt does not exist, an overall capitalization rate. It may also be projected into the future over a selected but appropriate holding period, and discounted along with the anticipated equity reversion at the market discount rate and added in order to arrive at the net present equity value for the subject property. Since our valuation is on a cash basis, no mortgage was considered. In either method, the present mortgage balance (if applicable) would be added to the equity value to obtain the total value of the property. The appraisers have utilized both methods in valuing the subject property on an all cash basis.

ESTIMATED GROSS
RENTAL INCOME        Income for the subject property is produced by rental
                     income from the various rental units, as well as any laundry income, pet deposits, forfeited security deposits, and miscellaneous income. Information provided by the on-site leasing agents indicated the subject's current rent schedule to be as follows:

                                 BASED ON "RESIDENT PAYS UTILITIES"
                     ------------------------------------------------------------------------------
                      UNIT      TYPE     UNITS    SIZE (SF)    RENT/MO.    RENT/SF     MO. TOTAL
                     ------------------------------------------------------------------------------
                       A      1BR/1BA    24         867         $615        $0.709      $14,760
                       A      1BR/1BA    24         867         $625        $0.721      $15,000
                       B      2BR/2BA    40       1,059         $680        $0.642      $27,200
                       B      2BR/2BA    40       1,059         $690        $0.652      $27,600
                       C      2BR/2BA    56       1,224         $740        $0.605      $41,440
                       C      2BR/2BA    56       1,224         $750        $0.613      $42,000
                                        ---                                            --------
                                        240                                            $168,000

                     The separate A, B, and C plans above represent differentials in asking rent between upper and lower level units. Upper-level units carry the premium asking rent for each plan.

===================================================================================================

                                   SUBJECT - RENT ANALYSIS
                                      LAKEVIEW VILLAGE

---------------------------------------------------------------------------------------------------
                                         UNIT        AGV.        AVG.MONTHLY       PROJECT/UNIT
                          UNIT TYPE    SIZE (SF)  RENT/MONTH       RENT/SF          AMENITIES
---------------------------------------------------------------------------------------------------
SUBJECT                    1BR/1BA      867       $615-625       $ 0.709-0.721     Average/Good
The Remington              1BR/1BA      755       $635-670       $ 0.841-0.887     Good/Good
Arbor Club                 1BR/1BA      881       $655-685       $ 0.743-0.777     Good/Good
---------------------------------------------------------------------------------------------------
SUBJECT                    2BR/2BA     1,059      $680-690       $ 0.642-0.652     Average/Good
The Remington              2BR/2BA     1,043      $765-775       $ 0.733-0.743     Good/Good
Polos at Ponte Vedra       2BR/2BA       974      $705-745       $ 0.724-0.765     Good/Good
Arbor Club                 2BR/2BA     1,181      $790-820       $ 0.669-0.694     Good/Good
---------------------------------------------------------------------------------------------------
SUBJECT                    2BR/2BA     1,224      $740-750       $ 0.605 0.613     Average/Good
The Remington              2BR/2BA     1,155      $825-835       $ 0.714-0.723     Good/Good
Marsh Cove                 2BR/2BA     1,100      $    780       $       0.709     Average/Average
Arbor Club                 2BR/2BA     1,254      $825-855       $ 0.658-0.682     Good/Good
===================================================================================================

                     These rents have been compared to closely located and similarly designed apartment complexes in the subject's neighborhood area. For the purpose of this analysis, we have considered five apartment complexes that were identified by management and found by the appraiser to be most comparable. They range in total unit size from 86 to 344 units and in occupancy from 88 to 100 percent. These comparable rentals are summarized on a previous page. (Note: Other Comparables: The Tides At Marsh Landing, Ocean Links, The Greens At Marsh Landings, Bay Club, The Courts At Ponte Vedra, The Boardwalk, and Marsh Cove were surveyed; however, the five comparables used were believed adequate for the appraiser to estimate market rents for the subject.

                     All of the comparables surveyed were located within the subject's immediate vicinity. Each is comparable to the subject overall, particularly in terms of overall physical condition, unit size, rental rates, and the amenities offered. These comparables indicate an average effective rental rate range from $0.693 to $0.79 per square foot per month.

                     On the table on the facing page, each of the subject's three floor plans is compared to similar floor plans obtained from the rent comparables. All of the comparable rentals have at least average project amenities for an apartment in this market which include a pool, tennis court, clubhouse, hot tub/jacuzzi, and landscaped grounds. Apartments which have project amenities, which are rated "good" on this chart additionally have a car wash stand, indoor racquetball courts, basketball court, and/or volleyball area. Unit amenities for standard or average apartment units include typical built-in kitchen appliances, miniblinds, a fireplace, a patio or deck, and average finish. Good unit amenities on a given apartment unit also include a microwave oven, washer and dryer, vaulted ceilings and ceiling fans, and/or burglar alarms.

                     According to the Rent Analysis summary, the subject's Plan A is most comparable to the units offered at Arbor Club. This plan is also similar to the one-bedroom unit at Remington. These comparables range in monthly rental asking prices from $635 to $655 or from $0.743 to $0.887 per square foot. The subject's Plan A has average asking rents of $620 per unit or $0.715 per square foot. The subject's rent is below the low end of the range of those for Plan A of the comparable properties. This is due to the superior amenities of the comparable properties. Additionally, the subject units' rent for $530 and $540 per month for downstairs and upstairs units respectively and these rents are believed market.

                     Plan B containing 1,059 square feet from the subject is also most similar in size and amenities to similar two-bedroom units displayed from Arbor Club and Remington.. These comparable units have a monthly rental rate of $770 and $805 or $0.682 to $0.738 per square foot. Thus, the current subject asking rent is below the per square foot range provided by the rent comparables. This again is due to the superior amenities of the comparables and again the subject rent differs from up or down units. The current asking rent of $680 to $690 for the subject is believed to be market.

                     The subject's largest plan, Plan C, with 1,224 square feet has an average asking rent of $745 per month or $0.609 per square foot. This plan is most similar in size and amenities to the two-bedroom plan from the Arbor Club. This comparable unit ranges in monthly rental from $825 to $855, which equates to $0.658 to $0.682 per square foot. Each has a higher rent per square foot than the subject because of superior amenities. The subject plan at $740 and $750 per month is accepted as market rent.

                     There are currently twenty-one (21) vacant units in the subject complex. This equates to a current physical occupancy rate of 91.25 percent. Physical occupancy one year ago was 91.67 percent. These numbers indicate a slight downward movement in physical occupancy for the subject property, but it can be considered as about equal to last year.

                     Economic occupancy is estimated near 84 percent. The most recent leases for Plans A, B, and C indicate that the subject is obtaining the quoted rental rates. Therefore, we estimate that the current quoted rental rates for the subject are indicative of market rates.

                     After considering the subject's physical occupancy and actual rates the projected market rental rates for the subject are summarized below.

                                           BASED ON "RESIDENT PAYS UTILITIES"
                     ------------------------------------------------------------------------------
                      UNIT      TYPE     UNITS    SIZE (SF)    RENT/MO.    RENT/SF     MO. TOTAL
                     ------------------------------------------------------------------------------
                       A      1BR/1BA     24         867         $615        $0.709      $14,760
                       A      1BR/1BA     24         867         $625        $0.721      $15,000
                       B      2BR/2BA     40       1,059         $680        $0.642      $27,200
                       B      2BR/2BA     40       1,059         $690        $0.652      $27,600
                       C      2BR/2BA     56       1,224         $740        $0.605      $41,440
                       C      2BR/2BA     56       1,224         $750        $0.613      $42,000
                                         ---                                            --------
                                         240                                            $168,000

                     Gross Annual Rental Income: $168,000 x 12 months =
                     $2,016,000

                     Our cash flow analysis, as well as our direct capitalization method, indicates a gross apartment rental income of $2,056,320. This figure is the result of a 2 percent increase in rental rates during the first year of our projection period.

OTHER INCOME         In addition to rental income from apartments, other income is generated by laundry and vending machines, forfeited security deposits, pet deposits, late charges, and application fees.

                     The 1997 figures for other income showed $30,693 or about $0.12 per square foot for this category. In comparison with other similar type apartment projects in the subject area other income was approximately $0.15 to $0.25 per square foot. Based on our experience with similar type properties and the actual performance of the subject property it is our opinion that other income in the amount of $0.12 per square foot is typical for a project such as the subject. This equates to a total "Other Income" of $31,307 in the first fiscal year of our projected cash flow as

====================================================================================================================================


                           SUBJECT - EXPENSE ANALYSIS
                          LAKEVIEW VILLAGE APARTMENTS
                           (FISCAL YEAR ENDING 11/30)
------------------------------------------------------------------------------------------------------------------------------------
 Comparable No.                     1         2         3                                      SUBJECT PROPERTY
 Year Built                      1984      1985      1986                                            1985
 Net Rentable Square Feet     142,792   117,980   156,688                                         263,424
 Number of Units                  120       124       160                                             240
 Average Unit Size              1,190       951       979                                           1,098
 -----------------------------------------------------------------------------------------------------------------------------------

                                1997       1997       1995      1993      1994    1995     1996-YTD      1997-YTD    BTM PROJECTIONS

                               ACTUAL     ACTUAL     ACTUAL    ACTUAL    ACTUAL  ACTUAL   ANNUALIZED    ANNUALIZED     FISCAL YEAR
                                PSF        PSF        PSF       PSF       PSF     PSF        PSF           PSF       ENDING 11/30/97

------------------------------------------------------------------------------------------------------------------------------------
                                                                                          10 MONTHS                /SF       /UNIT
------------------------------------------------------------------------------------------------------------------------------------
EXPENSES
Real Estate Taxes           $   0.72  $   0.71    $   0.69    $ 0.63    $ 0.64  $ 0.64   $   0.66     $ 0.70     $ 0.71  $   777
Insurance                       0.16      0.16        0.13      0.09      0.15    0.17       0.17       0.17       0.19      205
Operating Expenses              0.55      0.65        0.69      0.49      0.53    0.55       0.56       0.72       0.61      673
Utilities                       0.68      0.86        0.70      0.50      0.55    0.56       0.55       0.49       0.59      651
Repairs & Maintenance           0.52      0.43        0.53      0.34      0.34    0.35       0.37       0.63       0.36      400
Contract Services               0.21      0.30        0.18      0.14      0.12    0.12       0.14       0.14       0.14      148
Management                      0.34      0.39        0.32      0.32      0.32    0.33       0.35       0.32       0.34      370
General Administrative          0.15      0.18        0.15      0.08      0.11    0.11       0.11       0.15       0.11      126
                            --------  --------    --------    ------    ------  ------   --------     ------     ------  -------

     Total Expenses         $   3.33  $   3.68    $   3.39    $ 2.59    $2.76   $2.83    $   2.91     $ 3.32     $ 3.05  $ 3,350
====================================================================================================================================

*    There may be differences due to rounding
                         well as in our direct capitalization method. This figure is grown at the same rate as the rental rates after the first year of the holding period.

                               Gross Rental Income               $2,056,320
                               Other Income                          31,307
                                                                 ----------

                               Total Potential Gross Income      $2,087,627


VACANCY AND COLLECTION
LOSS ESTIMATE            In a stable market, vacancy and collection loss for an
                         apartment complex will be in the 3 to 10 percent range.
                         This covers the time lag during re-leasing and normal refurbishing of apartment units and the loss of income resulting from bad debt or other vacancies. The subject's current 91.25 percent physical occupancy is below the approximate 94.3 percent Third Quarter physical occupancy rate enjoyed by the Beaches submarket. The subject property has a current economic occupancy rate of 84 percent, which is below stabilized occupancy for the subject. A 95.0 percent stabilized economic occupancy has been utilized for the subject during the holding period beginning in year three and deduction is taken for rent loss in years 1 and 2 of the cash flow.

EXPENSE ANALYSIS         The various expenses necessary in the operation of the
                         subject have been estimated including fixed expenses, operating expenses, and reserves for replacement.
                         Proper appraisal technique demands that an appraiser rely on typical expenses as opposed to actual expenses, which may vary according to management or special circumstances that may not persist. In addition, the total expenses per square foot should be within a range typical for similar projects. Reserves for replacement are estimated based on age, condition, and construction quality. It is re-emphasized that all income, as well as expense estimates, are based on the assumption of competent and prudent management.

                         We have based our estimate of projected expenses on comparable apartment projects located in the subject area, as well as the actual historical performance of the subject property. The following Expense Analysis Chart on the facing page summarizes the actual and/or annualized 1997 expenses reported by three (3) "individually metered" projects, as well as the subject property's actual 1993, 1994, 1995, and 1996 expense figures. The 1997 actual figures were available to the appraisers at the time of the report and are shown in the chart on the facing page. Bach Realty Advisors' estimated expenses for the subject property in Fiscal Year 1998 are also displayed.

                         Based upon the analysis of the comparables, we have developed the following expense estimates for the subject.

                         REAL ESTATE TAXES - The Lakeview Village Apartments are subject to the taxing authorities of St. Johns County. The county distributes the tax receipts from property owners to different authorities as specified in the Site section of this report. The subject's 1997 assessed value is $10,474,087 the total tax liability is $179,199 or $0.68 per square foot. After examining the tax liabilities of the comparables used in our expense analysis (which exhibited a range from $0.69 to

                     $0.72 per square foot), we have reflected the actual 1997 real estate taxes plus an approximate 2 percent inflation factor in our estimate of the 1998 taxes. Thus, real estate taxes have been estimated at $0.71 per square foot or $777 per unit and total $186,366. This amount is increased at a rate of 4 percent per year throughout our projection period.

                     INSURANCE - For the first fiscal year, we have estimated insurance at a market cost of $0.19 per square foot or $49,312. All of the expense comparables utilized exhibit a range of insurance costs from $0.13 to $0.16 per square foot for 1997. The subject's actual insurance costs have been fluctuating from $0.09 to $0.17 per square foot since 1993. The annualized 1996 insurance costs are projected at $0.19 per square foot. The appraisers believe that the insurance expense for the subject is appropriate, but is generally higher than the expense comparables. The expense per unit is $205. Insurance expense is increased 4 percent annually for the duration of the holding period.

                     OPERATING EXPENSES - This category includes salaries for office managers and leasing agents, maid services, payroll taxes and FICA, security, advertising, and promotional items. The subject's actual figures for 1993, 1994, 1995, and 1996, ranged between $0.49 to $0.72 with the latter expense appearing to be an anomaly. The annualized 1997 operating expense is $0.61 per square foot. The expense comparables indicate a range of operating expenses from $0.55 to $0.69 per square foot. Based on the subject's historical expenses and a comparison of operating expenses of comparable properties, the appraisers have estimated a 1998 year operating expense of $161,637 which is equivalent to $0.61 per square foot or $673 per unit. This expense is expected to increase 4 percent annually throughout our projection period.

                     UTILITIES - The expense comparables' 1997 utility expenses have a range from $0.68 to $0.87 per square foot. The subject's annualized 1996 year-to-date expense was $0.55 per square foot. The 1997 expense is $0.49 per square foot. This expense category includes electricity to the common areas, water, sewer, and garbage collection. The subject's 1998 expense for utilities has been estimated by the appraiser to be $0.59 per square foot or $651 per unit, below the lower end of the comparables range. The appraiser relied on subject historical utility expenses.

                     REPAIRS AND MAINTENANCE - The 1996 annualized actual year-to-date repairs and maintenance costs are $0.63 per square foot for the subject, which shows a increase in expenses of $0.26 per square foot from the previous year. Repairs and maintenance expenses are necessary in order to keep the property in good repair and consist of repairs required on plumbing, air-conditioners, electrical components, miniblinds, carpeting, janitorial services, and decorative costs. The expense comparables indicate a range from $0.43 to $0.53 per square foot and the subject's 1997 annualized expense is $0.63 per square foot. The subject's historical repair and maintenance is in a range from $0.34 to $0.37 per square foot and the 1997 expense at $0.63 per square foot was substantially uncommon. The appraiser believes that some deferred maintenance or capitalization expenditures may have been included. The 1997 expense of $0.63 per square foot was tempered and the

                     1998 expense estimate was returned to $0.36 per square foot. This expense is increased 4 percent annually.

                     CONTRACT SERVICES - The contract services category includes mainly landscaping services. Our surveyed expense comparables reported 1997 contract services expenses between $0.18 and $0.30 per square foot. Actual expenses for the subject in for the 1996 contract services expense are estimated at $0.14 per square foot, while 1997 indicated $0.14 per square foot. The appraiser has emphasized the historical and budgeted expenses for the subject when estimating the per square foot contract services expense for the property of $0.14 per square foot or $148 per unit and totaling $35,615 in the first year of the cash flow. These expenses are expected to increase annually at a rate of 4 percent.

                     MANAGEMENT - This figure for apartment projects is typically expressed as a percentage of the effective gross income of the property. The industry standard for an apartment complex of this size and quality is about 5 percent of effective gross income. This includes the fee to outside management or ownership for managing the property. According to the actual income and expense statements from 1992 forward provided by the client, management fees at the subject have been approximately 5 percent including both on-site and headquarter charges. We have also relied upon indicators from the market to determine typical expenses for this category. A management fee of 5 percent of the projected effective gross income for each year of the cash flow is estimated.

                     GENERAL AND ADMINISTRATIVE - This expense category includes legal expenses, dues, fees, printing, auto costs, postage, accounting/audit, permits, travel, credit, reports, office equipment, telephone, and all other miscellaneous and administrative costs. Our surveyed expense comparables indicated actual administrative expenses ranging from $0.15 to $0.18 per square foot. The subject's annualized year-to-date 1996 costs are in this range at $0.15 per square foot. The subject's historical G&A expense has ranged from $0.08 to $0.11 per square foot and has stayed at $0.11 for 3 years. The 1997 expense was $0.15 per square foot. The appraiser utilized an $0.11 per square foot figure or $126 per unit and totaling $30,134, supported by the comparables' range and the subject's history. This expense increases at a rate of 4 percent for each year in the cash flow.

EXPENSE SUMMARY      In conclusion, stabilized vacancy loss has been estimated
                     at 5 percent beginning in year three and continuing throughout the holding period. The total estimated 1997 calendar year expenses for the Lakeview Village Apartments, excluding reserves for replacement, equates to $3.05 per net rentable square foot or $3,350 per unit. This is below the range indicated by the expense comparables but is reasonable and is well supported by actual historical figures indicated by the subject property.

RESERVES FOR
REPLACEMENT          A replacement allowance provides for the periodic
                     replacement of building components that wear out more rapidly than the building itself and must be replaced periodically during the building's economic life. These may include roof covering, carpeting, appliances, compressors, parking areas, drives, etc. The subject was constructed in 1985 and appears to have had ongoing maintenance since its construction. It is our opinion that a reserve allowance of $0.27 per square foot or $300 per unit is adequate to provide for the continued maintenance of the project given the on-going termite problem and weather related conditions as mentioned below. Reserves for replacement total $72,000 and are grown at 4 percent for the duration of the holding period. Reserves were included in our expenses prior to concluding the net operating income.

DEFERRED MAINTENANCE/
CAPITAL EXPENDITURES     The subject has numerous items requiring capital
                         expenditures. Capital expenditures listed by management in the 1997 budget total $138,000 as detailed in the Improvements section of this report.

DISCOUNTED CASH FLOW
ANALYSIS DISCUSSION      A reasonable method for estimating value via the Income
                         Approach in a stabilized market is through the use of Discounted Cash Flow Analysis. The Market Value of a real estate investment under the Discounted Cash Flow
                         Method is defined as the discounted sum of all net cash inflows plus the property's discounted reversionary value. Primarily, any given property is only worth the value of the income derived from it.

                         The general methodology of Discounted Cash Flow involves the following steps: 1) increasing each year's cash flows by an appropriate appreciation factor; 2) discounting each year's net cash flow by an appropriate discount rate; 3) deriving the property's reversionary value in the final year and discounting it to the present; and 4) the summation of all cash flows, including final year reversion, into an estimate of value.

                         Real Estate Investment Trusts (REITS) have been the major players among new apartment acquisitions over the past, few years which has resulted in upward pressure on selling prices as capitalization rates have dropped. More recently, REITs are strong in the market. Capitalization rates are lower this year than last year due to many buyers pursuing limited inventory.

                         Survey participants in RERC's Emerging Trends in Real
                         Estate: 1997 indicate that multifamily is still a viable investment vehicle, but its desirability is ebbing as short-term rental growth has already peaked in some markets. Expectations for 1998 are an increased interest in apartments as markets stabilize and new construction comes on-line. Since 1994 returns for apartments have averaged near 12 percent, above all other categories. Solid returns in the 9 to 10 percent area are expected to continue with 9 percent and below for new Class A product, much of which may be pre-sold. Apartment investment fits the portfolio profiles of pension funds and REITs who want immediate high cash flows with predictable capital costs and national vacancy rates in relative equilibrium at 5 percent to 8 percent and a growing population, the risk in the multifamily market is steady and we anticipate that investors will continue to find their niche the market.

DISCOUNT RATE            Over the past several years, the internal rate of
                         return (IRR) has gained greater usefulness and market acceptance as an investment measure. IRR is the yield on an investment based on an initial cash investment, annual cash flows to the property, as well as resale proceeds. IRR allows for return on investment as well as recapture of the original investment when factoring in the reversion. To simulate this process, we have relied upon several investor surveys, which detail reasonable yields or IRR requirements of purchasers. We have used this rate as a discount rate that, when applied to projected cash flows and net resale proceeds
                         (reversion), results in the present value of the property.

                         According to the Third Quarter 1997 investor survey compiled by Peter F. Korpacz & Associates, Inc., investors for apartment properties indicated a return requirement ranging from 10.00 to 12.50 percent with an average of 11.16 percent. This IRR depends on the conservative or aggressive nature of rental and expense growth assumptions, as well as location and other factors. Real Estate is considered riskier than bonds due to illiquidity, competition, burden of management, and market conditions; therefore approximately 150 basis points or more could be added to the Corporate "Baa" bond rate in a normal market. Based on the previous data and recognizing new construction, we believe a 12 percent discount rate is reasonable in the current market based on an all cash sale and alternative investments.

CAPITALIZATION RATE      The subject property's reversionary value is derived by
                         capitalizing the eleventh year's net operating income.
                         As mortgage rates have fluctuated over the past several years, it becomes difficult to apply a band of investment method to establish a capitalization rate because capitalization rates do not react dramatically to ups and downs of mortgage interest rates.
                         Additionally, the mercurial nature of the recent market creates a large variance of returns depending on property potential. Again, according to the previously cited investor survey, investors for apartment properties indicated a terminal capitalization rate range from 8.0 to 10.25 percent or an average of 9.29 percent to attract investment. Going-in capitalization rates of the comparable sales in the Sales Comparison
                         Approach could be calculated based on the data provided. Most had a relatively similar occupancy rate as the subject at their respective times of sale. The range of going-in capitalization rates from these sales was from 7.76 to 10.9 percent (without reserves). A going-in capitalization rate in the middle of this range is considered appropriate. The going-in rate is typically lower than the terminal capitalization rate stated above due to the older age of the property and the risk of the market ten years hence. Based upon the aforementioned factors, the terminal capitalization rate for the subject should be above the average going-in capitalization rate exhibited by the comparable sales in the Sales Comparison Approach. Therefore, a terminal capitalization rate of 10.0 percent appears appropriate for the subject property based on the Korpacz survey.

CASH FLOW ASSUMPTIONS    .    Rents were based on an average rental rate of
                              approximately $0.63 8 per square foot per month.
                              During the projection period rents are expected to increase at 2 percent during 1997. Rents increase
                              4 percent in the second year of our analysis and each year thereafter.

====================================================================================================================================
                                                         LAKEVIEW VILLAGE
Period                                               1           2           3           4           5          6            7
------------------------------------------------------------------------------------------------------------------------------------
                                                  1998        1999        2000        2001        2002       2003         2004
------------------------------------------------------------------------------------------------------------------------------------
Income:
Apt. Rents                                   2,056,320   2,138,573   2,224,116   2,313,080   2,405,604  2,501,828    2,601,901
Rent/SF/Mo.                                      0.651       0.677       0.704       0.732       0.761      0.791        0.823
Other Income/Yr.                                31,307      32,559      33,862      35,216      36,625     38,090       39,613
                                             ---------   ---------   ---------   ---------   ---------  ---------    ---------
Gross Income                                 2,087,627   2,171,132   2,257,977   2,348,296   2,442,228  2,539,917    2,641,514

% Vacancy                                     15.000/,       10.00%       5.00%       5.00%  5.00'/o         5.00%        5.00%
Vacancy Allowance                              313,144     217,113     112,899     117,415     122,111    126,996      132,076
                                             ---------   ---------   ---------   ---------   ---------  ---------    ---------
Eff. Gross Income                            1,774,483   1,954,019   2,145,078   2,230,882   2,320,117  2,412,922    2,509,438

                       --------------------
Expenses:                $/unit   $/SF
                       --------------------
Real Estate Taxes          777    0.71         186,366     193,821     201,573     209,636     218,022    226,743      235,812
Insurance                  205    0.19          49,312      51,284      53,335      55,469      57,688     59,995       62.395
Operating Expenses         673    0.61         161,637     168,102     174,826     181,819     189,092    196,656      204,522
Utilities                  651    0.59         156,156     162,402     168,898     175,654     182,680    189,988      197,587
Repairs & Maintenance      400    0.36          95,888      99,724     103,712     107,861     112,175    116,662      121,329
Contract Services          148    0.14          35,615      37,039      38,521      40,062      41,664     43,331       45,064
Management                5.00%   0.34          88,724      97,701     107,254     111,544     116,006    120,646      125,472
General & Administrative   126    0.11          30,134      31,339      32,593      33,897      35,253     36,663       38,129
Reserves                   300    0.27          72,000      74,880      77,875      80,990      84,230     87,599       91,103
                          ----   -----
                                             ---------   ---------   ---------   ---------   ---------  ---------    ---------
Total Expenses                                 875,831     916,292     958,589     996,933   1,036,810  1,078,282    1,121,414
Per SF                                             332        3.48        3.64        3.78        3.94       4.09         4.26
Per Unit                                         3,649       3,818       3,994       4,154       4,320      4,493        4,673
                                             ---------   ---------   ---------   ---------   ---------  ---------    ---------
Net Operating Income                           898,652   1,037,726   1,186,489   1,233,949   1,283,307  1,334,639    1,388,025
Per Sf                                            3.41        3.94        4.50        4.68        4.87       5.07         5.27
Per Unit                                         3,744       4,324       4,944       5,141       5,347      5,561        5,783
====================================================================================================================================


Capital Items:                                 198,000
                                             ---------   ---------   ---------   ---------   ---------  ---------    ---------
Cash Flow                                      700,652   1,037,726   1,186,489   1,233,949   1,283,307  1,334,639    1,388,025
                                             ---------   ---------   ---------   ---------   ---------  ---------    ---------
Present Value Factor                12.00%    0.892857    0.797194    0.711780    0.635518    0.567427   0.506631     0.452349
Present Value of Cash Flow                     625,582     827,269     844,520     784,197     728,183    676,170      627,872

NOI in 11th Year                             1,523,793              Present Value of Income Stream                   6,740,905
Ro at Reversion                                  10.00%             Present Value of Reversion                       5,071,333
                                            ----------
Indicated Reversion                         16,237,927
Less: Sales Costs                    3.00%     487,138
                                            ----------
Reversion in 10th Yr                        15,750,789
                                                                    -------------------------------------------------------------
                                                                    Indicated Value of Subject                      11,812,237
                                                                    Indicated Value/SF                                   44.84
                                                                    Indicated Value/Unit                                49,218
                                                                    GIM At Indicated Value                                5.74
                                                                    Ro at Indicated Value                                 7.61%
                                                                    -------------------------------------------------------------
================================================================================
Period                                  8            9          10
-----------------------------------------------------------------------------------------------------------------------------------
                                                                      Reversion
                                      2005        2006        2007        2008
--------------------------------------------------------------------------------
Income:
Apt. Rents                       2,705,977   2,814,216   2,926,785   3,043,856
Rent/sf/mo.                          0.856       0.890       0.926       0.963
Other Income/yr.                    41,198      42,846      44,560      46,342
                                ----------   ---------  ----------  ----------
Gross Income                     2,747,175   2,857,062  2,971,344   3,090,198

  % Vacancy                           5.00%       5.00%      5.00%       5.00%
  Vacancy Allowance               137,359     142,853     148,567     154,510
                                ----------   ---------  ----------  ----------
                                2,609,816   2,714,209   2,822,777   2,935,688

Eff. Gross Income
Expenses:
Real Estate Taxes                 245,245     255,055     265,257     275,867
Insurance                          64,891      67,486      70,186      72,993
Operating Expenses                212,703     221,211     230,060     239,262
Utilities                         205,491     213,710     222,259     231,149
Repairs& Maintenance              126,182     131,229     136,479     141,938
Contract Services                  46,867      48,741      50,691      52,719
Management                       130,491     135,710     141,139     146,784
General & Administrative           39,654      41,240      42,890      44,606
Reserves                           94,747      98,537     102,478     106,578
                               ----------   ---------  ----------  ----------
Total Expenses                  1,166,270   1,212,921   1,261,438   1,311,895
Per Sf                               4.43        4.60        4.79        4.98
Per Unit                            4,859       5,054       5,256       5,466
                               ----------   ---------   ---------   ---------

Net Operating Income            1,443,546   1,501,288   1,561,339   1,623,793
Per Sf                               5.48        5.70        5.93        6.16
Per Unit                            6,015       6,255       6,506       6,766
=============================================================================

Capital Items:
                               ----------   ---------   ---------   ---------
Cash Flow                       1,443,546   1,501,288   1,561,339   1,623,793
                               ----------   ---------   ---------   ---------
Present Value Factor             0.403883    0.360610    0.321973    1.000000

Present Value Of Cash Flow         583,024     541,379     502,709   1,623,793

Not In 11th Year

Ro At Reversion

 Indicated Reversion
Less: Sales Costs

Reversion In 10th Yr

================================================================================
                               CASH FLOW SUMMARY
     ----------------------------------------------------------------------
       Fiscal Year         Annual               12.00%        PV of
      Ending 11/30        Cash Flows         NPV Factor       Cash Flows
     ----------------------------------------------------------------------
         1998           $ 700,652            0.892857       $625,582
         1999           1,037,726            0.797194         827,26
         2000           1,186,489            0.711780        844,520
         2001           1,233,949            0.635518        784,197
         2002           1,283,307            0.567427        728,183
         2003           1,334,639            0.506631        676,170
         2004           1,388,025            0.452349        627,872
         2005           1,443,546            0.403883        583,024
         2006           1,501,288            0.360610        541,379
         2007           1,561,339            0.321973        502,709
                                                             -------


Total                                                    $ 6,740,905

Projected NOI in 11th Year                               $ 1,623,793
Going-out Capitalization Rate                                  10.00%
                                                        ------------
Estimated Value of Property at End of 10th Year          $16,237,927
Less Sales Cost @                         3.00%             (487.138)
                                                         -----------
Value of Reversion at End of 10th Year                   $15,750,789
Discount Factor                          12.00%             0.321973
                                                         -----------
Present Value of the Reversion                           $ 5,071,333
Sum of Present Values of Cash Flow                         6,740,905
                                                         -----------
Market Value as of November 30, 1997                     $11,812,237

                                        Rounded          $11,810,000
================================================================================

               . The subject property's current physical occupancy rate is 91.25 percent. The economic occupancy rate of 84 percent as of November 1997 is below the estimated stabilized occupancy rate of 95.0 percent. It is our opinion that the subject should be capable of averaging 95.0 percent economic occupancy beginning in year three and throughout the holding period of our cash flow analysis.

               . Other income is increased at 4 percent per year after the first year of the cash flow.

               . The property has been appraised based on a "resident pays utilities" status.

               . Expenses (with the exception of management) have been increased at an average growth rate of 4 percent annually over the ten-year projection period. Management expenses are based on a percentage of gross income and increase with occupancy and rental increases. Reserves are calculated at $0.273 per square foot or $300 per unit in the first year and also increase at 4 percent per year thereafter.

               .          A discount rate of 12.0 percent was utilized.

               . A terminal capitalization rate of 10.0 percent was felt reasonable.

               . A sales cost of 3 percent of the reversionary value was estimated.

               A cash flow analysis and summary for the subject beginning December 1, 1997 may be found on the preceding pages. The estimated leased fee market value for the subject on an "as is" basis as of November 30, 1997 via discounted cash flow method is


                    ELEVEN MILLION EIGHT HUNDRED TEN THOUSAND DOLLARS
                                       ($11,810,000)

================================================================================

                             DIRECT CAPITALIZATION

Gross Potential Rental Income                        $2,056,320
Other Income                                             31,307
                                                         ------

Total                                                $2,087,627

Gross Income                                         $2,087,627
Vacancy @             5.00%                            (104,381)
                                                       --------

Effective Gross Income                                             $ 1,983,246

Expenses:

            Real Estate Taxes                          $186,366
            Insurance                                    49,312
            Operating Expenses                          161,637
            Utilities                                   156,156
            Repairs & Maintenance                        95,888
            Contract Services                            35,615
            Management Fee                  5.00%        99,162
            General Administrative                       30,134
            Reserves for Replacement                     72,000
                                                         ------


Total Expenses                                                         886,269
                                                                       -------

Net Operating Income                                               $ 1,096,976

Capitalization Rate                                                       9.00%
                                                                          ----

Fee Simple Stabilized Market Value                                 $12,188,624

Less:             Deferred Maintenance                                 198,000
                  Rent Loss Due to Lease Up                            340,605
                                                                       -------

Lease Fee "As Is" Market Value                                     $11,650,019
                                                                   $11,650,000

================================================================================

                Rent Loss Due to Lease Up

-----------   -----------   ------------  -----------   -----------  -----------
                                            Year 1        Year 2
                                          -----------   -----------
Stabilized NOI                             $1,096,976    $1,096,976
Projected NOI                                 787,902     1,037,726
                                            ---------     ---------

Rent Loss                                  $  309,074    $   59,250
PV Factor            7.00%                   0.934579      0.873439
                                            ---------     ---------

PV Income Loss                             $  288,854    $   51,751
                                                         $  340,605
================================================================================

DIRECT
CAPITALIZATION      Direct capitalization is a method used to convert a single year's income estimate into a value indication. In direct capitalization a rate of return for the investor and recapture of the capital invested is implicit in the overall capitalization rate.

                    The overall capitalization rate was chosen after analyzing the comparable apartment sales in our Sales Comparison Approach. These sales indicated a range of "going-in" capitalization rates from 7.76 to 10.90 percent. The Korpacz investor survey previously quoted indicated an average desired going-in capitalization rate of 9.29 percent. Some weight in this analysis is given to the comparable market sales since these transactions best illustrate the behavior of investor/purchasers in this marketplace. Investors' greater aversion to risk in the market caused by the recent national recession and credit constriction indicates that the range of capitalization rates from the comparables, which sold prior to this phase in the economy may be optimistic. Therefore, from these findings an overall rate of 9.00 percent was chosen for application to the subject. This rate is 1.0 percentage point lower than the terminal capitalization rate utilized for the subject in the preceding discounted cash flow analysis. The direct capitalization method indicates a value of $11,650,000 and is shown on the facing page.

INCOME APPROACH
CONCLUSION          DCF Method...................................... $11,810,000
                    Direct Capitalization Method.................... $11,650,000


                    Consideration is given to both the discounted cash flow method and the direct capitalization approach. These have been rounded to the nearest ten thousand dollars, however, for purposes of the income approach conclusion, the value is rounded to the nearest fifty thousand.

                    From the above analysis provided by the Income Approach, we estimate the leased fee market value of the subject property on an "as is" all cash basis, as of November 30, 1997, to be

                           ELEVEN MILLION SEVEN HUNDRED THOUSAND DOLLARS
                                            ($11,700,000)

                                RECONCILIATION
--------------------------------------------------------------------------------


                                   Sales Comparison Approach  $11,500,000
                                   Income Approach            $11,700,000


                    The Sales Comparison Approach utilized recent comparable sales of similar properties in the area. The weakness of the Sales Comparison Approach is that no two properties are exactly alike and exact conditions of a sale are often unknown. The strength of this approach is that it indicates the market activity based on the willing buyer/willing seller concept.

                    Eleven recent sales, dating from May 1996 through August 1997 were utilized in the Sales Comparison Approach. Each is similar to the subject property in one or more characteristics including occupancy, location, age, construction quality, amenities, and/or condition. The data on the comparable sales was considered to be reasonably accurate and reliable. The methods of comparison utilized in this analysis were the net operating income per square foot and per unit and the effective gross rental multiplier
                    (EGRM) methods. These indicators rely on a comparison of income rather than physical attributes. Thus, adjustments for physical factors are not necessary as economics are the common denominator. A final market value estimate for the subject was made based on the analysis presented in the Sales Comparison Approach.

                    The Income Approach attempts to measure investment qualities of the property. Based on actual rents in the immediate area of the subject, actual expenses, and investor returns derived from the market, we have estimated value. Actual data on the property, as well as comparable data from nearby similar properties, were considered to be adequate. Because the Income Approach deals directly with income streams, we believe it is a very good indication of current market conditions. It tends to reflect a value, which an investor of a property would anticipate.

                    In the Income Approach, comparable properties from the subject Ponte Vedra Beach area were utilized when deriving the subject property's economic market rents and projected expenses. For this reasoning, the Income Approach is given greatest weight in the final analysis.

                    Therefore, it is our opinion that the market value of the leased fee estate of the subject property on an "as is" all cash basis, as of November 30, 1997, is

                        ELEVEN MILLION SEVEN HUNDRED THOUSAND DOLLARS
                                         ($11,700,000)

                    It is important to note that the development of a shopping center adjacent to the subject property during 1998 may have an adverse effect on the Lakeview Village market rents or occupancy.

                          THE LINKS AT WINDSOR PARKE
--------------------------------------------------------------------------------

                            [PICTURES APPEAR HERE]

                          COMPARABLE APARTMENT SALE 1


PROPERTY IDENTIFICATION
Job Number               97-075
Project Name             The Links at Windsor Park
Address                  13700 Sutton Park Drive North
City/County/State        Jacksonville, Florida

TRANSACTION DATA
Sale Date                08/97
Grantor (Seller)         Windsor Park Apartments, Ltd.
Grantee (Buyer)          Rancho Bernardo Corporate Center
Recorded Document        8726-846
Sale Price               $20,500,000
Occupancy                95%
Sale Price per Unit      $73,214
Sale Price per SF        $69.11
Capitalization Rate      8.56%

TERMS OF SALE            Said to be cash

INCOME/EXPENSE DATA
Potential Gross Income             $2,767,693
Vacancy/Collection Loss            ($138,385)
Effective Gross Income             $2,629,308
Operating Expenses                 $(874,508)
Net Operating Income               $1,754,800

PROPERTY DESCRIPTION
Year Built               1995
Number of Stories        2 and 3
Number of Units          280
Number of Bedrooms       NA
Net Rentable Area        296,616 SF
Average Unit Size        1,059 SF
Land Area                23.36 acres
Unit Density             11.98 Units per Acre
Property Condition       Excellent
Parking (type)           Open
Construction Type        Wood frame/Wood Siding/Stucco

Confirmed With           Steve Coley, Barnett Bank
Date Confirmed           11/18/97
Comments:                Was completed in early 1995 and was in excellent
                         condition at time of sale. Complex amenities include security fencing with remote entry gate, swimming pool, sun deck, tennis courts, clubhouse with fitness center, playground, and amenity lake with partial frontage along golf course fairways. Units have installation alarms, washer/dryer, appliances ceiling fans, window coverings, and built-in bookcases.

                                   SAN PABLO
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                          COMPARABLE APARTMENT SALE 2

PROPERTY IDENTIFICATION
Job Number               97-075
Project Name             San Pablo
Address                  14401 Jose Vedra Blvd..
City/County/State        Jacksonville, Florida

TRANSACTION DATA
Sale Date                06/97
Grantor (Seller)         N/A
Grantee (Buyer)          N/A
Recorded Document        N/A
Sale Price               $5,350,000
Occupancy                90%
Sale Price per Unit      $26,750
Sale Price per SF        $28.96
Capitalization Rate      10.8%

TERMS OF SALE            Cash

INCOME/EXPENSE DATA
Potential Gross Income        $1,302,800
Vacancy/Collection Loss       ($130,280)
Effective Gross Income        $1,172,520
Operating Expenses            ($589,370)
Net Operating Income            $583,150

PROPERTY DESCRIPTION
Year Built               1974
Number of Stories        2
Number of Units          200
Number of Bedrooms       350
Net Rentable Area        184,750
Average Unit Size        924 SF
Land Area                14.24 acres
Unit Density             14.04 Units per Acre
Property Condition       Average
Parking (type)           Open parking
Construction Type        Concrete block with masonry and wood veneer

Confirmed With           David V. Allen, CB Commercial Real Estate Group, Inc.
Date Confirmed           11/18/97
Comments                 San Pablo Apartments needed new plumbing system, wood
                         replacement, some roof replacement and other repairs at time of sale. The property has tennis courts, basketball courts, full size pool, and playground.
                         Expenses do not include reserves.

                                HUNTER'S RIDGE
--------------------------------------------------------------------------------

                            [PICTURES APPEAR HERE]

                          COMPARABLE APARTMENT SALE 3


PROPERTY IDENTIFICATION
Job Number                 97-075
Project Name               Hunter's Ridge (previously Oaks at Deerwood)
Address                    10100 Baymeadows Road
City/County/State          Jacksonville, Florida

TRANSACTION DATA
Sale Date                  05/97
Grantor (Seller)           Oaks at Baymeadows II Associates, Ltd.
Grantee (Buyer)            Mid-America Apartments of Duval, L.P.
Recorded Document          8653-596
Sale Price                 $15,200,000
Occupancy                  92%
Sale Price per Unit        $45,238
Sale Price per SF          $51.54
Capitalization Rate        7.76%

TERMS OF SALE              Said to be cash

INCOME/EXPENSE DATA
Potential Gross Income             $2,451,409
Vacancy/Collection Loss           ($196,113)
Effective Gross Income             $2,255,296
Operating Expenses                 $1,075,776
Net Operating Income               $1,179,520

PROPERTY DESCRIPTION
Year Built                 1987
Number of Stories          2 and 3
Number of Units            336
Number of Bedrooms         NA
Net Rentable Area          294,888 SF
Average Unit Size          878 SF
Land Area                  34.70 acres
Unit Density               9.68 Units per Acre
Property Condition         Average
Parking (type)             Open parking
Construction Type          Wood frame/Wood Siding/Shingle roof

Confirmed With             Steve Coley, Barnett Bank
Date Confirmed             11/18/97
Comments                   Property had a name change after the sale and is now
                           known as Hunter's Ridge. Clubhouse has a tile roof covering and entry is paved with brick pavers. Well landscaped and treed. Amenities include a pool with hot tub, tennis courts, fitness facility in clubhouse, car care center, racquet ball/volleyball court, outdoor storage for each unit, mini-blinds, and washer/dryer connections.

                                  WOODHOLLOW
    ----------------------------------------------------------------------



                            [PICTURE APPEARS HERE]

                          COMPARABLE APARTMENT SALE 4


PROPERTY IDENTIFICATION
Job Number                 97-075
Project Name               Woodhollow Apartments
Address                    1715 Hodges Blvd.
City/County/State          Jacksonville, Florida

TRANSACTION DATA
Sale Date                  04/97
Grantor (Seller)           Woodhollow, LP
Grantee (Buyer)            Mid-America Apartments, LP
Recorded Document          8590-2406
Sale Price                 $16,700,000
Occupancy                  94%
Sale Price per Unit        $37,111
Sale Price per SF          $48.99
Capitalization Rate        9.60%

TERMS OF SALE              Cash to mortgage of $10,350,000 @ 7.5%
                           Due in 7 years, based on 25 amortization schedule

INCOME/EXPENSE DATA
Potential Gross Income             $3,245,490
Vacancy/Collection Loss           ($194,729)
Effective Gross Income             $3,050,761
Operating Expenses                ($1,447,561)
Net Operating Income               $1,603,200

PROPERTY DESCRIPTION
Year Built                 1986
Number of Stories          2
Number of Units            450
Number of Bedrooms         690
Net Rentable Area          342,162 SF
Average Unit Size          760 SF
Land Area                  38.65 acres
Unit Density               11.6 Units per Acre
Property Condition         Average Plus
Parking (type)             Open parking
Construction Type          Wood frame

Confirmed With             David V. Allen, CB Commercial Real Estate Group, Inc.
Date Confirmed             11/18/97
Comments                   The cap rate does not include a deduction for
                           reserves. Amenities are a 6-acre lake, olympic size pool with large cool deck, jacuzzi, 2 tennis courts, 2 volleyball courts, BBQ and picnic areas, large playground, and a gated boat storage.

                           THE COURTS AT PONTE VEDRA
    ----------------------------------------------------------------------



                            [PICTURE APPEARS HERE]

                          COMPARABLE APARTMENT SALE 5


PROPERTY IDENTIFICATION
Job Number                 97-075
Project Name               The Courts at Ponte Vedra
Address                    101 Vera Cruz Drive
City/County/State          Ponte Vedra Beach, FL

TRANSACTION DATA
Sale Date                  01/97
Grantor (Seller)           Windsor Apartments, L.P.
Grantee (Buyer)            Metropolitan Life Insurance Corporation
Recorded Document          01220-01824
Sale Price                 $19,000,000
Occupancy                  95%
Sale Price per Unit        $75,099
Sale Price per SF          $75.12
Capitalization Rate        8.34%

TERMS OF SALE              Said to be cash

INCOME/EXPENSE DATA
Potential Gross Income             $2,734,426
Vacancy/Collection Loss             ($136,721)
Effective Gross Income             $2,597,705
Operating Expenses                ($1,013,105)
Net Operating Income               $1,584,600

PROPERTY DESCRIPTION
Year Built                 1996
Number of Stories          3
Number of Units            253
Number of Bedrooms         N/A
Net Rentable Area          252,916 SF
Average Unit Size          1,000 SF
Land Area                  9.23 acres
Unit Density               27.41 Units per Acre
Property Condition         Excellent
Parking (type)             Open parking
Construction Type          Wood frame/Masonry/Stucco

Confirmed With             Steve Coley, Barnett Bank
Date Confirmed             11/18/97
Comments                   Built in late 1996 and sold on 95% proforma. Leasing
                           was ahead of schedule at time of sale. Complex was in excellent condition. Property had very attractive architectural design features at windows and roof lines. Amenities include security gate entry, fountain, brick pavers, lap pool, heated spa, and clubhouse with business center. Property had higher unit density than most projects in Ponte Vedra.

                        THE HUNTINGTON AT HIDDEN MILLS
    ----------------------------------------------------------------------




                            [PICTURE APPEARS HERE]

                          COMPARABLE APARTMENT SALE 6


PROPERTY IDENTIFICATION
Job Number                 97-071
Project Name               The Huntington at Hidden Mills (formerly Cozumel)
Address                    3333 Monument Road
Location                   East side of Monument Road, north of SR 10
                           (Atlantic Blvd.)
City/County/State          Jacksonville, Duval, Florida

TRANSACTION DATA
Date of Sale               8/8/96
Grantor (Seller)           Private Syndication
Grantee (Buyer)            Walden Residential
Recorded Document          NA
Sale Price                 $7,225,000
Occupancy                  98%
Sale Price per Unit        $32,254.46
Sale Price per SF          $40.26

TERMS OF SALE              Cash

INCOME/EXPENSE DATA
Potential Gross Income             $1,356,839
Vacancy/Collection Loss    2.8%    $   37,991
Effective Gross Income             $1,318,848
Operating Expenses                 $  628,166
Net Operating Income               $  690,682

PHYSICAL DATA
Year Built                 1986
Number of Stories          2-3
Number of Units            224
Number of Bedrooms         376
Net Rentable Area          179,476 SF
Average Unit Size          801 SF
Land Area                  14.92 acres
Unit Density               15
Property Condition         Average
Parking (type)             Asphalt, open
Construction Type          Stucco/wood siding with composition roofs

Confirmed With             Dan Allen/CB Commercial/(904) 630-6362
Date Confirmed             10/10/96/LW/Bach Thoreen McDermott Inc.
Comments                   Price adjusted upward by $350,000 for required re-
                           plumbing and was a credit given by the seller.

                           The net operating income (NOI) does not include an allowance for reserve for replacement expenses.

                                  THE ANTLERS
    ----------------------------------------------------------------------



                            [PICTURES APPEARS HERE]

                          COMPARABLE APARTMENT SALE 7


PROPERTY IDENTIFICATION
Job Number                 97-071
Project Name               The Antlers
Address                    8433 Southside Blvd.
Location                   East side of Southside Blvd., south of J. Turner
                           Butler Blvd.
City/County/State          Jacksonville, Duval, Florida

TRANSACTION DATA
Grantor (Seller)           Balcor
Grantee (Buyer)            United Dominion Real Estate
Date of Sale               5/29/96
Sale Price                 $15,000,000
Occupancy                  97%
Terms of Sale              Cash
Sale Price per Unit        $37,500.00
Sale Price per SF          $45.77

TERMS OF SALE              Cash

INCOME/EXPENSE DATA
Potential Gross Income             $2,752,915
Vacancy/Collection Loss 3.2%          $88,093
Effective Gross Income             $2,664,822
Operating Expenses                 $1,140,493
Net Operating Income               $1,524,329

PHYSICAL DATA
Year Built                 1985
Number of Stories          2-3
Number of Units            400
Number of Bedrooms         504
Site Area                  42.51 acre(s)
Net Rentable Area          327,728 SF
Average Unit Size          819 SF
Land Area                  42.51 acres
Unit Density               9.4
Property Condition         Average
Parking (type)             Asphalt, open
Construction Type          Stucco/Wood siding with composition roofs

Confirmed With             Dan Allen/CB Commercial/(904) 630-6362
Date Confirmed             10/10/96/LW/Bach Thoreen McDermott Inc.
Comments                   The net operating income (NOI) does not include an
                           allowance for reserve for replacement expenses.

                                 WESTLAND PARK
    ----------------------------------------------------------------------



                            [PICTURES APPEAR HERE]

                          COMPARABLE APARTMENT SALE 8


PROPERTY IDENTIFICATION
Job Number                 97-071
Project Name               Westland Park
Address                    6710 Collins Road
Location                   North side of Collins Road, north of I-295
City/County/State          Jacksonville, Duval, Florida

TRANSACTION DATA
Grantor (Seller)           Vestcor
Grantee (Buyer)            United Dominion Real Estate
Sale Date                  5/9/96
Sale Price                 $16,950,060
Occupancy                  97%
Terms of Sale              Cash
Sale Price per Unit        $41,852.00
Sale Price per SF          $42.06

TERMS OF SALE              Cash

INCOME/EXPENSE DATA
Potential Gross Income             $2,929,883
Vacancy/Collection Loss 3.7%         $108,406
Effective Gross Income             $2,821,477
Operating Expenses                 $1,104,247
Net Operating Income               $1,717,230

PHYSICAL DATA
Year Built                 1989
Number of Stories          2-3
Number of Units            405
Number of Bedrooms         723
Net Rentable Area          403,010 SF
Average Unit Size          995 SF
Land Area                  27.17
Unit Density               14.9
Property Condition         Average
Parking (type)             Asphalt, open
Construction Type          Stucco/Wood siding with composition roofs

Confirmed With             Dan Allen/CB Commercial/(904) 630-6362
Date Confirmed             10/10/96/LW/Bach Thoreen McDermott Inc.
Comments                   The net operating income (NOI) does not include an
                           allowance for reserve for replacement expenses.

                                 THE REMINGTON
--------------------------------------------------------------------------------




                               [PICTURE APPEARS]

                               RENT COMPARABLE 1


PROPERTY IDENTIFICATION
Job No.                            97-068/97-069
Name of Project:                   The Remington Apartments
Street Address:                    611 Ponte Vedra Lakes Boulevard
City/State:                        Ponte Vedra, Florida

PROPERTY DESCRIPTION
Year Built/Renovated:              1985
Number of Buildings:               43
Number of Stories:                 2
Number of Units:                   344
Net Rentable Area (SF):            302,904
Average Unit Size (SF):            881
Parking Surface:                   Asphalt
Parking Spaces:                    Open parking
Type of Construction:              Stucco walls with tile roofs
Unit Mix:

                                   TOTAL   UNIT     SIZE  MONTHLY    MONTHLY
                                   Units   Type     (SE)   Rent      Rent/SF
                                   --------------------------------------------
                                    64    1BR/lBA    683  $605-615 $0.886-0.900
                                    72    1BR/1BA    755   635-670  0.841-0.887
                                    64    2BR/1BA    886   670-680  0.756-0.767
                                    72    2BR/2BA    977   735-745  0.752-0.763
                                    48    2BR/2BA  1,043   765-775  0.733-0.743
                                    24    2BR/2BA  1,155   825-835  0.714-0.723

Unit Amenities:                    Dishwashers, garbage disposals, microwave
                                   ovens, miniblinds, fireplaces, ceiling fans,
                                   vaulted ceilings, outdoor utility closets,
                                   patio/balconies
Project Amenities:                 2 swimming pools, 1 tennis court, 1
                                   racquetball court, hot tub, sauna,
                                   exercise/weight room, clubroom, lake

ECONOMIC DATA
Percent Occupied:                  95.0%
Avg. Monthly Rent/SF of NRA:       $0.79
Electricity Pald By:               Tenant
Length of Lease:                   7 or 12 months
Security Deposit:                  $220 for 1BR; $270 for 2BR
Pets Allowed/Deposit:              Yes, $200-300, 1/2 refundable

Confirmed With:                    Leasing Agent and ConAm on-site agent survey
Date Confirmed:                    December 1997 by Stevan N. Bach, Bach Realty
                                   Advisors, Inc.

Remarks: Upper units lease at a premium; some upper units have ceiling treatments and fireplaces.

                                  MARSH COVE
--------------------------------------------------------------------------------


                            [PICTURE APPEARS HERE]

                               RENT COMPARABLE 2


PROPERTY IDENTIFICATION
Job No.                            97-068/97-074
Name of Project:                   Marsh Apartments
Street Address:                    1220 Marsh Cove Lane
City/State:                        Ponte Vedra, Florida

PROPERTY DESCRIPTION
Year Built/Renovated:              1983
Number of Buildings:               15
Number of Stories:                 1-2
Number of Units:                   86
Net Rentable Area (SF):            96,176
Average Unit Size (SF):            1,118
Parking Surface:                   Asphalt
Parking Spaces:                    Open parking
Type of Construction:              Frame and stucco walls with composition
                                   roofs

Unit Mix:

                                   TOTAL    UNIT        SIZE   MONTHLY  MONTHLY
                                   UNITS    TYPE         (SE)     RENT  RENT/SF
                                   --------------------------------------------
                                   18    2BR/2BA/FL      980    $  740   $0.755
                                   12    2BR/2BA/FL    1,100       780    0.709
                                    8    2BR/2BA/LOFT  1,242       850    0.684
                                   26    2BR/2.5BA/TH  1,050       760    0.724
                                   16    2BR/2.5BA/TH  1,220       810    0.664
                                    6    3BR/3BA       1,430     1,010    0.706

                                   FL = flat; TH = townhouse


Unit Amenities:                    Dishwashers, garbage disposals, microwave
                                   ovens, washer/dryer connections, miniblinds, fireplaces, outdoor utility closets, patio/balconies

Project Amenities:                 1 swimming pool, 1 tennis court, hot tub

ECONOMIC DATA
Percent Occupied:                  95.0%
Avg. Monthly Rent/SF of NRA:       $0.71
Electricity Paid By:               Tenant
Length of Lease:                   7 or 12 months
Security Deposit:                  $200
Pets Allowed/Deposit:              Yes, 25 pounds maximum $200 nonrefundable

Confirmed With:                    Leasing agent and ConAm on-site agent survey
Date Confirmed:                    December 1997 by Stevan N. Bach, Bach Realty
                                   Advisors, Inc.

Remarks: There is an extra $10/month rent surcharge for seven-month leases. There is also a premium of $10 per month for lake view units.

                                  THE FAIRWAYS
--------------------------------------------------------------------------------


                            [PICTURE APPEARS HERE]

                               RENT COMPARABLE 3

PROPERTY DESCRIPTION
Project No.                        97-068/97-069
Name of Project:                   The Fairways
Street Address:                    100 Fairway Park Boulevard
City/State:                        Ponte Vedra, Florida

PROPERTY DESCRIPTION
Year Built/Renovated:              1984
Number of Buildings:               21
Number of Stories:                 2-3
Number of Units:                   216
Net Rentable Area (SF):            186,600
Average Unit Size (SF):            864
Parking Surface:                   Asphalt
Parking Spaces:                    Open parking
Type of Construction:              Frame and stucco walls with composition
                                   roof
Unit Mix:

                                   TOTAL  UNIT           SIZE  MONTHLY  MONTHLY
                                   Units  Type           (SE)     Rent  Rent/SF
                                   --------------------------------------------
                                    8     1BR/1BA         550     $555   $ 1.01
                                    18    1BR/1BA         600      615     1.03
                                    86    2BR/2BA/FL      950      700    0.737
                                    68    2BR/1BA/TH      750      650    0.867
                                    18    2BR/2BA/TH    1,100      740    0.673
                                    18    2BRIl.SBAFFH  1,050      705    0.671

                                    FL = flat; TH = townhouse

Unit Amenities:                    Dishwashers, garbage disposals, washer/dryer
                                   connections, miniblinds, fireplaces,
                                   patio/balconies

Project Amenities:                 1 swimming pool, 2 tennis courts, hot tub,
                                   exercise/weight room, clubroom, laundry
                                   facility, lake

ECONOMIC DATA

Percent Occupied:                  88%
Avg. Monthly Rent/SF of NRA:       $0.782
Electricity Paid By:               Tenant
Length of Lease:                   7 or 12 months
Security Deposit:                  $275
Pets Allowed/Deposit:              Yes, 20 pounds maximum, $300-500
                                   nonrefundable

Confirmed With:                    Leasing agent and ConAm on-site agent survey
Date Confirmed:                    December 1997 by Stevan N. Bach, Bach Realty
                                   Advisors, Inc.

                                COLONIAL GRAND
--------------------------------------------------------------------------------



                             [PICTURE APPEARS HERE]

                               RENT COMPARABLE 4

PROPERTY IDENTIFICATION
Job No.                            97-068/97-069
Name of Project:                   Colonial Grand
Street Address:                    125 Great Harbour Way
City/State:                        Ponte Vedra, Florida

PROPERTY DESCRIPTION
Year Built/Renovated:              1987
Number of Buildings:               31
Number of Stories:                 2
Number of Units:                   240
Net Rentable Area (SF):            211,640
Average Unit Size (SF):            882
Parking Surface:                   Asphalt
Parking Spaces:                    Open parking
Type of Construction:              Stucco walls with tile roofs
Unit Mix:

                                   Total  Unit     Size  Monthly    Monthly
                                   Units  Type     (SE)   Rent      Rent/SF
                                  ----------------------------------------------
                                   40   1BR/1BA     672  $575-615  $0.856-0.915
                                   40   1BR/1BA     760   620-660   0.816-0.868
                                   40   1BR/1BA/DEN 937   670-710   0.715-0.758
                                  120   2BR/2BA     974   705-745   0.724-0.765

Unit Amenities:                   Dishwashers, garbage disposals, microwave
                                  ovens, washer/dryer connections, miniblinds, fireplaces, ceiling fans, vaulted ceilings, walk-in closets, outdoor utility closets, patio/balconies

Project Amenities:                1 swimming pool, 1 tennis court, 2 racquetball
                                  courts, 1 basketball court, hot tub, sauna, exercise/weight room, clubroom, lakes, volleyball court

ECONOMIC DATA

Percent Occupied:                 97.0%
Avg. Monthly Rent/SF of NRA:      $0.775
Electricity Paid By:              Tenant
Length of Lease:                  7 or 12 months
Security Deposit:                 $175
Pets Allowed/Deposit:             Yes, 25-pound weight limit; $300
                                  nonrefundable

Confirmed With:                   Leasing Agent and ConAm on-site agent survey

Date Confirmed:                   December 1997 by Stevan N. Bach, Bach Realty
                                  Advisors, Inc.

Remarks: Differences in rental rates of individual floor plans are due to location and fireplaces. Upstairs units cost an additional $10 per month. There is an additional charge of $10 per month for seven-month leases.

                                THE ARBOR CLUB
--------------------------------------------------------------------------------



                            [PICTURE APPEARS HERE]

                               RENT COMPARABLE 5

PROPERTY IDENTIFICATION
Project No.                        97-068/97-069/97-074
Name of Project:                   Arbor Club Apartments
Street Address:                    1 Arbor Club Drive
City/State:                        Ponte Vedra, Florida

Property Description
Year Built/Renovated:              1992
Number of Buildings:               13 plus 12 garage buildings
Number of Stories:                 2-3
Number of Units:                   251
Net Rentable Area (SF):            288,924
Average Unit Size (SF):            1,151
Parking Surface:                   Asphalt
Parking Spaces:                    Open and garage space ($55/month)
Type of Construction:              Wood/stucco siding

Unit Mix:

                            TOTAL    UNIT        SIZE      MONTHLY    MONTHLY
                            Units    Type        (SE)         Rent    Rent/SF
                            ----------------------------------------------------
                             52     1BR/1BA        881 $   655-685 $0.743-0.778
                             52     1BR/1BA/LOFT 1,102     740-760  0.672-0.690
                             60     2BR/2BA      1,181     790-820  0.669-0.694
                             60     2BR/2BA      1,254     825-855  0.658-0.682
                             9      3BR/2BA      1,426   980-1,000  0.687-0.701
                             18     3BR/2BA      1,493 1,025-1,050  0.687-0.703

Unit Amenities:                    Dishwashers, garbage disposals, microwave
                                   ovens, washer/dryer connections, miniblinds, fireplaces, vaulted ceilings, walk-in closets, burglar alarms

Project Amenities:                 1 swimming pool, 2 tennis courts, jacuzzi,
                                   exercise/weight room, clubroom, laundry
                                   facility, on-site security, garages

ECONOMIC DATA
Percent Occupied:                  100%
Avg. Monthly Rent/SF of NRA:       $0.693
Electricity Paid By:               Tenant
Length of Lease:                   7 or 12 months
SECURITY DEPOSIT:                  $175
Pets Allowed/Deposit:              25-pound limit; $300 pet fee (nonrefundable)

Confirmed With:                    Leasing agent and ConAm on-site agent survey
Date Confirmed:                    December 1997 by Stevan N. Bach, Bach Realty
                                   Advisors, Inc.

Remarks:                           This project opened in April 1992.
                                   Differences in rental rates for individual units are due to fireplaces, lake view, and upstairs/downstairs. There is also a $70 per month garage fee.

ORDINANCE NUMBER: 84-3                         P.U.D.   OFF. REC.
INTRODUCED BY: Commissioner Waldron             BOOK B PAGE 1
                                                    --     --
       AN ORDINANCE OF THE COUNTY OF ST. JOHNS, STATE OF FLORIDA, REZONING LANDS DESCRIBED REFERENCED HEREIN AS (GOVERNMENT LOT 2, SECTION 16, TOWNSHIP 3 SOUTH, RANGE 29 EAST, ST. JOHNS COUNTY, FLORIDA, CONTAINING 40 ACRES MORE OR LESS) FROM PRESENT ZONING CLASSIFICATION OF OPEN RURAL TO PLANNED UNIT DEVELOPMENT.

BE IT ORDAINED BY THE BOARD OF COUNTY COMMISSIONERS OF ST. JOHNS COUNTY,
FLORIDA:

SECTION 1. As requested by Epoch Properties, Inc., in its application for
---------
zoning change filed November 17, 1983. (hereinafter called the "Lakeview Village PUD Application"), the zoning classification of the real property described in said application is hereby changed from Open Rural to Planned Unit Development (Hereinafter called the "Lakeview Village PUD").

SECTION 2. All materials, stipulations, exhibits, surveys, site plans, traffic
---------
studies and other maps included in and attached to the Lakeview Village PUD Application No. R-PUD-83-59 which are described as, but are not limited to, the following: The Planned Unit Development Application for Zoning Change, Compliance with Article 8 (Planned Unit Development-PUD) Exhibits attached to the Compliance with Article 8 (Warranty Deeds (2), Authorizations of Agency (3), List of Adjacent Property Owners, Survey of the subject Real Property, Topographical Survey of the Subject Real Property, Schedule of Development, Lakeview Village Project Data, Lakeview Village Land Usage Data, Lakeview Village Building Data, Lakeview Village Apartment Community Planned Unit Development Plan (and other information thereto), revised Schedule of Development, revised Lakeview Village Apartment Community Planned Unit Development Plan and other such renderings necessary of the Lakeview Village Planned Unit Development - all of which are hereby incorporated in and made a part of this Ordinance.


                           ORDINANCE B00K 5 PAGE 492

                         PROFESSIONAL QUALIFICATIONS
                                STEVAN N. BACH


EXPERIENCE      Bach Realty Advisors, Inc. (since June 1997)
                     President. Emphasis in ad valorem tax and intangible value. Real estate valuation and consultation on hotels, major urban properties, and property portfolios. Financial and feasibility analysis, land use, and market studies

                Bach Thoreen McDermott Incorporated (July 1991-May 1997)
                     Chief Executive Officer.

                Bach Thoreen & Associates, Inc. (1985-1991)
                     President

                Bach & Associates, Inc. (1980-1984)
                     President

                Landauer Associates, Inc. (1980-1984)
                     Senior Vice-President and General Manager-Southwestern
                     Region

                Coldwell Banker Commercial Group, Inc. (1973-1980)
                     Vice-president and Manager, Appraisal Services.

                Appraisal Research Associates (1971-1973)
                     Appraiser. Real Estate research valuation on urban and rural properties.


                Ray R. Hastings, MAI (1964-1971)
                     Appraiser. Real Estate research valuation on urban and rural properties.

                Residential Real Estate Sales (1963-1964)
                     Salesman. Residential real estate salesman Covina, California.

PROFESSIONAL
ACTIVITIES

Member:         Appraisal institute
                Appraisal institute, Houston Chapter 33
                Appraisal institute, Chairman of the Grievance Committee of the Regional Ethics panel
                Appraisal institute, Chairman of the Review and Counseling Committee of the Regional Ethics Panel
                Appraisal institute, Co-Chairman of the Education Committee
                (1980)
                Appraisal institute, Chairman of the Education Committee (1983) Appraisal institute, Candidate Guidance Committee (1987-1992) Appraisal institute, Subcommittee Chairman, Admissions Committee
                (1984)
                AIREA Nonresidential Appraisal Report Grading Committee (1984) Appraisal Institute Expert Witness Video Committee (1990)


Licenses:       Real Estate Broker, State of Texas

Certification:  Certified in the Appraisal Institute's voluntary program of continuing education for its designated members (MAIs who meet the minimum standards of this program are awarded periodic education certification).

                Certified General Real Estate Property appraiser in the State of Texas, Certification No. TX-1323079-G Certified General Real Estate Property appraiser in the State of Colorado, Certification No. CG01323975

EDUCATION       B.S. Marketing, University of Southern California (1962)